Execution Version

Exhibit 10.1

FIVE YEAR COMPETITIVE ADVANCE AND
REVOLVING CREDIT FACILITY AGREEMENT

among

AFFILIATED COMPUTER SERVICES, INC. AND OTHER BORROWERS FROM
TIME TO TIME PARTY HERETO,
Borrowers

JPMORGAN CHASE BANK,
Administrative Agent

WELLS FARGO BANK, NATIONAL ASSOCIATION,
Syndication Agent

and
THE BANK OF TOKYO-MITSUBISHI, LTD., BNP PARIBAS,
AND WACHOVIA BANK, NATIONAL ASSOCIATION,
Co-Documentation Agents

and

THE LENDERS NAMED HEREIN,
Lenders

$1,500,000,000

Dated as of October 27, 2004

J.P. MORGAN SECURITIES INC.
and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
Co-Lead Arrangers and Joint Book Managers

TABLE OF CONTENTS

SECTION 1 DEFINITIONS AND ACCOUNTING TERMS	1
1.1 Defined Terms.	1
1.2 Other Interpretive Provisions.	23
1.3 Accounting Terms.	24
1.4 Exchange Rates; Currency Equivalents.	25
1.5 Additional Available Foreign Currencies.	25
1.6 Change of Currency.	26
1.7 Times of Day	26
1.8 Letter of Credit Amounts	26
SECTION 2 THE COMMITMENTS AND CREDIT EXTENSIONS	26
2.1 Primary Currency Committed Loans.	27
2.2 Multi-Currency Committed Loans.	27
2.3 Borrowings, Conversions and Continuations of Committed Loans.	27
2.4 Letters of Credit.	30
2.5 Swing Line Loans.	40
2.6 Competitive Loans and Competitive Letters of Credit.	43
2.7 Prepayments.	51
2.8 Termination or Reduction of Commitments.	52
2.9 Repayment of Loans.	53
2.10 Interest.	53
2.11 Fees.	54
2.12 Computation of Interest and Fees.	55
2.13 Evidence of Indebtedness.	55
2.14 Payments Generally; Administrative Agent’s Clawback.	55
2.15 Sharing of Payments by Lenders.	57
2.16 Additional Borrowers.	58
2.17 Increase in Commitments.	59
SECTION 3 TAXES, YIELD PROTECTION AND ILLEGALITY	60
3.1 Taxes.	60
3.2 Illegality.	62
3.3 Inability to Determine Rates.	63
3.4 Increased Costs; Reserves on Eurocurrency Rate Loans.	63
3.5 Compensation for Losses.	65
3.6 Mitigation Obligations; Replacement of Lenders and Competitive Lenders.	66
3.7 Survival.	67
SECTION 4 CONDITIONS PRECEDENT TO Credit Extensions	67
4.1 Conditions of Initial Credit Extension.	67
4.2 Conditions to all Credit Extensions.	67
SECTION 5 REPRESENTATIONS AND WARRANTIES	68
5.1 Purpose of Credit Facility.	68
5.2 Existence, Good Standing, Authority, and Authorizations.	68
5.3 Authorization and Contravention.	68
5.4 Binding Effect.	69

Five Year Competitive Advance and
Revolving Credit Facility Agreement

i

5.5 Financial Statements.	69
5.6 Taxes.	69
5.7 Environmental Matters.	69
5.8 Employee Benefit Plans.	70
5.9 Properties; Liens.	70
5.10 Government Regulations.	70
5.11 Intellectual Property.	70
5.12 Compliance with Laws.	70
5.13 Regulation U.	70
5.14 Full Disclosure.	71
5.15 No Default.	71
SECTION 6 COVENANTS	71
6.1 Use of Proceeds.	71
6.2 Books and Records.	71
6.3 Items to be Furnished.	71
6.4 Inspections.	72
6.5 Taxes.	72
6.6 Payment of Obligations.	73
6.7 Maintenance of Existence, Assets, and Business.	73
6.8 Insurance.	73
6.9 Preservation and Protection of Rights.	73
6.10 Employee Benefit Plans.	73
6.11 Environmental Laws.	73
6.12 Indebtedness.	73
6.13 Liens.	74
6.14 Transactions with Affiliates.	75
6.15 Compliance with Laws and Documents.	75
6.16 Accounting Methods.	75
6.17 Government Regulations.	75
6.18 Restrictions on Subsidiaries.	75
6.19 Sale of Assets.	76
6.20 Accounts Receivable Financing.	76
6.21 Mergers and Dissolutions.	76
6.22 Financial Covenants.	76
SECTION 7 EVENTS OF DEFAULT AND REMEDIES	76
7.1 Payment of Obligation.	76
7.2 Covenants.	76
7.3 Debtor Relief.	77
7.4 Judgments and Attachments.	77
7.5 Government Action.	77
7.6 Misrepresentation.	77
7.7 Change of Control.	77
7.8 Default Under Other Indebtedness and Agreements.	78
7.9 Employee Benefit Plans.	78
7.10 Validity and Enforceability of Loan Documents.	78
7.11 Remedies Upon Event of Default.	78
7.12 Application of Funds.	79
7.13 Collection Allocation Mechanism.	80

Five Year Competitive Advance and
Revolving Credit Facility Agreement

SECTION 8 ADMINISTRATIVE AGENT	82
8.1 Appointment and Authority.	82
8.2 Rights as a Lender.	82
8.3 Exculpatory Provisions.	82
8.4 Reliance by Administrative Agent.	83
8.5 Delegation of Duties.	83
8.6 Resignation of Administrative Agent.	83
8.7 Non-Reliance on Administrative Agent and Other Lenders.	84
8.8 No Other Duties, Etc.	84
8.9 Administrative Agent May File Proofs of Claim.	84
SECTION 9 MISCELLANEOUS	85
9.1 Amendments, Etc.	85
9.2 Notices; Effectiveness; Electronic Communication.	86
9.3 No Waiver; Cumulative Remedies.	88
9.4 Expenses; Indemnity; Damage Waiver.	88
9.5 Payments Set Aside.	90
9.6 Successors and Assigns.	90
9.7 Confidentiality.	93
9.8 Right of Setoff.	94
9.9 Interest Rate Limitation.	94
9.10 Counterparts; Integration; Effectiveness.	94
9.11 Survival of Representations and Warranties.	95
9.12 Severability.	95
9.13 Governing Law; Jurisdiction; Etc.	95
9.14 Waiver of Jury Trial.	96
9.15 USA PATRIOT Act Notice.	96
9.16 Judgment Currency.	96
9.17 Resignation of L/C Issuers.	97
9.18 Entire Agreement.	97
SIGNATURES	S-1

Five Year Competitive Advance and
Revolving Credit Facility Agreement

SCHEDULES
2.1	Commitments and Applicable Percentages
2.2	Existing Letters of Credit
2.16	Conditions to Additional Borrowers
4.1	Conditions to Initial Credit Extension
9.2	Administrative Agent's Office; Certain Addresses for Notices
EXHIBITS
Form of
A	Committed Loan Notice
B	Swing Line Loan Notice
C-1	Notice of Competitive Bid Request
C-2	Competitive Bid
C-3	Competitive Bid Accept/Reject Letter
D	Compliance Certificate
E	Assignment and Assumption
F	Guaranty
G	Additional Borrower Notice and Assumption Agreement
H	Additional Borrower Notice
I	Release of Borrowing Subsidiary
J-1	Note for ACS
J-2	Note for Borrowing Subsidiaries

Five Year Competitive Advance and
Revolving Credit Facility Agreement

i

FIVE YEAR COMPETITIVE ADVANCE AND REVOLVING
CREDIT FACILITY AGREEMENT

     This FIVE YEAR COMPETITIVE ADVANCE AND REVOLVING CREDIT FACILITY AGREEMENT (“Agreement”) is entered into as of October 27, 2004, among AFFILIATED COMPUTER SERVICES, INC., a Delaware corporation (“ACS”), other Borrowers from time to time party hereto pursuant to Section 2.16 (together with ACS, the “Borrowers” and, each a “Borrower”), each lender from time to time party hereto, and JP MORGAN CHASE BANK, as Administrative Agent.

     In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

SECTION 1 DEFINITIONS AND ACCOUNTING TERMS

1.1 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

     Acquisition means any transaction or series of related transactions for the purpose of, or resulting in, directly or indirectly, (a) the acquisition by any Company of all or substantially all of the assets of a Person or of any business or division of a Person, (b) the acquisition by any Company of more than 50% of any class of Voting Stock (or similar ownership interests) of any Person, or (c) a merger, consolidation, amalgamation, or other combination by any Company with another Person if a Company is the surviving entity; provided that, in any merger, consolidation, amalgamation, or other combination involving ACS, ACS must be the surviving entity.

     ACS has the meaning specified in the preamble hereto.

     Additional Borrower Notice has the meaning specified in Section 2.16.

     Additional Borrower Notice and Assumption Agreement has the meaning specified in Section 2.16.

     Adjusted EBITDA means EBITDA of the Companies on a consolidated basis adjusted (a) as permitted and in accordance with, Article 11 of Regulation S-X of the Securities Act of 1933 and (b) to give effect to any Acquisitions and divestitures of or by the Companies during the applicable Rolling Period as if such transactions had occurred on the first day of such Rolling Period regardless of whether the effect is positive or negative.

     Administrative Agent means JPMorgan Chase Bank, in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

     Administrative Agent’s Office means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 9.2 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify Borrowers and the Lender Parties.

     Administrative Questionnaire means an Administrative Questionnaire in a form supplied by the Administrative Agent.

Five Year Competitive Advance and
Revolving Credit Facility Agreement

     Affiliate means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

     Aggregate Commitments means, on any date of determination, the sum of the Primary Currency Commitments and the Multi-Currency Commitments. The initial Aggregate Commitments is $1,500,000,000.

     Agreement means this Five Year Competitive Advance and Revolving Credit Facility Agreement (as the same may hereafter be amended, modified, supplemented, or restated from time to time in accordance with the terms hereof).

     Applicable Margin means, from time to time, the following percentages per annum, based upon the Debt Rating as set forth below:

Applicable Margin
Pricing Level			Eurocurrency
from highest	Debt Ratings		Rate+/Letter of
to lowest	S&P/Moody’s	Facility Fee	Credit	Base Rate+
1	A/A2 or better	0.080%	0.220%	0.000%
2	A-/A3	0.090%	0.285%	0.000%
3	BBB+/Baa1	0.110%	0.390%	0.000%
4	BBB/Baa2	0.150%	0.475%	0.000%
5	BBB-/Baa3	0.175%	0.575%	0.000%
6	Worse than BBB-/Baa3 or Not Rated	0.225%	0.775%	0.000%

     For purposes of the foregoing: (a) if the Debt Rating issued by Moody’s and the Debt Rating issued by S&P shall fall within different Pricing Levels (but not more than one (1) Pricing Level apart), then the Applicable Margin shall be determined by reference to the higher Pricing Level (e.g., if the Debt Rating issued by S&P is in Pricing Level 1 and the Debt Rating issued by Moody’s is in Pricing Level 2, then the Applicable Margin shall be determined by reference to Pricing Level 1); (b) if the Debt Rating issued by Moody’s and the Debt Rating issued by S&P shall fall within different Pricing Levels (and by more than one (1) Pricing Level), then the Applicable Margin shall be determined by reference to the Pricing Level that is one (1) Pricing Level higher than the lower Pricing Level (e.g., if the Debt Rating issued by S&P is in Pricing Level 1 and the Debt Rating issued by Moody’s is in Pricing Level 4, then the Applicable Margin shall be determined by reference to Pricing Level 3); (c) if either Moody’ or S&P shall not have in effect a Debt Rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this paragraph), then such rating agency shall be deemed to have established a rating in Pricing Level 6; (d) if either Moody’s or S&P no longer publishes ratings and Borrowers and the Administrative Agent cannot agree on another ratings agency to replace Moody’s or S&P, as the case may be, then the Debt Rating issued by Moody’s or the Debt Rating issued by S&P which is still being published, as the case may be, shall be deemed to be the Debt Rating. If the rating system of Moody’s or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, Borrowers and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Margin shall be determined by reference to the rating most recently in effect prior to such change or cessation.

Five Year Competitive Advance and
Revolving Credit Facility Agreement

     Initially, the Applicable Margin shall be determined based upon the Debt Rating specified in the certificate delivered pursuant to Schedule 4.1, item 15. Thereafter, each change in the Applicable Margin resulting from a publicly announced change in the Debt Rating shall be effective, in the case of an upgrade, commencing on the date of the public announcement thereof so long as the Borrowers have delivered to the Administrative Agent notice thereof pursuant to Section 6.3(c)(vi) and ending on the date immediately preceding the effective date of the next such change and, in the case of a downgrade, commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change.

     Applicable Percentage means with respect to any Lender at any time, (i) for the Primary Currency Facility, the percentage (carried out to the ninth decimal place) of the aggregate amount of the Primary Currency Commitments represented by such Primary Currency Lender’s Primary Currency Commitment at such time, (ii) for the Multi-Currency Facility, the percentage (carried out to the ninth decimal place) of the aggregate amount of the Multi-Currency Commitments represented by such Multi-Currency Lender’s Multi-Currency Commitment at such time, and (iii) for the Facilities as a whole, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender’s Commitment at such time. If the commitment of each Primary Currency Lender or Multi-Currency Lender, as the case may be, to make Loans and the obligation of the L/C Issuers to make L/C Credit Extensions have been terminated pursuant to Section 7.11 or if the Aggregate Commitments have expired, then the Applicable Percentage of each Primary Currency Lender or Multi-Currency Lender, as the case may be, shall be determined based on the Applicable Percentage of such Primary Currency Lender or Multi-Currency Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Primary Currency Lender and Multi-Currency Lender for each of the Primary Currency Facility and the Multi-Currency Facility, as the case may be, is set forth opposite the name of such Lender for the relevant Facility on Schedule 2.1 or in the Assignment and Assumption pursuant to which such Primary Currency Lender or Multi-Currency Lender becomes a party hereto, as applicable.

     Applicable Time means, with respect to any borrowings and payments in any Available Foreign Currency, the local time in the place of settlement for such Available Foreign Currency as may be determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

     Applicant Borrower has the meaning specified in Section 2.16.

     Approved Fund means any Fund that is administered or managed by (a) a Lender Party, (b) an Affiliate of a Lender Party or (c) an entity or an Affiliate of an entity that administers or manages a Lender Party.

     Arrangers means J.P. Morgan Securities Inc. and Wells Fargo, in their capacity as co-lead arrangers and joint book managers.

     Assignment and Assumption means an assignment and assumption entered into by a Lender Party and an Eligible Assignee (with the consent of any party whose consent is required by Section 9.6(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit E or any other form approved by the Administrative Agent.

     Australian Dollars and the symbol “Aus$” means the lawful currency of Australia.

Five Year Competitive Advance and
Revolving Credit Facility Agreement

     Authorizations means all filings, recordings, and registrations with, and all validations or exemptions, approvals, orders, authorizations, consents, franchises, licenses, certificates, and permits from, any Governmental Authority.

     Availability Period means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Commitments pursuant to Section 2.8, and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of the L/C Issuers to make L/C Credit Extensions pursuant to Section 7.11.

     Available Foreign Currency means Euros, Canadian Dollars, Sterling, Australian Dollars, Yen, Francs, Krones, New Zealand Dollars, and each other currency (other than Dollars) that is approved in accordance with Section 1.5.

     Base Rate means, for any day, a rate per annum equal to the greater of (a) the rate of interest per annum publicly announced from time to time by JPMorgan as its prime rate in effect at its principal office in New York City or (b) .5% plus the Federal Funds Rate. Any change in the Base Rate due to a change in the prime rate of JPMorgan or the Federal Funds Rate shall be effective on the effective date of such change in such prime rate or the Federal Funds Rate.

     Base Rate Committed Loan means a Committed Loan that is a Base Rate Loan.

     Base Rate Loan means a Loan that bears interest based on the Base Rate. All Base Rate Loans shall be denominated in Dollars.

     Borrowers means, on any date of determination, ACS and each Subsidiary of ACS that has become a Borrower hereunder pursuant to the terms of Section 2.16 hereof; and Borrower means any of the Borrowers.

     Borrowing means a Committed Borrowing, a Competitive Borrowing, or a Swing Line Borrowing, as the context may require.

     Borrowing Subsidiary means any Borrower other than ACS, and Borrowing Subsidiaries means all Borrowers other than ACS.

     Business Day means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office with respect to Obligations denominated in Dollars is located and:

     (a) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Dollars, any fundings, disbursements, settlements and payments in Dollars in respect of any such Eurocurrency Rate Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means any such day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank eurodollar market;

     (b) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Eurocurrency Rate Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means a TARGET Day;

     (c) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in a currency other than Dollars or Euro, means any such day on which dealings in

Five Year Competitive Advance and
Revolving Credit Facility Agreement

deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency; and

     (d) if such day relates to any fundings, disbursements, settlements and payments in a currency other than Dollars or Euro in respect of a Eurocurrency Rate Loan denominated in a currency other than Dollars or Euro, or any other dealings in any currency other than Dollars or Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.

     CAM Percentage means, as to each Lender Party, a fraction, expressed as a decimal, of which (i) the numerator shall be the aggregate Dollar Equivalent (determined on the basis of Exchange Rates prevailing on the Conversion Date) of the Total Outstandings owed to such Lender (including, without duplication, through participations) immediately prior to the Conversion Date and (ii) the denominator shall be the aggregate Dollar Equivalent (as so determined) of the Total Outstandings owed to all the Lender Parties (including through participations) immediately prior to such Conversion Date.

     Canadian Dollars and the symbol “Cdn” means the lawful currency of Canada.

     Capital Lease means any capital lease or sublease which should be capitalized on a balance sheet in accordance with GAAP.

     Cash Collateralize, with respect to L/C Obligations, has the meaning specified in Section 2.4(j), and with respect to Competitive Letter of Credit Obligations, has the meaning specified in Section 2.6(k)(vii).

     Change in Law means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

     Closing Date means the first date all the conditions precedent in Section 4.1 are satisfied or waived in accordance with Section 9.1.

     Code means the Internal Revenue Code of 1986.

     Co-Documentation Agent means The Bank of Tokyo-Mitsubishi, Ltd., BNP Paribas, and Wachovia Bank National Association, and their respective permitted successors and assigns as “Co-Documentation Agents” under the Loan Documents.

     Commitment means, on any date of determination, as to each Lender, the sum of such Lender’s Primary Currency Commitment and Multi-Currency Commitment (if any).

     Committed Borrowing means a borrowing consisting of simultaneous Committed Loans of the same Type, in the same currency and, in the case of Eurocurrency Rate Committed Loans, having the same Interest Period made by each of the applicable Lenders pursuant to Section 2.1 or 2.2.

     Committed Loan means a Primary Currency Committed Loan and a Multi-Currency Committed Loan.

Five Year Competitive Advance and
Revolving Credit Facility Agreement

     Committed Loan Notice means a notice of (a) a Committed Borrowing, (b) a conversion of Committed Loans from one Type to the other, or (c) a continuation of Eurocurrency Rate Committed Loans, pursuant to Section 2.3, which, if in writing, shall be substantially in the form of Exhibit A.

     Companies means, at any date of determination thereof, ACS and its Subsidiaries; and Company means, on any date of determination, ACS or any of its Subsidiaries.

     Competitive Bid means an offer by a Lender to make a Competitive Loan or to issue a Competitive Letter of Credit pursuant to Section 2.6.

     Competitive Bid Accept/Reject Letter means a notification made by the Borrower making the applicable Competitive Bid Request pursuant to Section 2.6(e) in the form of Exhibit C-3.

     Competitive Bid Rate means, as to any Competitive Bid, the Competitive Loan Margin or the Fixed Rate, as applicable, offered by the Lender making such Competitive Bid.

     Competitive Bid Request means a request made pursuant to Section 2.6 in the form of Exhibit C-1.

     Competitive Borrowing means a Borrowing consisting of a Competitive Loan or concurrent Competitive Loans from the Lender or Lenders whose Competitive Bids for such Borrowing have been accepted under the bidding procedure described in Section 2.6.

     Competitive Issuer Documents means with respect to any Competitive Letter of Credit, the application therefor (if any), and any other documents, agreements and instruments entered into by the applicable Competitive Letter of Credit Issuer and the Requesting Borrower (or any Subsidiary of such Requesting Borrower) or in favor such Competitive Letter of Credit Issuer and relating to any such Competitive Letter of Credit.

     Competitive LC Unreimbursed Amount has the meaning specified in Section 2.6(k)(iii).

     Competitive Lender means, on any date of determination, any Person that is owed a Competitive Loan.

     Competitive Letter of Credit means a letter of credit issued pursuant to Section 2.6.

     Competitive Letter of Credit Issuer means, on any date of determination, any Person that is owed any Competitive Letter of Credit Obligations.

     Competitive Letter of Credit Obligations means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Competitive Letters of Credit plus the aggregate of all Competitive LC Unreimbursed Amounts. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

     Competitive Loan means a Loan made pursuant to Section 2.6. Each Competitive Loan shall be a Eurocurrency Rate Competitive Loan or a Fixed Rate Loan.

     Competitive Loan Margin means, with respect to any Competitive Loan bearing interest at a rate based on the Eurocurrency Rate, the marginal rate of interest, if any, to be added to or subtracted from the

Five Year Competitive Advance and
Revolving Credit Facility Agreement

Eurocurrency Rate in order to determine the interest rate applicable to such Loan, as specified by the Person making such Loan in its related Competitive Bid.

     Compliance Certificate means a certificate substantially in the form of Exhibit D.

     Contingent Obligation means, as to any Company, any obligation, contingent or otherwise, of such Company guaranteeing or having the economic effect of guaranteeing any Indebtedness of the type described in clauses (a) through (f) of the definition of “Indebtedness” by another Person (other than another Company) (such Person, the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Company, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness; (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness of the payment or performance of such Indebtedness; (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness; or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part). The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Company in good faith.

     Control means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

     Conversion Date has the meaning specified in Section 7.13.

     Credit Extension means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

     Current Financials means, at the time of any determination thereof, the more recently delivered to Lenders of either (a) the audited Financial Statements for the fiscal year ended June 30, 2004, calculated on a consolidated basis for the Companies; or (b) the Financial Statements required to be delivered under Sections 6.3(a) or 6.3(b), as the case may be, calculated on a consolidated basis for the Companies.

     Debt Rating means, as of any date of determination, the most recently-announced rating as determined by either S&P or Moody’s assigned to the Index Debt, regardless of whether all or any part of such Index Debt has been issued at the time such rating was issued.

     Debtor Relief Laws means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

     Default means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

     Default Rate means (a) when used with respect to overdue principal of any Loan, an interest rate equal to the interest rate (including any Applicable Margin) otherwise applicable to such Loan plus 2% per annum, (b) when used with respect to L/C Obligations under undrawn Letters of Credit, the Letter of

Five Year Competitive Advance and
Revolving Credit Facility Agreement

Credit Fee plus 2% per annum; and (c) when used with respect to all other Obligations including, without limitation, Unreimbursed Amounts under Letters of Credit and Competitive Letters of Credit, a rate equal to the Base Rate plus any Applicable Margin plus 2% per annum.

     Defaulting Lender means any Lender or Competitive Lender, as the case may be, that (a) has failed to fund any portion of the Loans, participations in L/C Obligations or participations in Swing Line Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender or Competitive Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy, insolvency or receivership proceeding.

     Disposition or Dispose means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

     Distribution for any Person means, with respect to any Equity Interests issued by such Person, (a) the retirement, redemption, purchase, or other acquisition for value of any such Equity Interests, (b) the declaration or payment of any dividend on or with respect to any such Equity Interests, and (c) any other payment by such Person with respect to such Equity Interests.

     Dollar and the symbol “$” mean lawful money of the United States.

     Dollar Equivalent means (i) with respect to an amount denominated in Dollars, such Dollar amount and (ii) with respect to an amount denominated in any Foreign Currency, the equivalent in Dollars of such amount determined at the Exchange Rate for the purchase of Dollars with such Foreign Currency, as determined by the Administrative Agent on the Exchange Determination Date applicable to such amount.

     Dollar Obligations means Dollar-denominated Loans, Letters of Credit, Competitive Letters of Credit, and related reimbursement obligations (including, without limitation, Foreign Currency-denominated Loans, Letters of Credit, Competitive Letters of Credit, and related reimbursement obligations converted into Dollars pursuant to Section 7.13).

     EBITDA means, for any Person, as calculated at any date of determination with respect to the most recently ended Rolling Period (unless otherwise indicated), the sum (without duplication and without giving effect to any extraordinary losses or gains during such period) of (a) net income or deficit during such period, plus (b) to the extent already deducted in computing such net income, (i) income Tax expense during such period; (ii) Interest Expense during such period, and (iii) depreciation, amortization, and other non-cash expense items during such period (excluding any such non-cash item to the extent that it represents an accrual or reserve for potential cash items in any future period or amortization of a prepaid cash item that was paid in a prior period), minus (c) other non-cash items increasing net income for such period (excluding any such non-cash item to the extent that it represents the reversal of an accrual for a potential cash item in any prior period); in each case calculated on a consolidated basis for such Person in accordance with GAAP.

     Eligible Assignee means (a) any Lender Party; (b) an Affiliate of a Lender Party; (c) an Approved Fund; and (d) any other Person (other than a natural person), in each case with respect to clauses (a) through (d), approved by the Administrative Agent, each L/C Issuer and for assignments under the Primary Currency Facility, each Swing Line Lender, and with respect to clause (d), unless a Default has

Five Year Competitive Advance and
Revolving Credit Facility Agreement

occurred and is continuing, ACS (such approvals by ACS, the Administrative Agent, each L/C Issuer, and for assignments under the Primary Currency Facility, each Swing Line Lender, not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include ACS or any of ACS’ Affiliates or Subsidiaries.

     Employee Plan means an employee pension benefit plan covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and established or maintained by any Borrower, any Subsidiary, or ERISA Affiliate, but not including any Multiemployer Plan.

     EMU means the economic and monetary union in accordance with the Treaty of Rome 1957, as amended by the Single European Act 1986, the Maastricht Treaty of 1992 and the Amsterdam Treaty of 1998.

     EMU Legislation means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

     Environmental Law means any applicable Law that relates to (a) the condition or protection of air, groundwater, surface water, soil, or other environmental media; (b) the environment, including natural resources or any activity which affects the environment; (c) the regulation of any pollutants, contaminants, wastes, substances, and Hazardous Substances, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9601 et seq.) (“CERCLA”), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Federal Water Pollution Control Act, as amended by the Clean Water Act (33 U.S.C. § 1251 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. § 136 et seq.), the Emergency Planning and Community Right to Know Act of 1986 (42 U.S.C. § 11001 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. § 1801 et seq.), the National Environmental Policy Act of 1969 (42 U.S.C. § 4321 et seq.), the Oil Pollution Act (33 U.S.C. § 2701 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Rivers and Harbors Act (33 U.S.C. § 401 et seq.), the Safe Drinking Water Act (42 U.S.C. § 201 and § 300f et seq.), the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and the Hazardous and Solid Waste Amendments of 1984 (42 U.S.C. § 6901 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), and analogous state and local Laws, as any of the foregoing may have been and may be amended or supplemented from time to time, and any analogous future enacted or adopted Law; or (d) the Release or threatened Release of Hazardous Substances.

     Environmental Liability means any obligation, liability (including, without limitation, any strict liability), loss, fine, penalty, charge, Lien, damage, cost, or expense of any kind to the extent that it results (a) from any violation of or any obligation or liability under any Environmental Law, or (b) from the presence, Release, or threatened Release of any Hazardous Substance.

     Environmental Permit means any permit, license, or other Authorization from any Governmental Authority that is required under any Environmental Law for the lawful conduct of any business, process, or other activity.

     Equity Interests means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting,

Five Year Competitive Advance and
Revolving Credit Facility Agreement

and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

     ERISA means the Employee Retirement Income Security Act of 1974, as amended, and the regulations and rulings thereunder.

     ERISA Affiliate means any company or trade or business (whether or not incorporated) which, for purposes of Title IV of ERISA, is, or has been within the past six years, a member of any Company’s controlled group or which is, or has been within the past six years, under common control with any Company within the meaning of Section 414(b), (c), (m), or (o) of the Code.

     ERISA Event means any of the following: (a) the occurrence of a Reportable Event; (b) the application for a minimum funding waiver with respect to an Employee Plan, or becoming obligated to file with the PBGC a notice of failure to make a required payment with respect to any Employee Plan; (c) the provision by the administrator of any Employee Plan of a notice of intent to terminate such Employee Plan; (d) the withdrawal by any Company or ERISA Affiliate, in whole or in part, from a Multiemployer Plan; (e) the occurrence of any condition (under ERISA, the Code, or otherwise) for the imposition of a Lien in favor of the PBGC on the assets of any Company or ERISA Affiliate; (f) the adoption of an amendment to an Employee Plan requiring the provision of security to such Employee Plan; (g) institution by the PBGC of proceedings to terminate or impose liability in respect of (other than premiums under Section 4007 of ERISA), any Employee Plan, or the occurrence of any event or condition that constitutes grounds for termination of, or the appointment of a trustee to administer, any Employee Plan; (h) institution by the sponsor of a Multiemployer Plan of proceedings to terminate or reorganize such Multiemployer Plan, or to impose withdrawal liability on any Company or ERISA Affiliate with respect to such Multiemployer Plan; (i) the cessation of operations at a facility of any Company or ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; or (j) any Company or ERISA Affiliate has engaged in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code).

     Euro and EUR mean the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.

     Eurocurrency Rate means with respect to any Eurocurrency Rate Loan for any Interest Period, the rate per annum equal to (a) for all Eurocurrency Rate Loans (other than Eurocurrency Rate Loans denominated in Euros), the rate appearing on Page 3740 or Page 3750, as the case may be, and (b) for all Eurocurrency Rate Loans denominated in Euros, the rate appearing on Page 248, each as published by Dow Jones Markets (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in Dollars or the applicable Foreign Currency in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the “Eurocurrency Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in the relevant currency for delivery on the first day of such Interest Period in Same Day Funds in the approximate amount of the Eurocurrency Rate Loan being made, continued or converted by JPMorgan and with a term equivalent to such Interest Period would be offered by JPMorgan’s London Branch (or other JPMorgan branch or Affiliate) to major banks in the London or other offshore interbank market for such currency at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

Five Year Competitive Advance and
Revolving Credit Facility Agreement

     Eurocurrency Rate Committed Loan means a Committed Loan that bears interest at a rate based on a Eurocurrency Rate. Eurocurrency Rate Committed Loans may be denominated in Dollars or in an Available Foreign Currency. All Committed Loans denominated in an Available Foreign Currency must be Eurocurrency Rate Committed Loans.

     Eurocurrency Rate Competitive Loan means a Committed Loan that bears interest at a rate based on a Eurocurrency Rate. Eurocurrency Rate Competitive Loans may be denominated in Dollars or in a Foreign Currency.

     Eurocurrency Rate Loan means a Eurocurrency Rate Committed Loan or a Eurocurrency Rate Competitive Loan.

     Euro Obligations means Euro-denominated Loans, Letters of Credit, Competitive Letters of Credit, and related reimbursement obligations.

     Event of Default has the meaning specified in Section 7.

     Exchange Determination Date means, on any date of determination:

     (a) with respect to any Loan and Outstanding Amounts thereunder, the later of (i) the most recent date upon which the relevant Borrower delivers a Request for Credit Extension with respect to such Loan (whether for the initial borrowing thereof or any continuation or conversion thereof) or (ii) the most recent Revaluation Date;

     (b) with respect to any Letter of Credit and Outstanding Amounts with respect thereto, the later of (i) the most recent date upon which the relevant Borrower delivers a Request for Credit Extension (whether for the initial issuance thereof or any amendment or extension thereof) or (ii) the most recent Revaluation Date;

     (c) with respect to any Competitive Bid Loan and Outstanding Amounts thereunder, the latest of (i) the most recent date upon which the relevant Borrower delivers the Accept/Reject Letter with respect to such Competitive Bid Loan; (ii) the most recent date upon which the relevant Borrower delivers conversion or continuation instructions with respect to such Competitive Bid Loan; or (iii) the most recent Revaluation Date;

     (d) with respect to any Competitive Letter of Credit and Outstanding Amounts with respect thereto, the later of (i) the most recent date upon which the relevant Borrower delivers the Accept/Reject Letter (or other required notice with respect to amendments or modifications) with respect to such Competitive Letter of Credit (whether for the initial issuance thereof or any amendment or extension thereof); or (ii) the most recent Revaluation Date;

     (e) with respect to any principal payment or prepayment or any drawings under or reimbursement of drawings under Letters of Credit or Competitive Letters of Credit (the “Reimbursement Obligations”), the date upon which the payment is made (in the case of payments and prepayments) and the related Honor Date in the case of Reimbursement Obligations; and

     (f) for all other purposes (except as otherwise expressly provided in the Loan Documents), the amount determined on the most recent Revaluation Date.

Five Year Competitive Advance and
Revolving Credit Facility Agreement

     Exchange Rate means, with respect to any currency on a particular date, the rate at which such currency may be exchanged into another currency, as set forth on such date as of the close of business on such date on the applicable Reuters currency page with respect to such currency. In the event that such rate does not appear on the applicable Reuters currency page, the Exchange Rate with respect to such currency shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and Borrowers or, in the absence of such agreement, such Exchange Rate shall instead be JPMorgan’s spot rate of exchange in the London interbank or other market where its foreign currency exchange operations in respect of such currencies are then being conducted, at approximately 10:00 a.m., at such date for the purchase of such currency with such other currency, for delivery two Business Days later; provided, however, that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

     Excluded Taxes means, with respect to the Administrative Agent, any Lender Party or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender or Competitive Lender, in which its applicable Lending Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which such Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by ACS under Section 3.6), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 3.1(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the applicable Borrower with respect to such withholding tax pursuant to Section 3.1(a). Notwithstanding anything to the contrary contained in this definition, “Excluded Taxes” shall not include any withholding tax imposed at any time on payments made by or on behalf of a Foreign Obligor to any Lender Party hereunder or under any other Loan Document.

     Existing Credit Agreement means the Revolving Credit Agreement dated September 12, 2002, between ACS and other borrowers party thereto, Wells Fargo Bank, National Association, and certain lenders party thereto, as amended.

     Existing Letters of Credit means those certain outstanding letters of credit listed on Schedule 2.2 hereto, issued by Wells Fargo Bank Texas, National Association, under and pursuant to the Existing Credit Agreement.

     Facilities means, collectively, the Primary Currency Facility and the Multi-Currency Facility; Facility means either of the Primary Currency Facility or the Multi-Currency Facility.

     Federal Funds Rate means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward,

Five Year Competitive Advance and
Revolving Credit Facility Agreement

if necessary, to a whole multiple of 1/100 of 1%) charged to JPMorgan on such day on such transactions as determined by the Administrative Agent.

     Fee Letter means, collectively, the letter agreements, dated September 20, 2004, among ACS, the Administrative Agent and the Arrangers and between ACS and the Administrative Agent.

     Financial Statements means balance sheets, statements of operations, statements of shareholders’ investments, and statements of cash flows prepared in accordance with GAAP, which statements of operations and statements of cash flows shall be in comparative form to the corresponding period of the preceding fiscal year, and which balance sheets and statements of shareholders’ investments shall be in comparative form to the prior fiscal year-end figures.

     Fixed Rate means, with respect to any Competitive Loan (other than a Eurocurrency Rate Competitive Loan), the fixed rate of interest per annum specified by the Lender making such Competitive Loan in its related Competitive Bid.

     Fixed Rate Loan means a Competitive Loan bearing interest at a Fixed Rate.

     Foreign Currency means any currency other than Dollars.

     Foreign Currency Equivalent means with respect to an amount denominated in Dollars, the equivalent in a Foreign Currency of such amount determined at the Exchange Rate for the purchase of such Foreign Currency with Dollars, as determined by the Administrative Agent on the Exchange Determination Date applicable to such amount.

     Foreign Lender means, with respect to any Borrower, any Lender Party that is organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

     Foreign Obligor means a Borrower that is a Foreign Subsidiary.

     Foreign Subsidiary means any direct or indirect Subsidiary of ACS that is organized under the laws of a jurisdiction other than the United States, a State thereof or the District of Columbia.

     Francs and the symbol “CHF” means the lawful currency of Switzerland.

     FRB means the Board of Governors of the Federal Reserve System of the United States.

     Fund means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

     Funded Indebtedness means, on any date of determination, the Indebtedness of the Companies determined on a consolidated basis, excluding any Indebtedness described in clause (g) of the definition of “Indebtedness” set forth in this Section 1.1.

     GAAP means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the

Five Year Competitive Advance and
Revolving Credit Facility Agreement

United States, that are applicable to the circumstances as of the date of determination, consistently applied.

     Governmental Authority means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, any other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank), or solely for purposes of Section 3, any central bank.

     Guaranty means the Guaranty made by ACS in favor of the Administrative Agent and the Lenders, substantially in the form of Exhibit F (as the same may hereafter be amended, modified, supplemented, or restated from time to time).

     Hazardous Substance means (a) any substance that is designated, defined, or classified as a hazardous waste, hazardous material, pollutant, contaminant, or toxic or hazardous substance, or that is otherwise regulated, under any Environmental Law, including without limitation, any hazardous substance within the meaning of Section 101(14) of CERCLA, (b) petroleum, oil, gasoline, natural gas, fuel oil, motor oil, waste oil, diesel fuel, jet fuel, and other petroleum hydrocarbons, (c) asbestos and asbestos-containing materials in any form, (d) polychlorinated biphenyls, or (e) urea formaldehyde foam.

     Honor Date has the meaning specified in Section 2.4(c)(i) or Section 2.6(k)(iii), as the case may be.

     Increase Effective Date has the meaning specified in Section 2.17(d).

     Indebtedness means (without duplication), for any Company, the sum of the following: (a) all obligations for borrowed money; (b) all obligations evidenced by bonds, debentures, notes, or similar instruments; (c) all obligations to pay the deferred purchase price of property or services except trade accounts payable arising in the ordinary course of business; (d) all direct or contingent obligations in respect of letters of credit; (e) indebtedness that is secured (or for which the holder of the Indebtedness has an existing right, contingent or otherwise to be so secured) by any Lien existing on property owned or acquired by any Company; (f) obligations of such Person under Capital Leases; and (g) all Contingent Obligations; provided, however that Indebtedness shall expressly exclude (i) surety, payment, or performance bonds issued in the ordinary course of such Company’s business and (ii) except as otherwise provided in this Agreement, indebtedness and obligations owed by one Company to another Company.

     Indemnified Taxes means Taxes other than Excluded Taxes.

     Indemnitees has the meaning specified in Section 9.4(b).

     Index Debt means any class of long-term senior, unsecured Indebtedness securities issued by ACS as to which no letters of credit, guaranties (excluding guaranties of Subsidiaries of ACS), or third-party credit support is in place.

     Interest Coverage Ratio means, for the Companies on a consolidated basis and without duplication, at any date of determination, the ratio of: (a) EBITDA of the Companies for the most recently ended Rolling Period to (b) Interest Expense for such period.

     Interest Expense means, for any period of calculation thereof, for the Companies on a consolidated basis and without duplication, the aggregate amount of all interest (including commitment

Five Year Competitive Advance and
Revolving Credit Facility Agreement

fees) on all Indebtedness (other than Indebtedness described in clause (g) of the definition of “Indebtedness”) of the Companies, whether paid in cash or accrued as a liability and payable in cash during such period (including, without limitation, imputed interest on Capital Lease obligations; the amortization of any original issue discount on any Indebtedness; the interest portion of any deferred payment obligation; all commissions, discounts, and other fees and charges owed with respect to letters of credit or bankers’ acceptance financing), and all cash premiums or penalties for the repayment, redemption, or repurchase of Indebtedness.

     Interest Payment Date means, (a) as to any Committed Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Committed Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurocurrency Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date.

     Interest Period means, as to each Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or (in the case of any Eurocurrency Rate Committed Loan) converted to or continued as a Eurocurrency Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the applicable Borrower in its Committed Loan Notice or Competitive Bid Request, as the case may be; provided that:

     (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

     (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

     (iii) no Interest Period shall extend beyond the Maturity Date.

     ISP means, with respect to any standby Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

     Issuer Documents means with respect to any Letter of Credit, the application therefor (if any), and any other documents, agreements and instruments entered into by the applicable L/C Issuer and the Requesting Borrower (or any Subsidiary of such Requesting Borrower) or in favor of such L/C Issuer and relating to any such Letter of Credit.

     JPMorgan means JPMorgan Chase Bank, in its individual capacity as a Lender, and its successors and assigns.

     Krones and the symbol “DKK” means the lawful currency of Denmark.

     L/C Advance means, with respect to each Lender under a Facility, such Lender’s funding of its participation in any L/C Borrowing under such Facility in accordance with its Applicable Percentage of such Facility. All L/C Advances shall be denominated in Dollars.

Five Year Competitive Advance and
Revolving Credit Facility Agreement

     L/C Borrowing means an extension of credit under Section 2.4(e)(i) resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Committed Borrowing. All L/C Borrowings shall be denominated in Dollars.

     L/C Credit Extension means, (a) with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof and (b) with respect to any Competitive Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

     L/C Issuer means with respect to each Letter of Credit, the Lender that issues such Letter of Credit and shall be either (a) JPMorgan or any Affiliate of JPMorgan, (b) Wells Fargo or any Affiliate of Wells Fargo, and (c) any other Lender that has agreed in writing to issue, increase, or extend one or more Letters of Credit under the Facilities and has been approved by the Administrative Agent and ACS (in either case, which approval shall not be unreasonably withheld). Any Lender may resign as an L/C Issuer in accordance with Section 9.17.

     L/C Obligations means, as at any date of determination, the aggregate amount of the Multi-Currency L/C Obligations and the Primary Currency L/C Obligations. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

     Laws means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

     Lender Parties means each of the Lenders, the Competitive Lenders, the L/C Issuers and the Competitive Letter of Credit Issuers.

     Lenders means the Primary Currency Lenders and the Multi-Currency Lenders, and, as the context requires, includes each Swing Line Lender.

     Lending Office means, as to any Lender Party, the office or offices of such Lender Party described as such in such Lender Party’s Administrative Questionnaire, or such other office or offices as a Lender Party may from time to time notify Borrowers and the Administrative Agent.

     Letter of Credit means any letter of credit issued pursuant to Section 2.4 and shall include the Existing Letters of Credit. A Letter of Credit may be a commercial letter of credit or a standby letter of credit. Letters of Credit may be issued in Dollars or in an Available Foreign Currency. Letters of Credit expressly exclude Competitive Letters of Credit.

     Letter of Credit Fee has the meaning specified in Section 2.4(l).

     Letter of Credit Request has the meaning specified Section 2.4(b)(i).

     Leverage Ratio means, with respect to the Companies on a consolidated basis and without duplication, at any date of determination thereof, the ratio of (a) the Funded Indebtedness outstanding on such date to (b) Adjusted EBITDA.

Five Year Competitive Advance and
Revolving Credit Facility Agreement

     Lien means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

     Litigation means any action by or before any Governmental Authority.

     Loan means an extension of credit by a Lender or a Competitive Lender, as the case may be, to a Borrower under Section 2 in the form of a Committed Loan, a Swing Line Loan, or a Competitive Loan.

     Loan Documents means this means (a) this Agreement, each Additional Borrower Notice and Assumption Agreement, each Note, the Guaranty, each Issuer Document, each Letter of Credit, each Competitive Issuer Documents, each Competitive Letter of Credit, any document evidencing any increase in the Primary Currency Commitment pursuant to Section 2.17, and, each Competitive Bid with respect to any Competitive Loan; and (b) all other agreements, documents, or instruments in favor of the Administrative Agent or the Lender Parties ever executed and delivered pursuant to this Agreement or otherwise executed and delivered in connection with all or any part of the Obligations, and (c) any and all future renewals, extensions, restatements, reaffirmations, or amendments of, or supplements to, all or any part of the foregoing.

     Material Adverse Event means any set of one or more circumstances or events which, individually or collectively, could reasonably be expected to result in or cause any (a) material impairment of the ability of the Borrowers, taken as a whole, to perform any of their payment or other material obligations under the Loan Documents described in clause (a) of the definition thereof or material and adverse effect on the validity or enforceability of the Loan Documents described in clause (a) of the definition thereof or in the ability of Administrative Agent or any Lender Party to enforce any such obligations or any of their respective material rights under the Loan Documents described in clause (a) of the definition thereof, or (b) material and adverse effect on the business, properties, condition (financial or otherwise), or results of operations the Companies, taken as a whole.

     Material Agreement means any written or oral agreement, contract, commitment, or understanding under which any Company is obligated to make payments or is entitled to receive revenues in excess of 5% of the consolidated Net Worth of the Companies in any fiscal year.

     Material Subsidiary means any Subsidiary or group of Subsidiaries of ACS that individually or collectively satisfies either of the following financial criteria: (a) as of the most recently ended Rolling Period, the EBITDA of such Subsidiary or group of Subsidiaries of ACS exceeds 10% of the EBITDA of all of the Companies, or (b) on any date of determination, the book value of the total assets of such Subsidiary or group of Subsidiaries of ACS exceeds 5% of the book value of all assets of all of the Companies.

     Maturity Date means October 27, 2009.

     Moody’s means Moody’s Investors Services, Inc.

     Multi-Currency Commitment means, as to any Multi-Currency Lender at any time, its obligation to make Multi-Currency Committed Loans to the Borrowers in an aggregate Dollar Equivalent amount not to exceed at any one time outstanding the amount set forth opposite such Multi-Currency Lender’s name in Part B of Schedule 2.1 under the heading “Multi-Currency Commitment” or in the Assignment

Five Year Competitive Advance and
Revolving Credit Facility Agreement

and Assumption pursuant to which such Multi-Currency Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The initial aggregate amount of the Multi-Currency Commitments is $200,000,000.

     Multi-Currency Committed Loan has the meaning specified in Section 2.2.

     Multi-Currency Facility means the revolving credit facility as described in and subject to the limitations set forth in Section 2.2 hereof.

     Multi-Currency L/C Obligations means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit issued under the Multi-Currency Facility plus the aggregate of all Unreimbursed Amounts with respect to such Letters of Credit, including all L/C Borrowings under the Multi-Currency Facility.

     Multi-Currency Lender means, on any date of determination, any Person that has a Multi-Currency Commitment, or holds any part of the Multi-Currency Total Outstandings.

     Multi-Currency Total Outstandings means the aggregate Outstanding Amount of all Multi-Currency Committed Loans and all Multi-Currency L/C Obligations.

     Multiemployer Plan means a multiemployer plan as defined in Sections 3(37) or 4001(a)(3) of ERISA or Section 414(f) of the Code to which any Company or any ERISA Affiliate is making, has made, is accruing, or has accrued, an obligation to make contributions or has, within any of the preceding five plan years, made or accrued an obligation to make contributions.

     Net Worth means, as of any date of determination, the shareholders equity (excluding any minority interests) of the Companies calculated on a consolidated basis as of that date and determined in accordance with GAAP.

     New Zealand Dollars and the symbol “NZ$” mean the lawful currency of New Zealand.

     Note means (a) with respect to the Obligations of ACS, any promissory note executed by ACS in favor of a Lender or Competitive Lender evidencing Loans made by such Lender or Competitive Lender, as the case may be, and delivered pursuant to Section 2.13 and substantially in the form of Exhibit J-1 and (b) with respect to the Obligations of any Borrowing Subsidiary, any promissory note executed by such Borrowing Subsidiary in favor of a Lender or Competitive Lender evidencing Loans made by such Lender or Competitive Lender, as the case may be, and delivered pursuant to Section 2.13 and substantially in the form of Exhibit J-2.

     Notice of Competitive Bid Request means a notification made pursuant to Section 2.6 in the form of Exhibit C-2.

     Obligations means all present and future indebtedness, liabilities, and obligations, and all renewals and extensions thereof, or any part thereof, now or hereafter owed to Administrative Agent, any other Agent, any Lender Party, or any Affiliate of any Lender Party by any Borrower arising from, by virtue of, or pursuant to any Loan Document, together with all interest accruing thereon, fees, costs, and expenses (including, without limitation, all reasonable attorneys’ fees and expenses incurred in the enforcement or collection thereof) payable under the Loan Documents, and including interest and fees that accrue after the commencement by or against any Borrower or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Borrower as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

Five Year Competitive Advance and
Revolving Credit Facility Agreement

     Organization Documents means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constituent documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

     OSHA means the Occupational Safety and Health Act of 1970, 29 U.S.C. § 671 et seq.

     Other Taxes means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

     Outstanding Amount means (i) with respect to Committed Loans on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Committed Loans occurring on such date; (ii) with respect to Competitive Loans on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Competitive Loans occurring on such date; (iii) with respect to Swing Line Loans on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Swing Line Loans occurring on such date; (iv) with respect to any L/C Obligations on any date, the Dollar Equivalent amount of the aggregate outstanding amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by ACS or any Requesting Borrowers under Letters of Credit of Unreimbursed Amounts; and (v) with respect to any Competitive Letter of Credit Obligations on any date, the Dollar Equivalent amount of the aggregate outstanding amount of such Competitive Letter of Credit Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the Competitive Letter of Credit Obligations as of such date, including as a result of any reimbursements by ACS or any Requesting Borrowers under Competitive Letters of Credit of Competitive LC Unreimbursed Amounts.

     Overnight Rate means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent, the applicable L/C Issuer, or the applicable Swing Line Lender, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Available Foreign Currency, the rate of interest per annum at which overnight deposits in the applicable Available Foreign Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of JPMorgan in the applicable offshore interbank market for such currency to major banks in such interbank market.

     Participant has the meaning specified in Section 9.6(d).

     Participating Member State means each state so described in any EMU Legislation.

     PBGC means the Pension Benefit Guaranty Corporation, or any successor thereof, established pursuant to ERISA.

Five Year Competitive Advance and
Revolving Credit Facility Agreement

     Permitted Liens means, with respect to the Companies, Liens permitted under Section 6.13 as described in such Section.

     Person means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

     Primary Currency means Dollars and Euros.

     Primary Currency Commitment means, as to any Primary Currency Lender at any time, its obligation to make Primary Currency Committed Loans to the Borrowers in an aggregate Dollar Equivalent amount not to exceed at any one time outstanding the amount set forth opposite such Primary Currency Lender’s name in Part A of Schedule 2.1 under the heading “Primary Currency Commitment” or in the Assignment and Assumption pursuant to which such Primary Currency Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The initial aggregate amount of the Primary Currency Commitments is $1,300,000,000.

     Primary Currency Committed Loan has the meaning specified in Section 2.1.

     Primary Currency Facility means the revolving credit facility as described in and subject to the limitations set forth in Section 2.1 hereof.

     Primary Currency L/C Obligations means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit issued under the Primary Currency Facility plus the aggregate of all Unreimbursed Amounts with respect to such Letters of Credit, including all L/C Borrowings under the Primary Currency Facility.

     Primary Currency Lender means, on any date of determination, any Person that has a Primary Currency Commitment, or if such Primary Currency Commitment has terminated, holds any part of the Primary Currency Total Outstandings.

     Primary Currency Total Outstandings means the aggregate Outstanding Amount of all Primary Currency Loans and all Primary Currency L/C Obligations.

     Register has the meaning specified in Section 9.6(c).

     Regulation U means Regulation U of the FRB, as amended.

     Related Parties means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

     Release means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposal, deposit, dispersal, migrating, or other movement into the air, ground, or surface water, or soil.

     Reportable Event shall have the meaning specified in Section 4043 of ERISA or the regulations issued thereunder in connection with an Employee Plan, excluding events for which the notice requirement is waived under applicable PBGC regulations other than those events described in Sections 4043.21, 4043.24, and 4043.28 of such regulations, including each such provision as it may subsequently be renumbered.

Five Year Competitive Advance and
Revolving Credit Facility Agreement

     Request for Credit Extension means (a) with respect to a Borrowing, conversion or continuation of Committed Loans, a Committed Loan Notice, (b) with respect to a Competitive Loan or a Competitive Letter of Credit, a Competitive Bid Request, (c) with respect to an L/C Credit Extension, a Letter of Credit Request, and (d) with respect to a Swing Line Loan, a Swing Line Loan Notice.

     Requesting Borrower means, with respect to any Letter of Credit or Competitive Letter of Credit, the Borrower requesting the issuance of such Letter of Credit or Competitive Letter of Credit for its own account or the account of its Subsidiaries.

     Required Lenders means, as of any date of determination, (a) with respect to the Facilities as a whole, Lender Parties holding more than 50% of the sum of the unutilized Aggregate Commitments, the Primary Currency Total Outstandings, and the Multi-Currency Total Outstandings (with the aggregate amount of each Lender Party’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender Party for purposes of this definition), (b) with respect to the Primary Currency Facility, Primary Currency Lenders holding more than 50% of the sum of the unutilized Primary Currency Commitments and the Primary Currency Total Outstandings (with the aggregate amount of each Primary Currency Lender’s risk participation and funded participation in L/C Obligations with respect to such Facility and Swing Line Loans being deemed “held” by such Primary Currency Lender for purposes of this definition), (c) with respect to the Multi-Currency Facility, Multi-Currency Lenders holding more than 50% of the sum of the unutilized Multi-Currency Commitments and the Multi-Currency Total Outstandings (with the aggregate amount of each Multi-Currency Lender’s risk participation and funded participation in L/C Obligations with respect to such Facility being deemed “held” by such Multi-Currency Lender for purposes of this definition), and (d) for purposes of declaring the Loans to be due and payable pursuant to Section 7.11, and for all purposes after the Loans become due and payable pursuant to Section 7.11 or the Aggregate Commitments shall have expired or terminated, Lender Parties holding more than 50% of the sum of the unutilized Aggregate Commitments (if any on such date of determination) and the Total Outstandings (including, without limitation, all Outstanding Amounts under Competitive Loans and Competitive Letter of Credit Obligations) (with the aggregate amount of each Lender Party’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender Party for purposes of this definition); provided that the Commitment of, and the portion of the Total Outstandings, Primary Currency Total Outstandings, or Multi-Currency Total Outstandings, as applicable, held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders; provided further that all Outstanding Amounts under Competitive Loans and Competitive Letter of Credit Obligations shall be excluded from any determination of Required Lenders for all purposes other than those set forth in clause (d) above. If the term “Required Lenders” is used herein without a reference to a specific Facility, it shall mean the Required Lenders described in clause (a) or (d) above, as applicable.

     Responsible Officer means, for each Borrower, any director, the chairman, chief executive officer, president, chief financial officer, executive vice president, treasurer or assistant treasurer of such Borrower or ACS, or for all purposes under the Loan Documents, any other officer designated from time to time by the Board of Directors of such Borrower or ACS or any other natural person who has been validly appointed by such Borrower as its attorney-in-fact under applicable Law, which designated officer or attorney-in-fact is reasonably acceptable to the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Borrower shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Borrower, and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Borrower.

     Revaluation Date means, on any date of determination, (a) so long as no Default exists or the Dollar Equivalent of the Total Outstandings do not equal or exceed 90% of the Aggregate Commitments

Five Year Competitive Advance and
Revolving Credit Facility Agreement

then in effect, the last Business Day of the calendar quarter most recently ended; or (b) if a Default exists or at any time that the Total Outstandings equal or exceed 90% of the Aggregate Commitments then in effect, any date as the Administrative Agent or Required Lenders shall require.

     Rolling Period means, on any date of determination, the most recent four fiscal quarters ended on March 31, June 30, September 30, or December 31 (as the case may be).

     S&P means Standard & Poor’s Rating Group (a division of McGraw-Hill, Inc.).

     Same Day Funds means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Available Foreign Currency, same day or other funds as may be determined by the Administrative Agent or the L/C Issuers, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Available Foreign Currency.

     Solvent means, as to a Person, that (a) the aggregate fair market value of such Person’s assets exceeds its liabilities (whether or not such liability is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured), (b) such Person has sufficient cash flow to enable it to pay its debts as they mature, and (c) such Person does not have unreasonably small capital to conduct such Person’s businesses. For purposes of this definition (i) “debt” means liability on a “claim”, (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured, (iii) unliquidated, contingent, disputed, and unmatured claims shall be valued at the amount that can be reasonably expected to be actual and matured, and (iv) any net intercompany payable owed by one Company to another shall not be considered a liability.

     Sterling and “£” mean the lawful currency of the United Kingdom.

     Subsidiary of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of ACS.

     Substantial Subsidiary means any Subsidiary or group of Subsidiaries of ACS that individually or collectively satisfies either of the following financial criteria: (a) as of the most recently ended Rolling Period, the EBITDA of such Subsidiary or group of Subsidiaries of ACS exceeds 15% of the EBITDA of all of the Companies, or (b) on any date of determination, the book value of the total assets of such Subsidiary or group of Subsidiaries of ACS exceeds 7.5% of the book value of all assets of all of the Companies.

     Swing Line means the revolving credit facility made available by the Swing Line Lenders pursuant to Section 2.5.

     Swing Line Borrowing means a borrowing of a Swing Line Loan pursuant to Section 2.5.

Five Year Competitive Advance and
Revolving Credit Facility Agreement

     Swing Line Lender means either JPMorgan or Wells Fargo, in their respective capacity as provider of Swing Line Loans, or any successor swing line lender or lenders hereunder.

     Swing Line Loan has the meaning specified in Section 2.5(a).

     Swing Line Loan Notice means a notice of a Swing Line Borrowing pursuant to Section 2.5(b), which, if in writing, shall be substantially in the form of Exhibit B.

     Swing Line Sublimit means, on any date, an amount equal to the lesser of (a) $150,000,000 and (b) the aggregate amount of the Primary Currency Commitments. The Swing Line Sublimit is part of, and not in addition to, the aggregate Primary Currency Commitments.

     Syndication Agent means Wells Fargo Bank, National Association, and its permitted successors or assigns as “Syndication Agent” under the Loan Documents.

     TARGET Day means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

     Taxes means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

     Total Outstandings means the aggregate Outstanding Amount of all Committed Loans, all Competitive Loans, all Swing Line Loans, all L/C Obligations, and all Competitive Letter of Credit Obligations.

     Type means (a) with respect to a Committed Loan, its character as a Base Rate Loan or a Eurocurrency Rate Committed Loan, and (b) with respect to a Competitive Loan, its character as a Fixed Rate Loan or a Eurocurrency Rate Competitive Loan.

     United States and U.S. mean the United States of America.

     Unreimbursed Amount has the meaning specified in Section 2.4(c)(ii).

     Voting Stock means securities (as such term is defined in Section 2(1) of the Securities Act of 1933, as amended) of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

     Wells Fargo means Wells Fargo Bank, National Association.

     Yen and the symbol “¥” mean the lawful currency of Japan.

1.2 Other Interpretive Provisions.

     (a) With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

Five Year Competitive Advance and
Revolving Credit Facility Agreement

     (b) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

     (c) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

     (d) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.3 Accounting Terms.

     (a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP and applied in a manner consistent with that used in preparing the Current Financials, except as otherwise specifically prescribed herein.

     (b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either Borrowers or the Required Lenders shall so request, the Administrative Agent, the Required Lenders and Borrowers shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders, which approval shall not be unreasonably withheld); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) Borrowers shall provide to the Administrative Agent and the Lender Parties Financial Statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

Five Year Competitive Advance and
Revolving Credit Facility Agreement

1.4 Exchange Rates; Currency Equivalents.

     (a) The Administrative Agent shall determine the Exchange Rates to be used for calculating Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts denominated in Foreign Currencies. Such Exchange Rates shall become effective as of the applicable Exchange Determination Date. Except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount.

     (b) Wherever in this Agreement in connection with a Committed Borrowing, Competitive Loan, conversion, continuation or prepayment of a Eurocurrency Rate Loan or the issuance, amendment or extension of a Letter of Credit or a Competitive Letter of Credit, an amount (such as a required minimum or multiple amount) is expressed in Dollars, but such Committed Borrowing, Competitive Loan, Eurocurrency Rate Loan, Letter of Credit or Competitive Letter of Credit is denominated in a Foreign Currency, such amount shall be the relevant Foreign Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Foreign Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent on the applicable Exchange Determination Date under and in accordance with the provisions of this Agreement.

1.5 Additional Available Foreign Currencies.

     (a) ACS or any other Borrower (with the consent of ACS) may from time to time request that Eurocurrency Rate Committed Loans under the Multi-Currency Facility be made and/or Letters of Credit be issued in a currency other than those specifically listed in the definition of “Available Foreign Currency;” provided that (i) quotes for loans in such currency are available in the London interbank deposit market; (ii) such currency is freely transferable and convertible into Dollars in the London foreign exchange market, (iii) no Governmental Authority in the country of issue of such currency is required to permit use of such currency by any applicable Multi-Currency Lender or L/C Issuer for making loans or issuing letters of credit, or honoring drafts presented under letters of credit in such currency, and (iv) there is no restriction or prohibition under any applicable Law against the use of such currency for such purposes. In the case of any such request with respect to the making of Eurocurrency Rate Committed Loans, such request shall be subject to the approval of the Administrative Agent and the Multi-Currency Lenders, and, in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Administrative Agent, the Multi-Currency Lenders, and the applicable L/C Issuer.

     (b) Any such request in respect of a Foreign Currency other than an Available Foreign Currency shall be made to the Administrative Agent not later than 11:00 a.m., 10 Business Days prior to the date of the desired Credit Extension (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the applicable L/C Issuer, in its or their sole discretion). In the case of any such request pertaining to Eurocurrency Rate Committed Loans, the Administrative Agent shall promptly notify each Multi-Currency Lender thereof; and in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall promptly notify the L/C Issuers thereof. Each Multi-Currency Lender (in the case of any such request pertaining to Eurocurrency Rate Committed Loans) or the L/C Issuers (in the case of a request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than 11:00 a.m., five Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Eurocurrency Rate Committed Loans or the issuance of Letters of Credit, as the case may be, in such requested currency.

Five Year Competitive Advance and
Revolving Credit Facility Agreement

     (c) Any failure by a Multi-Currency Lender or an L/C Issuer, as the case may be, to respond to such request within the time period specified in the preceding clause (b) shall be deemed to be a refusal by such Multi-Currency Lender or the applicable L/C Issuer, as the case may be, to permit Eurocurrency Rate Committed Loans to be made or Letters of Credit to be issued in such requested Foreign Currency (other than an Available Foreign Currency). If the Administrative Agent and all the Multi-Currency Lenders consent to making Eurocurrency Rate Committed Loans in such requested currency, the Administrative Agent shall so notify Borrowers and such currency shall thereupon be deemed for all purposes to be an Available Foreign Currency hereunder for purposes of any Eurocurrency Rate Committed Loans and for purposes of issuing Letters of Credit up to the amount of the Multi-Currency Commitment; and if the Administrative Agent and an L/C Issuer consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify Borrowers and such currency shall thereupon be deemed to be an Available Foreign Currency hereunder for purposes of any Letter of Credit issuances by such L/C Issuer. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.5, the Administrative Agent shall promptly so notify Borrowers.

1.6 Change of Currency.

     (a) Each obligation of the Borrowers to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Committed Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Committed Borrowing, at the end of the then current Interest Period.

     (b) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

     (c) Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

1.7 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.8 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit or Competitive Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit or Competitive Letter of Credit, as the case may be, as determined in accordance with Section 1.4.

SECTION 2 THE COMMITMENTS AND CREDIT EXTENSIONS

Five Year Competitive Advance and
Revolving Credit Facility Agreement

2.1 Primary Currency Committed Loans. Subject to the terms and conditions set forth herein, each Primary Currency Lender severally agrees to make loans (each such loan, a “Primary Currency Committed Loan”) to any Borrower in Dollars or in Euros from time to time, on any Business Day during the Availability Period, in an aggregate amount for all Borrowers not to exceed at any time outstanding the amount of such Primary Currency Lender’s Primary Currency Commitment; provided, however, that after giving effect to any Primary Currency Committed Borrowing, (i) the Primary Currency Total Outstandings shall not exceed the Primary Currency Commitments for all Primary Currency Lenders, (ii) the aggregate Outstanding Amount of the Primary Currency Committed Loans of any Primary Currency Lender, plus such Primary Currency Lender’s Applicable Percentage of the Outstanding Amount of all Primary Currency L/C Obligations, plus such Primary Currency Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Primary Currency Lender’s Primary Currency Commitment, and (iii) the Total Outstandings shall not exceed the Aggregate Commitments. Within the limits of each Primary Currency Lender’s Primary Currency Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.1, prepay under Section 2.7, and reborrow under this Section 2.1. Primary Currency Committed Loans may be Base Rate Loans (denominated in Dollars only) or Eurocurrency Rate Committed Loans, as further provided herein.

2.2 Multi-Currency Committed Loans. Subject to the terms and conditions set forth herein, each Multi-Currency Lender severally agrees to make loans (each such loan, a “Multi-Currency Committed Loan”) to any Borrower in Dollars or in Available Foreign Currency from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed for all Borrowers at any time outstanding the amount of such Multi-Currency Lender’s Multi-Currency Commitment; provided, however, that after giving effect to any Multi-Currency Committed Borrowing, (i) the Multi-Currency Total Outstandings shall not exceed the Multi-Currency Commitments for all Multi-Currency Lenders, (ii) the aggregate Outstanding Amount of the Multi-Currency Committed Loans of any Multi-Currency Lender, plus such Multi-Currency Lender’s Applicable Percentage of the Outstanding Amount of all Multi-Currency L/C Obligations shall not exceed such Multi-Currency Lender’s Multi-Currency Commitment, and (iii) the Total Outstandings shall not exceed the Aggregate Commitments. Within the limits of each Multi-Currency Lender’s Multi-Currency Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.2, prepay under Section 2.7, and reborrow under this Section 2.2. Multi-Currency Committed Loans shall be Eurocurrency Rate Committed Loans, as further provided herein.

2.3 Borrowings, Conversions and Continuations of Committed Loans.

     (a) Notice. Each Committed Borrowing, each conversion of Committed Loans from one Type to the other, and each continuation of Eurocurrency Rate Committed Loans shall be made upon the applicable Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each telephonic notice by a Borrower pursuant to this Section 2.3(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the requesting Borrower.

     (b) Notice Requirements. Each Committed Loan Notice (whether telephonic or written) shall specify (i) which Borrower or Borrowers is making such request; (ii) the Facility under which such request is being made, (iii) whether the Borrower or Borrowers is requesting a Committed Borrowing, a conversion of Committed Loans from one Type to the other, or a continuation of Eurocurrency Rate Committed Loans, (iv) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (v) the principal amount of Committed Loans to be borrowed, converted or continued, (vi) the Type of Committed

Five Year Competitive Advance and
Revolving Credit Facility Agreement

Loans to be borrowed or to which existing Committed Loans are to be converted, (vii) if applicable, the duration of the Interest Period with respect thereto, (viii) the currency of the Committed Loans to be borrowed, which shall be Primary Currency for the Primary Currency Facility and Dollars or Available Foreign Currency for the Multi-Currency Facility, and (ix) must be signed by a Responsible Officer of the requesting Borrower.

     (c) Timing of Notice. Each such notice must be received by the Administrative Agent not later than the times specified below for the applicable Type of Loan and currency of such Loan, as indicated:

     (i) Loans Denominated in Dollars.

     (A) Eurocurrency Rate Committed Loans. For any Borrowing of, conversion to or continuation of, Eurocurrency Rate Committed Loans denominated in Dollars or of any conversion of Eurocurrency Rate Committed Loans denominated in Dollars to Base Rate Committed Loans, 1:00 p.m. three Business Days prior to the requested date of any such Borrowing, conversion or continuation; provided that a Eurocurrency Rate Committed Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Committed Loan.

     (B) Base Rate Committed Loans. For any Borrowing of Base Rate Committed Loans, 1:00 p.m. one Business Day prior to such Borrowing.

     (ii) Loans Denominated in Available Foreign Currency. For any Borrowing or continuation of Eurocurrency Rate Committed Loans denominated in Available Foreign Currencies, 12:00 p.m. London, England time, three Business Days prior to the requested date of any such Borrowing or continuation.

     (d) Minimum Amounts.

     (i) Eurocurrency Rate Committed Loans. Each Borrowing of, conversion to or continuation of, Eurocurrency Rate Committed Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof.

     (ii) Base Rate Loans. Except as provided in Sections 2.4(c)(ii) and 2.5(c), each Committed Borrowing of, or conversion to, Base Rate Committed Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof.

     (e) General Provisions. If the applicable Borrower or Borrowers fail to specify a currency in a Committed Loan Notice requesting a Borrowing, then the Committed Loans so requested shall be made in Dollars. If the applicable Borrower or Borrowers fail to specify the Facility, and the requested Committed Loan is in any Primary Currency, then the Committed Loan so requested shall be made under the Primary Currency Facility. If the applicable Borrower or Borrowers fail to specify a Type of Committed Loan in a Committed Loan Notice or if the applicable Borrower or Borrowers fail to give a timely notice requesting a conversion or continuation, then the applicable Committed Loans shall be made as, or converted to, Base Rate Loans; provided, however, that in the case of a failure to timely request a continuation of Committed Loans denominated in an Available Foreign Currency, such Loans shall be continued as Eurocurrency Rate Committed Loans in their original currency with an Interest Period of one month. Any automatic conversion to Base Rate Loans shall be effective as of the last day of the

Five Year Competitive Advance and
Revolving Credit Facility Agreement

Interest Period then in effect with respect to the applicable Eurocurrency Rate Committed Loans. If the applicable Borrower or Borrowers request a Borrowing of, conversion to, or continuation of, Eurocurrency Rate Committed Loans in any such Committed Loan Notice, but fail to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. No Committed Loan may be converted into or continued as a Committed Loan denominated in a different currency, but instead must be prepaid in the original currency of such Committed Loan and reborrowed in the other currency.

     (f) Funding of Committed Loans by Lenders to the Administrative Agent. Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Primary Currency Lender or Multi-Currency Lender, as applicable, of the amount (and currency) of its Applicable Percentage under the relevant Facility of the applicable Committed Loans, and if no timely notice of a conversion or continuation is provided by the applicable Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuation of Committed Loans denominated in a currency other than Dollars, in each case as described in this Section 2.3(f). In the case of a Committed Borrowing, each Primary Currency Lender or Multi-Currency Lender, as applicable, shall make the amount of its Committed Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office for the applicable currency not later than 2:00 p.m., in the case of any Committed Loan denominated in Dollars, and not later than the Applicable Time specified by the Administrative Agent in the case of any Committed Loan in an Available Foreign Currency, in each case on the Business Day specified in the applicable Committed Loan Notice.

     (g) Funding of Committed Loans to Borrowers. Upon satisfaction of the applicable conditions set forth in Section 4.2 (and, if such Borrowing is the initial Credit Extension, Section 4.1), the Administrative Agent shall make all funds received from the Lenders pursuant to clause (f) preceding, available to ACS or the applicable Borrowing Subsidiary in like funds as received by the Administrative Agent either by (i) crediting the account of such Borrower on the books of JPMorgan with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by ACS or the applicable Borrowing Subsidiary (as the case may be); provided, however, that if, on the date the Committed Loan Notice with respect to such Borrowing denominated in Dollars is given by ACS or any Borrowing Subsidiary, there are L/C Borrowings outstanding under the applicable Facility under which such Borrowing is being made and for which such Borrower is liable, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and, second, shall be made available to the applicable Borrower as provided above.

     (h) Availability of Eurocurrency Rate Committed Loans after a Default. During the existence of a Default, no Loans may be requested as, converted to, or continued as, Eurocurrency Rate Committed Loans (whether in Dollars or any Available Foreign Currency) without the consent of the Required Lenders.

     (i) Rate/ Exchange Rate Notification. The Administrative Agent shall promptly notify ACS, the applicable Borrowing Subsidiary, and the Primary Currency Lenders or Multi-Currency Lenders, as applicable, of the interest rate applicable to any Interest Period for Eurocurrency Rate Committed Loans upon determination of such interest rate and of the Exchange Rate, if any, applicable to any Committed Borrowing or any continuation or conversion thereof. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify Borrowers and the

Five Year Competitive Advance and
Revolving Credit Facility Agreement

Lenders of any change in JPMorgan’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

     (j) Number of Interest Periods. After giving effect to all Committed Borrowings, all conversions of Committed Loans from one Type to the other, and all continuations of Committed Loans as the same Type, there shall not be in effect with respect to Committed Loans under both Facilities to all Borrowers more than an aggregate of twenty Interest Periods.

2.4 Letters of Credit.

     (a) The Letter of Credit Commitments.

     (i) Primary Currency Facility. Subject to the terms and conditions set forth in Sections 2.4 and 4.2 (and if such Letter of Credit issuance is the initial Credit Extension, Section 4.1), each L/C Issuer under the Primary Currency Facility agrees, in reliance upon the agreements of the Primary Currency Lenders set forth in this Section 2.4, (1) from time to time on any Business Day during the period from the Closing Date until the Maturity Date, to issue Letters of Credit under the Primary Currency Facility denominated in Dollars or Euros or, if consented to by such L/C Issuer, in one or more Available Foreign Currencies (other than Euros) for the account of ACS, any Borrowing Subsidiary, or their Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with this Section 2.4, and (2) to honor drawings under the Letters of Credit issued by such L/C Issuer.

     (ii) Multi-Currency Facility. Subject to the terms and conditions set forth in Sections 2.4 and 4.2 (and if such Letter of Credit issuance is the initial Credit Extension, Section 4.1), each L/C Issuer under the Multi-Currency Facility agrees, in reliance upon the agreements of the Multi-Currency Lenders set forth in this Section 2.4, (1) from time to time on any Business Day during the period from the Closing Date until the Maturity Date, to issue Letters of Credit under the Multi-Currency Facility denominated in Dollars or in one or more Available Foreign Currencies for the account of ACS, any Borrowing Subsidiary, or their Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with this Section 2.4, and (2) to honor drawings under the Letters of Credit issued by such L/C Issuer.

     (iii) Commitment Limitations. No Letter of Credit shall be issued hereunder unless after giving effect to any L/C Credit Extension with respect to any Letter of Credit:

     (A) the Total Outstandings shall not exceed the Aggregate Commitments;

     (B) for any L/C Credit Extension under the Primary Currency Facility, (y) the Primary Currency Total Outstandings shall not exceed the Primary Currency Commitments for all Primary Currency Lenders, and (z) the aggregate Outstanding Amount of the Primary Currency Committed Loans of any Primary Currency Lender, plus such Primary Currency Lender’s Applicable Percentage of the Outstanding Amount of all Primary Currency L/C Obligations, plus such Primary Currency Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Primary Currency Lender’s Primary Currency Commitment; and

Five Year Competitive Advance and
Revolving Credit Facility Agreement

     (C) for any L/C Credit Extension under the Multi-Currency Facility, (y) the Multi-Currency Total Outstandings shall not exceed the Multi-Currency Commitments for all Multi-Currency Lenders, and (z) the Outstanding Amount of the Multi-Currency Committed Loans of any Multi-Currency Lender, plus such Multi-Currency Lender’s Applicable Percentage of the Outstanding Amount of all Multi-Currency L/C Obligations shall not exceed such Multi-Currency Lender’s Multi-Currency Commitment.

     (iv) Revolving Letter of Credit Commitments. Within the foregoing limits, and subject to the terms and conditions hereof, the ability to obtain Letters of Credit under this Section 2.4 shall be fully revolving, and accordingly ACS or any Borrowing Subsidiary may, during the period from the Closing Date to the Maturity Date, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

     (v) Existing Letters of Credit. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto and under the Primary Currency Facility, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

     (vi) Expiration Dates. Each requested Letter of Credit shall expire no later than one year from the date of issuance; provided that, (i) any Letter of Credit may provide for automatic renewals for successive twelve month periods unless the applicable L/C Issuer has given sixty (60) days (or such other notice as the applicable Requesting Borrower, the applicable L/C Issuer, and the applicable beneficiary may agree), prior written notice to the applicable beneficiary of its election not to extend such Letter of Credit, and (ii) all Letter of Credit Obligations outstanding on the Maturity Date shall be Cash Collateralized pursuant to Section 2.4(j).

     (vii) Amendments. No L/C Issuer shall be under any obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

     (b) Procedures for Issuance and Amendment of Letters of Credit.

     (i) Letter of Credit Request.

     (A) Letters of Credit. Each Letter of Credit shall be issued or amended, as the case may be, upon the request of any Borrower delivered to the applicable L/C Issuer (with a copy to the Administrative Agent). Such request for the issuance or amendment, as the case may be, of a Letter of Credit (“Letter of Credit Request”) must be received by the applicable L/C Issuer and the Administrative Agent (A) not later than 11:00 a.m. at least three Business Days prior to the proposed issuance date or date of amendment, as the case may be, of any Letter of Credit denominated in Dollars, and (B) not later than 12:00 p.m. London, England time at least three Business Days prior to the proposed issuance date or date of amendment, as the case may be, of any Letter of Credit denominated in an Available Foreign Currency; or in each case such later date and time as the Requesting Borrower, the Administrative Agent, and such L/C Issuer may agree in a particular instance. In the case of a request for an initial

Five Year Competitive Advance and
Revolving Credit Facility Agreement

issuance of a Letter of Credit, such Letter of Credit Request shall specify in form and detail reasonably satisfactory to the applicable L/C Issuer: (1) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (2) the amount and currency thereof; (3) the expiry date thereof; (4) the name and address of the beneficiary thereof; (5) the documents to be presented by such beneficiary in case of any drawing thereunder; (6) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (7) the Facility under which such Letter of Credit is to be issued; (8) the name of the account party on whose behalf such Letter of Credit will be issued (which must be the Requesting Borrower or a Subsidiary thereof); and (9) such other matters as such L/C Issuer may reasonably require. If requested by the applicable L/C Issuer, the Requesting Borrower also shall submit a letter of credit application on the applicable L/C Issuer’s standard form in connection with any Letter of Credit Request. If the Requesting Borrower fails to specify the Facility under which such Letter of Credit is to be issued, the Letter of Credit shall be issued under the Primary Currency Facility.

     (B) Letter of Credit Amendments. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Request shall specify in form and detail reasonably satisfactory to the applicable L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as such L/C Issuer may reasonably require.

     (ii) Further Assurances. The Requesting Borrower shall furnish to the applicable L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as such L/C Issuer or the Administrative Agent may reasonably require. Each request by a Requesting Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by such Requesting Borrower that the L/C Credit Extension so requested complies with the applicable conditions set forth in Section 2.4(a)(iii).

     (iii) Issuance of Letters of Credit or Amendments. Promptly after receipt of the Letter of Credit Request, the applicable L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Request and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the applicable L/C Issuer has received written notice from any Lender under the applicable Facility, the Administrative Agent or any Borrower, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Section 4 shall not then be satisfied, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Requesting Borrower (or any designated Subsidiary of the Requesting Borrower) or enter into the applicable amendment, as the case may be, in each case in accordance with such L/C Issuer’s usual and customary business practices.

     (iv) Copies of Issued Letters of Credit. Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect

Five Year Competitive Advance and
Revolving Credit Facility Agreement

thereto or to the beneficiary thereof, the applicable L/C Issuer will also deliver to the Requesting Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

     (v) Review of Issued Letters of Credit by Requesting Borrower. The applicable Requesting Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with such Requesting Borrower’s instructions or other irregularity, such Requesting Borrower will immediately notify the applicable L/C Issuer. ACS and the applicable Borrowing Subsidiary shall be conclusively deemed to have waived any such claim against the applicable L/C Issuer and its correspondents unless such notice is given as aforesaid.

     (vi) Special Limitations to Issuance. No L/C Issuer shall be under any obligation to issue any Letter of Credit if:

     (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such L/C Issuer in good faith deems material to it;

     (B) the issuance of such Letter of Credit would violate one or more policies of such L/C Issuer;

     (C) such Letter of Credit is being requested under the Primary Currency Facility and such Letter of Credit is to be denominated in a currency other than Dollars or Euros, unless otherwise agreed by the Administrative Agent and such L/C Issuer; or

     (D) a default of any Lender’s obligations to fund under Section 2.4(c) or (e) exists or any Lender is at such time a Defaulting Lender hereunder, unless such L/C Issuer has entered into satisfactory arrangements with Borrowers (including, without limitation, Cash Collateralizing such Lender’s Applicable Percentage of such Letter of Credit) or such Lender to eliminate such L/C Issuer’s risk with respect to such Lender.

     (c) Drawings and Reimbursements.

     (i) Reimbursement for Drawings by Borrowers. Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable L/C Issuer shall notify the Requesting Borrower and the Administrative Agent thereof. The Requesting Borrower shall reimburse the applicable L/C Issuer (A) in Dollars for all drawings under Letters of Credit denominated in Dollars, (B) in the Dollar

Five Year Competitive Advance and
Revolving Credit Facility Agreement

Equivalent amount for all drawings under Letters of Credit denominated in Available Foreign Currency (other than Euros) issued under the Primary Currency Facility, (C) in Euros for all drawings under Letters of Credit denominated in Euros, and (D) in the applicable Available Foreign Currency for all drawings under Letters of Credit denominated in Available Foreign Currency issued under the Multi-Currency Facility. In the case of a drawing under a Letter of Credit issued under the Primary Currency Facility, denominated in an Available Foreign Currency (other than Euros), the applicable L/C Issuer shall notify the Requesting Borrower of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. Not later than 11:00 a.m. on the date of any payment by the applicable L/C Issuer under a Letter of Credit to be reimbursed (each such date, an “Honor Date”), the Requesting Borrower shall reimburse such L/C Issuer directly in an amount equal to the amount of such drawing and in the applicable currency as set forth above.

     (ii) Automatic Borrowings to Fund Unreimbursed Amount. If ACS or the applicable Borrowing Subsidiary fails to so reimburse the applicable L/C Issuer by such time, such L/C Issuer shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each Primary Currency Lender or Multi-Currency Lender, as the case may be, of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the case of Letters of Credit denominated in Dollars, expressed in Euros, in the case of Letters of Credit denominated in Euros, or expressed in the Dollar Equivalent thereof in the case of Letters of Credit denominated in an Available Foreign Currency other than Letters of Credit issued in an Available Foreign Currency under the Multi-Currency Facility, in which case the amount of the drawing shall be expressed in the applicable Foreign Currency) (the “Unreimbursed Amount”), and the amount of such Lender’s Applicable Percentage thereof. In such event, the applicable Requesting Borrower shall be deemed to have requested (A) for drawings under Letters of Credit to be reimbursed in Dollars, a Base Rate Committed Loan and (B) for drawings under Letters of Credit to be reimbursed in an Available Foreign Currency, a Eurocurrency Rate Committed Loan under the applicable Facility to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.3 for the principal amount of Base Rate Loans or Eurocurrency Rate Committed Loans, as the case may be, but subject to the amount of the unutilized portion of the Primary Currency Commitments or Multi-Currency Commitments, as the case may be, and the conditions set forth in Section 4.2 (other than the delivery of a Committed Loan Notice). Any notice given by an L/C Issuer or the Administrative Agent pursuant to this Section 2.4(c)(ii) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

     (iii) Funding of Automatic Borrowings by Lenders. Each Primary Currency Lender or Multi-Currency Lender, as the case may be, shall upon any notice pursuant to Section 2.4(c)(ii) make funds available to the Administrative Agent for the account of the applicable L/C Issuer, in the applicable currency, at the Administrative Agent’s Office for the applicable currency in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon each Primary Currency Lender or Multi-Currency Lender, as the case may be, that so makes funds available shall be deemed to have made a Base Rate Committed Loan or Eurocurrency Rate Committed Loan, as the case may be, to the applicable Requesting Borrower in such amount. The Administrative

Five Year Competitive Advance and
Revolving Credit Facility Agreement

Agent shall remit the funds so received to the applicable L/C Issuer in the applicable currency.

     (d) Lender Participations.

     (i) Purchase of Participations by Lenders. Immediately upon the issuance of each Letter of Credit, each Primary Currency Lender or Multi-Currency Lender, as the case may be, shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable L/C Issuer a risk participation in such Letter of Credit issued under the applicable Facility in an amount equal to the product of such Primary Currency Lender’s Applicable Percentage of the Primary Currency Facility or such Multi-Currency Lender’s Applicable Percentage of the Multi-Currency Facility, as the case may be, times the amount of such Letter of Credit.

     (ii) Benefits and Immunities of L/C Issuers. Each L/C Issuer shall act on behalf of the Lenders under the applicable Facility with respect to any Letters of Credit issued by it under such Facility and the documents associated therewith, and each L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Section 8 with respect to any acts taken or omissions suffered by the L/C Issuers in connection with Letters of Credit issued by them or proposed to be issued by them and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Section 8 included the L/C Issuers with respect to such acts or omissions, and (B) as additionally provided herein with respect to each L/C Issuer.

     (e) Funding of Participations by Lenders.

     (i) With respect to any Unreimbursed Amount that is not fully refinanced pursuant to Section 2.4(c)(iii) by a Committed Borrowing of Base Rate Loans or Eurocurrency Rate Committed Loans, as the case may be, because the conditions set forth in Section 4.2 cannot be satisfied or for any other reason, the applicable Requesting Borrower shall be deemed to have incurred from the applicable L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Primary Currency Lender’s or Multi-Currency Lender’s, as the case may be, payment to the Administrative Agent for the account of the applicable L/C Issuer pursuant to Section 2.4(c)(iii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.4.

     (ii) Until each Primary Currency Lender or Multi-Currency Lender, as the case may be, funds its Committed Loan or L/C Advance pursuant to Section 2.4(c)(iii) or 2.4(e)(i) to reimburse the applicable L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Percentage of such amount shall be solely for the account of such L/C Issuer.

     (iii) Each Lender’s obligation to make Committed Loans or L/C Advances to reimburse the L/C Issuers for amounts drawn under Letters of Credit shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuers, Borrowers, any Subsidiary or any other Person for any reason

Five Year Competitive Advance and
Revolving Credit Facility Agreement

whatsoever; (B) the occurrence or continuance of a Default; or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Committed Loans pursuant to Section 2.4(c)(iii) is subject to the conditions set forth in Section 4.2 (other than delivery by the applicable Requesting Borrower of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of ACS and the applicable Requesting Borrower to reimburse the L/C Issuers for the amount of any payment made by the L/C Issuers under any Letter of Credit, together with interest as provided herein.

     (iv) If any Primary Currency Lender or Multi-Currency Lender, as the case may be, fails to make available to the Administrative Agent for the account of any L/C Issuer any amount required to be paid by such Lender pursuant to the provisions of Section 2.4(c) or (e) by the time specified in Section 2.4(c)(iii), the applicable L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect. A certificate of any L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iv) shall be conclusive absent manifest error.

     (f) Repayment of Participations.

     (i) At any time after any L/C Issuer has made a payment under any Letter of Credit and has received from any Lender under the applicable Facility such Lender’s L/C Advance in respect of such payment in accordance with Section 2.4(e), if the Administrative Agent receives for the account of an L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from any Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Percentage under the applicable Facility thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in Dollars and in the same funds as those received by the Administrative Agent.

     (ii) If any payment received by the Administrative Agent for the account of an L/C Issuer pursuant to Section 2.4(c) is required to be returned under any of the circumstances described in Section 9.5 (including pursuant to any settlement entered into by any L/C Issuer in its discretion), each Lender under the applicable Facility shall pay to the Administrative Agent for the account of the applicable L/C Issuer its Applicable Percentage under the applicable Facility thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

     (g) Obligations Absolute. The obligation of the Requesting Borrowers to reimburse the L/C Issuers for each drawing under each Letter of Credit issued for the account of such Requesting Borrower or its Subsidiaries (and in the case of ACS, to reimburse the L/C Issuers for drawings under all Letters of Credit issued for any Borrower or any Subsidiary) and to repay each L/C Borrowing for Letters of Credit issued for the account of such Requesting Borrower or its

Five Year Competitive Advance and
Revolving Credit Facility Agreement

Subsidiaries shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

     (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

     (ii) the existence of any claim, counterclaim, setoff, defense or other right that Borrowers or any Subsidiary thereof may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), any L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

     (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

     (iv) any payment by any L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by any L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

     (v) any adverse change in the relevant exchange rates or in the availability of the relevant Available Foreign Currency to Borrowers or any Subsidiary thereof or in the relevant currency markets generally; or

     (vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, Borrowers or any Subsidiary thereof.

     Notwithstanding the foregoing or any other provision hereof to the contrary, (i) ACS shall reimburse the L/C Issuers in an amount equal to all of drawings under all Letters of Credit and the provisions of this clause (g) shall apply to such reimbursement obligation and (ii) no Borrowing Subsidiary shall be obligated to reimburse any L/C Issuer for any drawings under any Letter of Credit issued at the request of ACS or any other Borrowing Subsidiary.

     (h) Role of L/C Issuers; Exculpation Provisions. Each Lender and each Borrower agree that, in paying any drawing under a Letter of Credit, no L/C Issuer shall have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuers, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders under the applicable Facility or the Required Lenders under the applicable Facility, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or

Five Year Competitive Advance and
Revolving Credit Facility Agreement

(iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. ACS (with respect to all Letters of Credit) and each Borrowing Subsidiary (with respect to all Letters of Credit issued at the request of such Borrowing Subsidiary) hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude any Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuers, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuers shall be liable or responsible for any of the matters described in clauses (i) through (vi) of Section 2.4(g); provided, however, that anything in such clauses to the contrary notwithstanding, a Borrower may have a claim against an L/C Issuer, and an L/C Issuer may be liable to such Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by such Borrower which such Borrower proves were caused by such L/C Issuer’s willful misconduct or gross negligence or such L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuers may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and no L/C Issuer shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

     (i) Summary Reports from L/C Issuers. No less than once each month, each L/C Issuer shall give a summary report of the issued and outstanding Letters of Credit issued by such L/C Issuer under each Facility to the Administrative Agent, in form and substance satisfactory to the Administrative Agent, and the Administrative Agent shall distribute such summary reports to the Lenders and ACS promptly upon receipt thereof.

     (j) Cash Collateral.

     (i) Upon the request of the Administrative Agent, (A) if any L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (B) if, as of the Maturity Date, any L/C Obligation for any reason remains outstanding, ACS, and as applicable, each Borrowing Subsidiary (but only to the extent of L/C Obligations arising under Letters of Credit issued for the account of such Borrowing Subsidiary or its Subsidiaries) shall, in each case, immediately Cash Collateralize the then Dollar Equivalent of the Outstanding Amount of all such L/C Obligations.

     (ii) The Administrative Agent may, on each Revaluation Date after the initial deposit of Cash Collateral, request that additional Cash Collateral be provided in order to protect against the results of exchange rate fluctuations.

     (iii) Sections 2.6 and 7.11(c) set forth certain additional requirements to deliver Cash Collateral hereunder. For purposes of this Section 2.4 and Section 7.11(c) (with respect to L/C Obligations), “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuers and the Lenders, as collateral for the L/C Obligations of ACS and each Borrowing Subsidiary (but only to the extent of L/C Obligations under Letters of Credit issued for the account of such

Five Year Competitive Advance and
Revolving Credit Facility Agreement

Borrowing Subsidiary or its Subsidiaries), cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuers (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. ACS and each Borrowing Subsidiary (by executing an Additional Borrower Notice and Assumption) hereby grants to the Administrative Agent, for the benefit of the L/C Issuers and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing but, in the case of Borrowing Subsidiaries, only to the extent of Letters of Credit issued for the account of such Borrowing Subsidiary or its Subsidiaries. Cash Collateral shall be maintained in blocked, non-interest bearing deposit accounts at JPMorgan and all such accounts shall be in the exclusive dominion and control of the Administrative Agent.

     (iv) If as of any Revaluation Date, the amount held as Cash Collateral hereunder exceeds the then Dollar Equivalent of the Outstanding Amount of all L/C Obligations, ACS may request that the Administrative Agent release such excess Cash Collateral, and, if upon such request no Default then exists, the Administrative Agent shall promptly release (and is hereby authorized by the Lenders to so release) such excess Cash Collateral to ACS.

     (k) Applicability of ISP and UCP. Unless otherwise expressly agreed by any L/C Issuer and the applicable Requesting Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each commercial Letter of Credit.

     (l) Letter of Credit Fees. Borrowers (subject to the proviso set forth below) shall pay to the Administrative Agent for the account of each Primary Currency Lender or Multi-Currency Lender, as the case may be, in accordance with its Applicable Percentage, in Dollars, or, with respect to Letters of Credit issued under the Primary Currency Facility in Euros, in Euros, or, with respect to Letters of Credit issued under the Multi-Currency Facility in a Foreign Currency, in such Foreign Currency, a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit issued under the applicable Facility equal to the Applicable Margin times the daily amount available to be drawn under such Letter of Credit; provided that the liability of (i) each Borrowing Subsidiary shall be limited solely to the Letter of Credit Fees related to Letters of Credit issued to such Borrowing Subsidiary (or on such Borrowing Subsidiary’s behalf) and (ii) ACS shall be for the Letter of Credit Fees related to all Letters of Credit issued under the Agreement. Letter of Credit Fees shall be (i) computed on a quarterly basis in arrears and (ii) due and payable on the fifth Business Day after ACS receives a written invoice therefor from the Administrative Agent after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Maturity Date and thereafter on demand. If there is any change in the Applicable Margin during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists under Section 7.1, all Letter of Credit Fees shall accrue at the Default Rate.

Five Year Competitive Advance and
Revolving Credit Facility Agreement

     (m) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. Borrowers (subject to the proviso set forth below) shall pay directly to the L/C Issuers for their own account, in Dollars, or, with respect to Letters of Credit issued under the Primary Currency Facility in Euros, in Euros, or, with respect to Letters of Credit issued under the Multi-Currency Facility in a Foreign Currency, in such Foreign Currency, a fronting fee with respect to each Letter of Credit issued by such L/C Issuer, at the rate per annum equal to (i) 0.100% per annum times of the daily amount available to be drawn under such Letter of Credit or (ii) such other amount or rate that Borrowers and such L/C Issuer shall agree on a quarterly basis in arrears, and due and payable on the fifth Business Day after ACS receives a written invoice therefor from the applicable L/C Issuer after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Maturity Date and thereafter on demand; provided that the liability of (i) each Borrowing Subsidiary shall be limited solely to the fronting fees related to Letters of Credit issued at the request of such Borrowing Subsidiary and (ii) ACS shall be for the fronting fees related to all Letters of Credit issued under the Agreement. In addition, each Borrower (subject to the proviso set forth below) shall pay directly to the L/C Issuers for their own account, in Dollars, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuers relating to letters of credit as from time to time in effect; provided that the liability of (i) each Borrowing Subsidiary shall be limited solely to the fronting fees related to Letters of Credit issued at the request of such Borrowing Subsidiary and (ii) ACS shall be for the fronting fees related to all Letters of Credit issued under the Agreement. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

     (n) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

     (o) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary of a Requesting Borrower, ACS and each applicable Borrowing Subsidiary shall be obligated to reimburse the applicable L/C Issuer for any and all drawings under such Letter of Credit as if such Letter of Credit were issued directly for the account of such Requesting Borrower. Each Requesting Borrower hereby acknowledges that the issuance of Letters of Credit for the account of their respective Subsidiaries inures to the benefit of such Requesting Borrower, and that such Requesting Borrower’s business derives substantial benefits from the businesses of such Subsidiaries; provided that each Borrowing Subsidiary shall only be liable for Letters of Credit requested by it for itself or its Subsidiaries.

2.5 Swing Line Loans.

     (a) The Swing Line. Subject to the terms and conditions set forth herein, (i) each Swing Line Lender severally agrees, in reliance upon the agreements of the other Primary Currency Lenders set forth in this Section 2.5 to make loans in Dollars (each such loan, a “Dollar Swing Line Loan”) and (ii) JPMorgan, it its capacity as a Swing Line Lender, agrees, in reliance upon the agreements of the other Primary Currency Lenders set forth in this Section 2.5 to make loans in Euros (together with the Dollar Swing Line Loans, the “Swing Line Loans”), in each case to any Borrower from time to time on any Business Day during the Availability Period in an aggregate amount for all Borrowers not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Primary Currency Committed Loans and Primary Currency L/C Obligations of the applicable Primary Currency Lender acting as a

Five Year Competitive Advance and
Revolving Credit Facility Agreement

Swing Line Lender, may exceed the amount of such Primary Currency Lender’s Primary Currency Commitment; provided, however, that after giving effect to any Swing Line Loan, (A) the Total Outstandings shall not exceed the Aggregate Commitments, (B) the Primary Currency Total Outstandings shall not exceed the Primary Currency Commitments, and (C) the aggregate Outstanding Amount of the Primary Currency Committed Loans of any Primary Currency Lender (other than the applicable Swing Line Lender), plus such Primary Currency Lender’s Applicable Percentage of the Outstanding Amount of all Primary Currency L/C Obligations, plus such Primary Currency Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Primary Currency Lender’s Primary Currency Commitment, and provided, further, that no Borrower shall use any proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.5, prepay under Section 2.7, and reborrow under this Section 2.5. Each Swing Line Loan denominated in Dollars shall bear interest as set forth in Section 2.10. Immediately upon the making of a Swing Line Loan, each Primary Currency Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Primary Currency Lender’s Applicable Percentage times the amount of such Swing Line Loan.

     (b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon a Borrower’s irrevocable notice to a Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the applicable Swing Line Lender and the Administrative Agent not later than (i) for Swing Line Loans denominated in Dollars, 3:00 p.m. and (ii) for Swing Line Loans denominated in Euros, 12:00 p.m., London, England time, in each case, on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, (ii) the requested borrowing date, which shall be a Business Day, (iii) whether such Swing Line Loan is to be denominated in Dollars or Euros, and (iv) the Borrower requesting such Swing Line Loan. Each such telephonic notice must be confirmed promptly by delivery to the applicable Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the requesting Borrower. Promptly after receipt by the applicable Swing Line Lender of any telephonic Swing Line Loan Notice, such Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, such Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the applicable Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 3:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing such Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.5(a), or (B) that one or more of the applicable conditions specified in Section 4 is not then satisfied, then, subject to the terms and conditions hereof, such Swing Line Lender will, not later than 3:30 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Administrative Agent, and the Administrative Agent will make the amount so received available to the requesting Borrower by not later than 4:00 p.m. on such date received.

Five Year Competitive Advance and
Revolving Credit Facility Agreement

     (c) Refinancing of Swing Line Loans.

     (i) Each Swing Line Lender with Swing Line Loans outstanding at any time in its sole and absolute discretion may request, on behalf of the applicable Borrowers (each of which hereby irrevocably authorizes each Swing Line Lender to so request on its behalf), that each Primary Currency Lender make (A) for Swing Line Loans denominated in Dollars, a Base Rate Committed Loan and (B) for Swing Line Loans denominated in Euros, a Eurocurrency Rate Committed Loan in an amount equal to such Primary Currency Lender’s Applicable Percentage of the amount of the applicable Type of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.3, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans or Eurocurrency Rate Committed Loans, as the case may be, but subject to the unutilized portion of the Primary Currency Commitments and the conditions set forth in Section 4.2. The applicable Swing Line Lender shall furnish ACS and all other Borrowers of Swing Line Loans with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Primary Currency Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Committed Loan Notice available to the Administrative Agent in Same Day Funds for the account of the applicable Swing Line Lender at the Administrative Agent’s Office not later than 2:00 p.m. on the day specified in such Committed Loan Notice (which shall be at least one Business Day after delivery thereof for Base Rate Committed Loans and at least three Business Days after delivery thereof for Eurocurrency Rate Committed Loans), whereupon, subject to Section 2.5(c)(ii), each Primary Currency Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan or Eurocurrency Rate Committed Loan, as the case may be, to the requesting Borrower in such amount. The Administrative Agent shall remit the funds so received to the applicable Swing Line Lender.

     (ii) If for any reason any Swing Line Loan cannot be refinanced by such a Committed Borrowing in accordance with Section 2.5(c)(i), the request for Base Rate Committed Loans or Eurocurrency Rate Committed Loans, as the case may be, submitted by the applicable Swing Line Lender as set forth herein shall be deemed to be a request by such Swing Line Lender that each of the Primary Currency Lenders fund its risk participation in the relevant Swing Line Loan and each Primary Currency Lender’s payment to the Administrative Agent for the account of such Swing Line Lender pursuant to Section 2.5(c)(i) shall be deemed payment in respect of such participation.

     (iii) If any Primary Currency Lender fails to make available to the Administrative Agent for the account of the applicable Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.5(c) by the time specified in Section 2.5(c)(i), such Swing Line Lender shall be entitled to recover from such Primary Currency Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such Swing Line Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect. A certificate of the applicable Swing Line Lender submitted to any Primary Currency Lender (through the Administrative Agent)

Five Year Competitive Advance and
Revolving Credit Facility Agreement

with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

     (iv) Each Primary Currency Lender’s obligation to make Committed Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.5(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Primary Currency Lender may have against any Swing Line Lender, any Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Primary Currency Lender’s obligation to make Committed Loans pursuant to this Section 2.5(c) is subject to the conditions set forth in Section 4.2. No such funding of risk participations shall relieve or otherwise impair the obligation of any Borrower to repay Swing Line Loans, together with interest as provided herein.

     (d) Repayment of Participations.

     (i) At any time after any Primary Currency Lender has purchased and funded a risk participation in a Swing Line Loan, if the applicable Swing Line Lender receives any payment on account of such Swing Line Loan, such Swing Line Lender will distribute to such Primary Currency Lender its Applicable Percentage of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Primary Currency Lender’s risk participation was funded) in the same funds as those received by such Swing Line Lender.

     (ii) If any payment received by the applicable Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 9.5 (including pursuant to any settlement entered into by such Swing Line Lender in its discretion), each Primary Currency Lender shall pay to such Swing Line Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate. The Administrative Agent will make such demand upon the request of the applicable Swing Line Lender. The obligations of the Primary Currency Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

     (e) Interest for Account of Swing Line Lenders. Each Swing Line Lender shall be responsible for invoicing ACS and the applicable Borrower for interest on the Swing Line Loans made by such Swing Line Lender. Until each Primary Currency Lender funds its Base Rate Committed Loan or Eurocurrency Rate Committed Loan, as the case may be, or risk participation pursuant to this Section 2.5 to refinance such Primary Currency Lender’s Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the applicable Swing Line Lender.

2.6 Competitive Loans and Competitive Letters of Credit.

     (a) General. Subject to the terms and conditions set forth herein, from time to time prior to the Maturity Date and the termination of the Aggregate Commitments any Borrower may request Competitive Bids and such Borrowers may (but shall not have any obligation to) accept

Five Year Competitive Advance and
Revolving Credit Facility Agreement

Competitive Bids and borrow Competitive Loans or obtain Competitive Letters of Credit for the account of ACS, any other Borrower, or their Subsidiaries; provided that no Competitive Loan or Competitive Letter of Credit may be requested that (after giving effect to the Facility designation as provided in Section 2.6(b)(ix)) would result in (i) the Total Outstandings exceeding the Aggregate Commitments, (ii) the Primary Currency Total Outstandings exceeding the Primary Currency Commitments, and (iii) the Multi-Currency Total Outstandings exceeding the Multi-Currency Commitments.

     (b) Requesting Competitive Bids. To request Competitive Bids, the requesting Borrower shall hand deliver or telecopy to the Administrative Agent a duly completed Competitive Bid Request in the form of Exhibit C-1 hereto, to be received by the Administrative Agent, (i) in the case of a Competitive Loan to be denominated in Dollars and any Competitive Letter of Credit to be denominated in Dollars, not later than 1:00 p.m. four Business Days before the proposed date of such Competitive Loan or the issuance of such Competitive Letter of Credit and (ii) in the case of a Competitive Loan to be denominated in Foreign Currency or any Competitive Letter of Credit to be denominated in Foreign Currency, not later than 12:00 p.m. London, England time, each four Business Days before the proposed date of such Competitive Loan or the issuance of such Competitive Letter of Credit. A Competitive Bid Request that does not conform substantially to Exhibit C-1 may be rejected in the Administrative Agent’s sole discretion, and the Administrative Agent shall promptly notify ACS and the requesting Borrower of such rejection by telecopy. Each Competitive Bid Request shall specify the following information in compliance with Section 2.3:

     (i) whether the requested Competitive Bid is for a Competitive Loan or a Competitive Letter of Credit;

     (ii) the amount of the requested Competitive Loan (which shall be a minimum of $10,000,000 and an integral multiple of $1,000,000) or the stated amount of the requested Competitive Letter of Credit;

     (iii) the currency of the requested Competitive Loan or Competitive Letter of Credit (which can be Dollars or a Foreign Currency);

     (iv) the date of such Competitive Loan or the issuance of such Competitive Letter of Credit, which shall be a Business Day;

     (v) if the request is for a Competitive Loan, whether such Competitive Loan is to be a Eurocurrency Rate Competitive Loan or a Fixed Rate Loan and the proposed maturity date and repayment terms of such Competitive Loan;

     (vi) if the request is for a Eurocurrency Rate Competitive Loan, the Interest Period to be applicable to such Eurocurrency Rate Competitive Loan;

     (vii) if the request is for the issuance of a Competitive Letter of Credit, (A) the proposed issuance date of the requested Competitive Letter of Credit (which shall be a Business Day); (B) the expiry date thereof; (C) the name and address of the beneficiary thereof; (D) the documents to be presented by such beneficiary in case of any drawing thereunder; (E) the account party thereunder, which must be the Requesting Borrower or a Subsidiary thereof; and (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder;

Five Year Competitive Advance and
Revolving Credit Facility Agreement

     (viii) if the request is for a Competitive Loan, the location and number of the account of the requesting Borrower to which funds are to be disbursed;

     (ix) the Facility under which the Competitive Loan or Competitive Letter of Credit is to be deemed as usage for purposes of the availability under such Facility; and

     (x) the applicable Borrower.

If no election as to the currency of a Competitive Loan or Competitive Letter of Credit is specified in any Competitive Bid Request, then the applicable Borrower shall be deemed to have requested a Competitive Loan or Competitive Letter of Credit, as applicable, in Dollars. If the requesting Borrower fails to indicate the Facility as set forth in clause (ix) above, the Competitive Loan or Competitive Letter of Credit, as applicable, shall be deemed usage under the Primary Currency Facility unless fully borrowed, in which case usage shall be allocable to the Multi-Currency Facility. Promptly following receipt of a Competitive Bid Request in accordance with this Section 2.6(b), the Administrative Agent shall notify the Lenders of the details thereof by telecopy, inviting the Lenders to submit Competitive Bids.

     (c) Submitting Competitive Bids. Each Lender may (but shall not have any obligation to) make one or more Competitive Bids to such Borrower in response to a Competitive Bid Request. Each Competitive Bid by a Lender must be received by the Administrative Agent by telecopy, in the form of Exhibit C-2 hereto, in the case of a Competitive Loan to be denominated in Dollars and any Competitive Letter of Credit to be denominated in Dollars, not later than 9:30 a.m., and in the case of a Competitive Loan to be denominated in Foreign Currency and any Competitive Letter of Credit to be denominated in Foreign Currency, not later than 9:30 a.m. London, England time, three Business Days before the proposed date of such Competitive Loan or the issuance of such Competitive Letter of Credit. Competitive Bids that do not conform substantially to the format of Exhibit C-2 may be rejected by the Administrative Agent, and the Administrative Agent shall notify the applicable Lender as promptly as practicable. Each Competitive Bid shall specify (i) if applicable, the principal amount or portion thereof of the Competitive Loan or Loans that the Lender is willing to make (which, in the case of a Competitive Borrowing denominated in Dollars, shall be a minimum of $5,000,000 and an integral multiple of $1,000,000 and, in the case of a Competitive Borrowing denominated in an Foreign Currency, shall be a minimum principal amount the Dollar Equivalent of which is equal to $5,000,000, and which may equal the entire principal amount of the Competitive Loan request by such Borrower), (ii) for Competitive Loans or any relevant portion thereof, (x) the Competitive Bid Rate or Rates at which the Lender is prepared to make such Competitive Loan or Loans or portion thereof (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places), (y) for Eurocurrency Rate Competitive Loans or any relevant portion thereof, the Interest Period applicable to each such Eurocurrency Rate Competitive Loan or portion thereof and the last day thereof, and (z) the maturity date and repayment terms applicable to such Competitive Loan or portion thereof, and (iii) for Competitive Letters of Credit, (y) the fronting fees or other fees which the Lender is prepared to charge for issuing such Competitive Letter of Credit and (z) the applicable terms of such Competitive Letter of Credit (including, without limitation, the expiry date thereof).

     (d) Notice to Borrower of Competitive Bids. The Administrative Agent shall promptly notify such Borrower by telecopy of (i) for Competitive Loans or portion thereof, the Competitive Bid Rate, the principal amount specified in each Competitive Bid, the maturity date and repayment terms applicable to such Competitive Loan or portion thereof, and the identity of the Lender that shall have made such Competitive Bid and (ii) for Competitive Letters of Credit, the

Five Year Competitive Advance and
Revolving Credit Facility Agreement

fronting fees or other fees specified in each Competitive Bid, the applicable terms of such Competitive Letters of Credit, and the identity of the Lender that shall have made such Competitive Bid.

     (e) Acceptance of Competitive Bids. Subject only to the provisions of this clause (e), such Borrower may accept or reject any Competitive Bid or any portion thereof. Such Borrower shall notify the Administrative Agent by telephone, confirmed by telecopy in the form of a Competitive Bid Accept/Reject Letter, whether and to what extent it has decided to accept or reject each Competitive Bid or any portion thereof, in the case of a Competitive Loan, and any Competitive Letter of Credit denominated in Dollars, not later than 2:00 p.m., and in the case of a Competitive Loan and any Competitive Letter of Credit denominated in Foreign Currency, not later than 2:00 p.m. London, England time, three Business Days before the date of the proposed Competitive Loan or the issuance of such Competitive Letter of Credit; provided that (i) the failure of such Borrower to give such notice shall be deemed to be a rejection of each Competitive Bid or any portion thereof, (ii) the aggregate amount of the Competitive Bids or any portion thereof accepted by such Borrower shall not exceed the aggregate amount of the requested Competitive Loan or Competitive Letter of Credit, as applicable, specified in the related Competitive Bid Request, and (iii) no Competitive Bid or any portion thereof shall be accepted for a Competitive Loan or Competitive Letter of Credit unless such Competitive Loan or Competitive Letter of Credit, as applicable, is, in the case of a Competitive Loan or Competitive Letter of Credit denominated in Dollars, in a minimum principal amount of $5,000,000 and an integral multiple of $1,000,000 and, in the case of a Competitive Loan or Competitive Letter of Credit denominated in a Foreign Currency, in a minimum principal amount the Dollar Equivalent of which is $5,000,000. A notice given by such Borrower pursuant to this clause (e) shall be irrevocable.

     (f) Notification of Bid Acceptance; Binding Effect. The Administrative Agent shall promptly notify each bidding Lender by telecopy whether or not its Competitive Bid has been accepted (and, if so, the amount and, if applicable, Competitive Bid Rate so accepted), and each successful bidder will thereupon become bound, subject to the terms and conditions hereof, to make the Competitive Loan or issue a Competitive Letter of Credit, as applicable, in respect of which its Competitive Bid or portion thereof has been accepted.

     (g) Submission of Bid by Administrative Agent. If the Administrative Agent shall elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such Competitive Bid or any portion thereof directly to ACS and the requesting Borrower at least one quarter of an hour earlier than the time by which the other Lenders are required to submit their Competitive Bids to the Administrative Agent pursuant to clause (c) of this Section 2.6.

     (h) Notice Procedures for Competitive Loans/Competitive Letters of Credit. All notices required by this Section 2.6 shall be given in accordance with Section 9.2.

     (i) Notice of Eurocurrency Rate. If any Competitive Loan is to consist of Eurocurrency Rate Competitive Loans, the Administrative Agent shall determine the Eurocurrency Rate for the relevant Interest Period, and promptly after making such determination, shall notify the Borrower and the Lenders that will be participating in such Competitive Loan of such Eurocurrency Rate.

     (j) Funding of Competitive Loans/Issuance of Competitive Letters of Credit. Each Lender that has received notice pursuant to Section 2.6(f) that all or a portion of its Competitive Bid has been accepted by the Borrower shall, as applicable (i) make the amount of its Bid Loan(s) available to the Administrative Agent in immediately available funds at the Administrative

Five Year Competitive Advance and
Revolving Credit Facility Agreement

Agent’s Office or (ii) subject to Section 2.6(k), issue the Competitive Letter of Credit as directed by the applicable Borrower, not later than 2:00 p.m. on the date of the requested Competitive Loan Borrowing or Competitive Letter of Credit, as applicable. Other than the specific terms of the Competitive Bid with respect to the Competitive Bid Rate, the repayment terms, and the maturity date, each Competitive Loan will be on the same terms and conditions as all other Loans. With respect to Competitive Loans, upon satisfaction of the applicable conditions set forth in Section 4.2 (except to the extent expressly waived by the applicable Lender), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent. Additionally, the applicable Borrower shall furnish to the applicable Competitive Letter of Credit Issuer such other documents and information pertaining to such requested Letter of Credit issuance, including any Competitive Issuer Documents, as such Competitive Letter of Credit Issuer may reasonably request.

     (k) Competitive Letters of Credit.

     (i) Special Limitations on Issuance. Notwithstanding the acceptance of such Lender’s Competitive Bid with respect to the issuance of a Competitive Letter of Credit, no Lender shall be under any obligation to issue any Competitive Letter of Credit if any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Lender from issuing such Competitive Letter of Credit, or any Law applicable to such Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Lender shall prohibit, or request that such Lender refrain from, the issuance of letters of credit generally or such Competitive Letter of Credit in particular.

     (ii) Amendments. No Competitive Letter of Credit Issuer shall be under any obligation to amend any Competitive Letter of Credit if the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

     (iii) Reimbursement for Drawings by Borrowers. Upon receipt from the beneficiary of any Competitive Letter of Credit of any notice of a drawing under such Competitive Letter of Credit, the applicable Competitive Letter of Credit Issuer shall notify the applicable Requesting Borrower and the Administrative Agent thereof. The applicable Requesting Borrower shall reimburse the applicable Competitive Letter of Credit Issuer in the currency in which such Competitive Letter of Credit was issued. Not later than 11:00 a.m. on the date of any payment by the applicable Competitive Letter of Credit Issuer under a Competitive Letter of Credit to be reimbursed (“Honor Date”), the Requesting Borrower shall reimburse such Competitive Letter of Credit Issuer directly in an amount equal to the amount of such drawing and in the applicable currency. If ACS or the applicable Requesting Borrower (if different from ACS) fails to so reimburse the applicable Competitive Letter of Credit Issuer by such time, such Competitive Letter of Credit Issuer shall promptly notify the Administrative Agent thereof and of the amount of the unreimbursed drawing (the “Competitive LC Unreimbursed Amount”). Any notice given by the applicable Competitive Letter of Credit Issuer or the Administrative Agent pursuant to this Section 2.6(k)(iii) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice. Such Competitive LC Unreimbursed Amount shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate.

Five Year Competitive Advance and
Revolving Credit Facility Agreement

     (iv) Obligations Absolute. The obligation of the Requesting Borrowers to reimburse the applicable Competitive Letter of Credit Issuers for each drawing under each Competitive Letter of Credit issued for the account of such Requesting Borrower or its Subsidiaries (and in the case of ACS, to reimburse the Competitive Letter of Credit Issuers for drawings under all Competitive Letters of Credit issued for any Borrower or any Subsidiary) shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following: (A) any lack of validity or enforceability of such Competitive Letter of Credit, this Agreement, or any other Loan Document; (B) the existence of any claim, counterclaim, setoff, defense or other right that Borrowers or any Subsidiary thereof may have at any time against any beneficiary or any transferee of such Competitive Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Competitive Letter of Credit Issuers or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Competitive Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction; (C) any draft, demand, certificate or other document presented under such Competitive Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Competitive Letter of Credit; (D) any payment by the applicable Competitive Letter of Credit Issuer under such Competitive Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Competitive Letter of Credit; or any payment made by any Competitive Letter of Credit Issuer under such Competitive Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Competitive Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; (E) any adverse change in the relevant exchange rates or in the availability of the relevant Foreign Currency to Borrowers or any Subsidiary thereof or in the relevant currency markets generally; or (F) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, Borrowers or any Subsidiary thereof; provided that no Borrowing Subsidiary shall be obligated to reimburse any Competitive Letter of Credit Issuer for any drawings under any Competitive Letter of Credit issued at the request of any other Borrowing Subsidiary.

     (v) Examination of Copies of Issued Competitive Letters of Credit by Requesting Borrower. The applicable Requesting Borrower shall promptly examine a copy of each Competitive Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with such Requesting Borrower’s instructions or other irregularity, such Requesting Borrower will immediately notify the applicable Competitive Letter of Credit Issuer. ACS and the applicable Requesting Borrower shall be conclusively deemed to have waived any such claim against the applicable Competitive Letter of Credit Issuer and its correspondents unless such notice is given as aforesaid.

     (vi) Role of Competitive Letter of Credit Issuers; Exculpation Provisions. Each Borrower agrees that, in paying any drawing under a Competitive Letter of Credit, no Competitive Letter of Credit Issuer shall have any responsibility to obtain any

Five Year Competitive Advance and
Revolving Credit Facility Agreement

document (other than any sight draft, certificates and documents expressly required by the Competitive Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. ACS (with respect to all Competitive Letters of Credit) and each Borrowing Subsidiary (solely with respect to all Competitive Letters of Credit issued at the request of such Borrowing Subsidiary) hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Competitive Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude any Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the Competitive Letter of Credit Issuers, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the Competitive Letter of Credit Issuers shall be liable or responsible for any of the matters described in clauses (A) through (E) of Section 2.6(k)(iv); provided, however, that anything in such clauses to the contrary notwithstanding, a Borrower may have a claim against a Competitive Letter of Credit Issuer, and a Competitive Letter of Credit Issuer may be liable to a Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by such Borrower which such Borrower proves were caused by such Competitive Letter of Credit Issuer’s willful misconduct or gross negligence or such Competitive Letter of Credit Issuer’s willful failure to pay under any Competitive Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Competitive Letter of Credit. In furtherance and not in limitation of the foregoing, the Competitive Letter of Credit Issuers may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and no Competitive Letter of Credit Issuer shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Competitive Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

     (vii) Cash Collateral. Upon the request of the Administrative Agent, if, as of the Maturity Date, any Competitive Letter of Obligation for any reason remains outstanding, ACS, and, as applicable, each Borrowing Subsidiary (but only to the extent of Competitive Letters of Credit issued for the account of such Borrowing Subsidiary or its Subsidiaries) shall, in each case, immediately Cash Collateralize the then dollar Equivalent of the Outstanding Amount of all such Competitive Letter of Credit Obligations. For purposes of this Section 2.6(k) and Section 7.11(c) (with respect to Competitive Letter of Credit Obligations), “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Competitive Letter of Credit Issuers, as collateral for the Competitive Letter of Credit Obligations of ACS and each Borrowing Subsidiary (but only to the extent of Competitive Letters of Credit issued for the account of such Borrowing Subsidiary or its Subsidiaries), cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the Competitive Letter of Credit Issuers (which documents are hereby consented to by the Lenders). ACS and each other Borrower (by executing an Additional Borrower Notice and Assumption) hereby grants to the Administrative Agent, for the benefit of the Competitive Letter of Credit Issuers, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing, (but in the case of Borrowing Subsidiaries, only to the extent of Competitive Letters of Credit issued for the account of such Borrowing Subsidiary or its Subsidiaries). Cash Collateral

Five Year Competitive Advance and
Revolving Credit Facility Agreement

shall be maintained in blocked, non-interest bearing deposit accounts at JPMorgan and all such accounts shall be in the exclusive dominion and control of the Administrative Agent. If as of any Revaluation Date, the amount held as Cash Collateral under this Section 2.6(k)(vii) exceeds the then Dollar Equivalent of the Outstanding Amount of all Competitive Letter of Credit Obligations, ACS may request that the Administrative Agent release such excess Cash Collateral, and, if upon such request no Default then exists, the Administrative Agent shall promptly release (and is hereby authorized by the Competitive Lenders to so release) such excess Cash Collateral to ACS.

     (viii) Applicability of ISP and UCP. Unless otherwise expressly agreed by any Competitive Letter of Credit Issuer and the applicable Requesting Borrower when a Competitive Letter of Credit is issued, (i) the rules of the ISP shall apply to each standby Competitive Letter of Credit Issuer Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each commercial Competitive Letter of Credit Issuer Letter of Credit.

     (ix) Fees for Competitive Letters of Credit. Each Borrower (subject to the proviso set forth below) shall pay directly to the Competitive Letter of Credit Issuers for their own account, in Dollars or such other currency agreed to by such Competitive Letter of Credit Issuer, a fronting fee with respect to each Competitive Letter of Credit issued by such Competitive Letter of Credit Issuer, at the amount or rate per annum that such Borrower and such Competitive Letter of Credit Issuer shall agree, and payable on such dates and on such terms as such Borrower and such Competitive Letter of Credit Issuer; provided that the liability of (i) each Borrowing Subsidiary shall be limited solely to the fees related to Competitive Letters of Credit issued to such Borrowing Subsidiary (or on such Borrowing Subsidiary’s behalf) and (ii) ACS shall be for the fees related to all Competitive Letters of Credit issued under the Agreement. In addition, each Borrower shall pay directly to the Competitive Letter of Credit Issuers with respect to any Competitive Letter of Credit issued for the account of such Borrower for their own account, in Dollars or such other currency agreed to by such Competitive Letter of Credit Issuer, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the Competitive Letter of Credit Issuers relating to letters of credit as from time to time in effect provided that the liability of (i) each Borrowing Subsidiary shall be limited solely to the fees related to Competitive Letters of Credit issued to such Borrowing Subsidiary (or on such Borrowing Subsidiary’s behalf) and (ii) ACS shall be for the fees related to all Competitive Letters of Credit issued under the Agreement. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

     (x) Competitive Letters of Credit Issued for Subsidiaries. Notwithstanding that a Competitive Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary of a Requesting Borrower, ACS and the applicable Borrowing Subsidiary shall be obligated to reimburse the applicable Competitive Letter of Credit Issuer for any and all drawings under such Competitive Letter of Credit. Each Requesting Borrower hereby acknowledges that the issuance of Competitive Letters of Credit for the account of their respective Subsidiaries inures to the benefit of such Borrower, and that such Borrower’s business derives substantial benefits from the businesses of such Subsidiaries. Notwithstanding anything to the contrary

Five Year Competitive Advance and
Revolving Credit Facility Agreement

contained in this clause (x) each Borrowing Subsidiary shall only be liable for Competitive Letters of Credit requested by it for itself or its Subsidiaries.

     (xi) Conflict with Competitive Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Competitive Issuer Document, the terms hereof shall control.

     (l) Auction Fee. Each Competitive Bid Request submitted by any Borrower to the Administrative Agent shall be accompanied by an auction fee (payable solely to the Administrative Agent for its own account) in an amount equal to $3,000 for each Competitive Loan or Competitive Letter of Credit requested in such Competitive Bid Request.

2.7 Prepayments.

     (a) Each Borrower may, upon notice from such Borrower to the Administrative Agent, at any time or from time to time voluntarily prepay Committed Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 12:00 p.m. (A) three Business Days prior to any date of prepayment of Eurocurrency Rate Committed Loans denominated in Dollars, (B) four Business Days prior to any date of prepayment of Eurocurrency Rate Committed Loans denominated in Available Foreign Currencies, and (C) on the date of prepayment of Base Rate Committed Loans; and (ii) any prepayment shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof or the Dollar Equivalent thereof, if applicable. Each such notice shall specify (i) the date and amount of such prepayment; (ii) the Type(s) of Committed Loans to be prepaid; (iii) the Facility being prepaid; (iv) the Borrower or Borrowers to which such prepayment applies; and, (v) if Eurocurrency Rate Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If any notice fails to indicate the Borrower or Borrowers to which such prepayment applies, such prepayment will be applied to the obligations of ACS. If such notice is given, the applicable Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurocurrency Rate Committed Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.5. Each such prepayment shall be applied to the Committed Loans of the Lenders under the applicable Facility in accordance with their respective Applicable Percentages for such Facility.

     (b) Except as otherwise agreed by the applicable Borrower and applicable Competitive Lender, no Competitive Loan may be prepaid without the prior consent of the Competitive Lender making such Competitive Loan.

     (c) Borrowers may, upon notice to the applicable Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by such Swing Line Lender and the Administrative Agent not later than 2:00 p.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given, the applicable Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

Five Year Competitive Advance and
Revolving Credit Facility Agreement

     (d) The Administrative Agent shall calculate the Dollar Equivalent of the Total Outstandings as of the last Business Day of each calendar quarter and shall provide ACS with written notice of such calculation. If such calculation reflects that, as of the most recent Revaluation Date, (i) the Total Outstandings at such time exceed an amount equal to 105% of the Aggregate Commitments then in effect; (ii) the Primary Currency Total Outstandings (together with all Competitive Loans and Competitive Letters of Credit attributable to such Facility) at such time exceed an amount equal to 105% of the Primary Currency Commitments then in effect; or (iii) the Multi-Currency Total Outstandings (together with all Competitive Loans and Competitive Letters of Credit attributable to such Facility) at such time exceeds an amount equal to 105% of the Multi-Currency Commitments then in effect (in each case, the “Excess”), then, within five Business Days after receipt of such notice, the Borrowers shall prepay Loans such that after giving effect to such Loan prepayments no Excess exists under the Facilities or under either the Multi-Currency Facility or the Primary Currency Facility; provided that, if, on such payment date, after making any prepayments required, an Excess still exists under the Facilities or any Facility (as the case may be), or if no Loans are outstanding under the Facilities or any Facility (as the case may be), then Borrowers shall provide to the Administrative Agent, for the benefit of Lenders, Cash Collateral in Dollars in an amount at least equal to 105% of such Excess under the applicable Facility or Facilities, which Cash Collateral shall be allocated to secure Letters of Credit or Competitive Letters of Credit issued for the account ACS, unless other Letters of Credit or Competitive Letters of Credit are designated by Borrowers by written notice to the Administrative Agent. The Administrative Agent may, at any time and from time to time after the initial deposit of such Cash Collateral, request that additional Cash Collateral be provided by the Borrowers in order to protect against the results of further exchange rate fluctuations; provided, however, that no Borrowing Subsidiary shall be required to provide Cash Collateral in respect of any Letter of Credit issued for the benefit of any other Borrowing Subsidiary. If, as of any Revaluation Date, the value of the Cash Collateral exceeds the amount of the Excess, ACS may request that the Administrative Agent release the amount of Cash Collateral which exceeds such Excess, and, if upon such request no Default then exists, the Administrative Agent shall promptly release (and is hereby authorized by the Lenders to so release) such Cash Collateral to ACS.

2.8 Termination or Reduction of Commitments. Borrowers may, upon notice to the Administrative Agent, terminate the Aggregate Commitments, or from time to time permanently reduce the Aggregate Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 12:00 p.m. five Business Days prior to the date of termination or reduction and shall indicate the Facility being terminated or reduced (and if no such Facility is indicated, such termination or reduction shall be deemed to apply to the Primary Currency Facility until terminated in full), (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) Borrowers shall not terminate or reduce the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Aggregate Commitments, (iv) if, after giving effect to any reduction of the Aggregate Commitments, the Swing Line Sublimit exceeds the amount of the Aggregate Commitments, such Sublimit shall be automatically reduced by the amount of such excess, and (v) any such notice delivered by a Borrower other than ACS shall be with the consent of ACS. The Administrative Agent will promptly notify the Primary Currency Lenders or Multi-Currency Lenders, as the case may be, of any such notice of termination or reduction of the Aggregate Commitments. Any reduction of the Aggregate Commitments shall be applied to the Primary Currency Commitment or Multi-Currency Commitment, as applicable, of each Primary Currency Lender or Multi-Currency Lender, as the case may be, according to its Applicable Percentage. All fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

Five Year Competitive Advance and
Revolving Credit Facility Agreement

2.9 Repayment of Loans.

     (a) Each Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of Committed Loans made to such Borrower outstanding on such date. Notwithstanding the foregoing, ACS shall be liable for the entire Obligations and shall repay the Obligations on the Maturity Date and, with respect to Committed Loans made to a Borrower (other than ACS), the liability of ACS and such Borrower shall be joint and several. Notwithstanding anything to the contrary contained herein or in any other Loan Document, no Borrowing Subsidiary shall be liable for the payment or performance of the Obligations of any other Borrower.

     (b) The applicable Borrower shall repay to the applicable Competitive Lender each Competitive Loan on the date or dates set forth in the applicable Competitive Bids.

     (c) The applicable Borrower shall repay each Swing Line Loan on the earlier to occur of (i) the date ten Business Days after such Loan is made and (ii) the Maturity Date.

2.10 Interest.

     (a) Subject to the provisions of clause (b) below, (i) each Eurocurrency Rate Committed Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable Margin; (ii) each Base Rate Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Margin; (iii) each Eurocurrency Rate Competitive Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus (or minus) the Competitive Loan Margin, (iv) each Fixed Rate Loan shall bear interest on the outstanding principal amount thereof at the Fixed Rate, (v) each Swing Line Loan denominated in Dollars shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate minus 0.500%, and (vi) each Swing Line Loan denominated in Euros shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the sum of (A) the applicable Swing Line Lender’s cost of funds, as determined by such Swing Line Lender in good faith, (B) the Applicable Margin for Eurocurrency Rate Loans, and (C) 1.50%.

     (i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

     (ii) If any amount (other than principal of any Loan) payable by any Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

     (iii) Upon the request of the Required Lenders, while any Event of Default exists, the Borrowers shall pay interest on the principal amount of all outstanding

Five Year Competitive Advance and
Revolving Credit Facility Agreement

Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

     (iv) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

     (b) Interest on each Committed Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest on each Competitive Loan shall be due and payable in arrears on each date set forth in the respective Competitive Bid. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.11 Fees. In addition to certain fees described in clauses (l) and (m) of Section 2.4:

     (a) Facility Fee. Borrowers shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage, a facility fee in Dollars equal to the Applicable Margin times the actual daily amount of the Aggregate Commitments (or, if the Aggregate Commitments have terminated, on the Outstanding Amount of all Committed Loans, Swing Line Loans and L/C Obligations), regardless of usage. The facility fee shall accrue at all times during the Availability Period (and thereafter so long as any Committed Loans, Swing Line Loans or L/C Obligations remain outstanding), including at any time during which one or more of the conditions in Section 4 is not met, and shall be due and payable quarterly in arrears on the fifth Business Day after ACS receives a written notice therefor from the Administrative Agent in each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date (and, if applicable, thereafter on demand). The facility fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Margin during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect.

     (b) Utilization Fee. Borrowers shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage, a utilization fee in Dollars of 0.125% per annum times the Total Outstandings on each day that the Total Outstandings exceed 50% of the actual daily amount of the Aggregate Commitments then in effect (or, if terminated, in effect immediately prior to such termination). The utilization fee shall be due and payable quarterly in arrears on fifth Business Day after ACS receives a written notice therefor from the Administrative Agent in each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date. The utilization fee shall be calculated quarterly in arrears. The utilization fee shall accrue at all times, including at any time during which one or more of the conditions in Section 4 is not met.

     (c) Other Fees.

     (i) ACS shall pay to the Arrangers and the Administrative Agent for their own respective accounts, in Dollars, fees in the amounts and at the times specified in the Fee Letters. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

     (ii) Borrowers shall pay to the Lenders and the Competitive Lenders, as the case may be, in Dollars or such other currency agreed by any such Competitive Lender,

Five Year Competitive Advance and
Revolving Credit Facility Agreement

such fees, if any, as shall have been separately agreed upon in writing in the amounts, upon such terms and at the times so specified.

2.12 Computation of Interest and Fees. All computations of interest for Base Rate Loans and Fixed Rate Loans shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year), or, in the case of interest in respect of Committed Loans denominated in Available Foreign Currencies as to which market practice differs from the foregoing, in accordance with such market practice. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.14(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

2.13 Evidence of Indebtedness.

     (a) The Credit Extensions made by each Lender and Competitive Lender shall be evidenced by one or more accounts or records maintained by such Lender and Competitive Lender, as the case may be, and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender and Competitive Lender, as the case may be, shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders and Competitive Lenders, as the case may be, to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations in accordance with the terms hereof. In the event of any conflict between the accounts and records maintained by any Lender or Competitive Lender, as the case may be, and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

     (b) Any Lender or Competitive Lender may request that Loans made by it be evidenced by a Note in addition to such accounts or records referred to in clause (a). In such event, the Borrowers shall execute and deliver to such Lender or Competitive Lender, as the case may be, a Note payable to the order of such Lender or Competitive Lender.

     (c) In addition to the accounts and records referred to in clause (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.14 Payments Generally; Administrative Agent’s Clawback.

     (a) General. All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in an Available Foreign Currency, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed,

Five Year Competitive Advance and
Revolving Credit Facility Agreement

at the applicable Administrative Agent’s Office in Dollars and in Same Day Funds not later than 2:00 p.m. on the date specified herein. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder with respect to principal and interest on Loans denominated in an Available Foreign Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in such Available Foreign Currency and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. If, for any reason, any Borrower is prohibited by any Law from making any required payment hereunder in an Available Foreign Currency, such Borrower shall make such payment in Dollars in the Dollar Equivalent of the Available Foreign Currency payment amount. The Administrative Agent will promptly distribute to each Primary Currency Lender or Multi-Currency Lender, as the case may be, its Applicable Percentage (or other applicable share as provided herein, including, without limitation, its CAM Percentage share) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent (i) after 2:00 p.m., in the case of payments in Dollars, or (ii) after the Applicable Time specified by the Administrative Agent in the case of payments in an Available Foreign Currency, shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by any Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

     (b) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Committed Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Committed Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.3 and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Committed Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the Overnight Rate and (B) in the case of a payment to be made by such Borrower, the interest rate applicable to Base Rate Loans. If such Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period. If such Lender pays its share of the applicable Committed Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Committed Loan included in such Committed Borrowing. Any payment by such Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

     (c) Payments by Borrowers; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or any L/C Issuer hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in

Five Year Competitive Advance and
Revolving Credit Facility Agreement

reliance upon such assumption, distribute to the Lenders or the applicable L/C Issuer, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders or the applicable L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such L/C Issuer, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate. A notice of the Administrative Agent to any Lender or Borrower with respect to any amount owing under this clause (c) shall be conclusive, absent manifest error.

     (d) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender to any Borrower as provided in the foregoing provisions of this Section 2, and such funds are not made available to such Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Section 4 are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

     (e) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Committed Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 9.4(c) are several and not joint. The failure of any Lender to make any Committed Loan, to fund any such participation or to make any payment under Section 9.4(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan, to purchase its participation or to make its payment under Section 9.4(c).

     (f) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.15 Sharing of Payments by Lenders. If any Lender Party shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it, the Competitive Letter of Credit Obligations held by it, the participations in L/C Obligations or in Swing Line Loans held by it or (after giving effect to the assignments of interests required under Section 7.13), the Competitive Bid Loans held by it and or participations in Competitive Letters of Credit held by it, in any such case resulting in such Lender Party’s receiving payment of a proportion of the aggregate amount of such Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender Party receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the relevant Loans, subparticipations in L/C Obligations, Swing Line Loans, and Competitive Letter of Credit Obligations of the other Lender Parties, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lender Parties ratably in accordance with the their respective pro rata shares of the relevant Loans or participations, as provided herein, provided that:

     (i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

Five Year Competitive Advance and
Revolving Credit Facility Agreement

     (ii) the provisions of this Section 2.15 shall not be construed to apply to (A) any payment made by a Borrower pursuant to and in accordance with the express terms of this Agreement or (B) any payment obtained by a Lender Party as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations, Competitive Letter of Credit Obligations, or Swing Line Loans to any assignee or participant, other than to ACS or any Subsidiary thereof (as to which the provisions of this Section shall apply).

     Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender Party acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender Party were a direct creditor of such Borrower in the amount of such participation.

2.16 Additional Borrowers.

     (a) ACS may at any time, upon not less than 5 Business Days’ notice from ACS to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), include any Subsidiary of ACS (an “Applicant Borrower”) as an additional Borrower to receive Loans hereunder by delivering to the Administrative Agent (which shall promptly deliver counterparts thereof to each Lender) a duly executed notice and agreement in substantially the form of Exhibit G (an “Additional Borrower Notice and Assumption Agreement”). The parties hereto acknowledge and agree that prior to any Applicant Borrower becoming entitled to utilize the Facilities or submit a Competitive Bid Request provided for herein the Administrative Agent and the Lenders shall have received such documents and items, in form, content, and scope reasonably satisfactory to Administrative Agent, set forth on Schedule 2.16 hereto. Within five (5) Business Days following receipt of all such documents or items, the Administrative Agent shall either (i) notify ACS of the need to correct, clarify, or supplement any of the items provided pursuant to this clause (a) or (ii) send a notice in substantially the form of Exhibit H (an “Additional Borrower Notice”) to ACS and the Lenders specifying that the Applicant Borrower shall constitute a Borrower for purposes hereof in accordance with the terms of the Additional Borrower Notice. If the Administrative Agent has notified ACS of the need to correct, clarify, or supplement any of the items provided pursuant to this clause (a), within 5 Business Days of the receipt by the Administrative Agent of any requested corrections, clarifications or supplements to the items previously delivered pursuant to this clause (a), the Administrative Agent shall either (i) notify ACS that such Applicant Borrower has been rejected as a Borrower hereunder or (ii) send an Additional Borrower Notice to ACS and the Lenders specifying that the Applicant Borrower shall constitute a Borrower for purposes hereof in accordance with the terms of the Additional Borrower Notice. Upon the acceptance of any Applicant Borrower as a Borrower hereunder, each of the Lenders agrees to permit such Borrower to receive Loans and request Letters of Credit or Competitive Letters of Credit hereunder, on the terms and conditions set forth herein, and each of the parties agrees that such Borrower otherwise shall be a Borrower for all purposes of this Agreement.

     (b) Notwithstanding anything to the contrary contained herein or any other Loan Document, the obligations of each Borrowing Subsidiary to repay its Obligations shall be several and not joint. The failure of any Borrower to repay any of its Obligations shall not relieve any other Borrower of its corresponding obligation to repay the Obligation.

     (c) Each Subsidiary of ACS that becomes a “Borrower” pursuant to this Section 2.16 hereby irrevocably appoints ACS as its agent for all purposes relevant to this Agreement and each of the other Loan Documents, including (i) the giving and receipt of notices, (ii) the execution

Five Year Competitive Advance and
Revolving Credit Facility Agreement

and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto, and (iii) the receipt of the proceeds of any Loans made by the Lenders, to any such Borrower hereunder. Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all Borrowers, or by each Borrower acting singly, shall be valid and effective if given or taken only by ACS, whether or not any such other Borrower joins therein. Any notice, demand, consent, acknowledgement, direction, certification or other communication delivered to ACS in accordance with the terms of this Agreement shall be deemed to have been delivered to each Borrower.

     (d) Upon the request of a Borrowing Subsidiary and so long as such Borrowing Subsidiary has repaid in full all Obligations of such Borrowing Subsidiary (other than contingent Obligations for which no demand has been made), the Administrative Agent shall (and is hereby irrevocably authorized by the Lender Parties to) execute a release of such Borrowing Subsidiary from its obligations as a Borrower under the Loan Documents (other than such obligations that expressly survive the termination of the Aggregate Commitments and repayment of all other Obligations hereunder) substantially in the form of Exhibit I; provided that the Administrative Agent shall not be required to execute any document other than such release of such Borrowing Subsidiary in substantially the form attached hereto as Exhibit I.

2.17 Increase in Commitments.

     (a) Request for Increase. Provided there exists no Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), ACS may from time to time, request an increase in the Primary Currency Commitments by an amount (for all such requests) not exceeding $300,000,000; provided that any such request for an increase shall be in a minimum amount of $10,000,000. At the time of sending such notice, ACS (in consultation with the Administrative Agent) shall specify the time period within which each Primary Currency Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Primary Currency Lenders).

     (b) Lender Elections to Increase. Each Primary Currency Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Primary Currency Commitment and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage of such requested increase. Any Primary Currency Lender not responding within such time period shall be deemed to have declined to increase its Primary Currency Commitment.

     (c) Notification by Administrative Agent; Additional Lenders. The Administrative Agent shall notify ACS and each Lender of the Lenders’ responses to each request made hereunder. To achieve the full amount of a requested increase and subject to the approval of the Administrative Agent, each L/C Issuer, and each Swing Line Lender, ACS may also invite additional Eligible Assignees to become Primary Currency Lenders pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel.

     (d) Effective Date and Allocations. If the Aggregate Commitments are increased in accordance with this Section, the Administrative Agent and ACS shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase. The Administrative Agent shall promptly notify ACS and the Primary Currency Lenders of the final allocation of such increase and the Increase Effective Date.

Five Year Competitive Advance and
Revolving Credit Facility Agreement

     (e) Conditions to Effectiveness of Increase. As a condition precedent to such increase, ACS shall deliver to the Administrative Agent a certificate of each Borrower dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Borrower (i) certifying and attaching the resolutions adopted by such Borrower approving or consenting to such increase, and (ii) in the case of ACS, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Section 5 and the other Loan Documents are true and correct in all material respects on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and (B) no Default exists. The Borrowers shall prepay any Primary Currency Committed Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.5) to the extent necessary to keep the outstanding Primary Currency Committed Loans ratable with any revised Applicable Percentages arising from any nonratable increase in the Primary Currency Commitments under this Section.

     (f) Conflicting Provisions. This Section shall supersede any provisions in Section 2.14 or 9.1 to the contrary.

SECTION 3 TAXES, YIELD PROTECTION AND ILLEGALITY

3.1 Taxes.

     (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the respective Borrowers hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if the applicable Borrower shall be required by applicable Law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent and each Lender Party, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

     (b) Payment of Other Taxes by the Borrowers. Without limiting the provisions of clause (a) above, each Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

     (c) Indemnification by the Borrowers. Each Borrower (subject to the proviso set forth below) shall indemnify the Administrative Agent and each Lender Party, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent and such Lender Party, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that the liability of (i) each Borrowing Subsidiary shall be limited solely to the indemnification obligations related to Loans made to or Letters of Credit or Competitive Letters of Credit issued to such Borrowing Subsidiary (or on such Borrowing Subsidiary’s behalf) and (ii) ACS shall be for the indemnification obligations related to all Loans made to or Letters of Credit or Competitive Letters of Credit issued to all Borrowers. A certificate as to the amount of such payment or liability delivered to a Borrower by

Five Year Competitive Advance and
Revolving Credit Facility Agreement

a Lender Party (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender Party, shall be conclusive absent manifest error.

     (d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Borrower to a Governmental Authority, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

     (e) Status of Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which a Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to ACS (with a copy to the Administrative Agent and the other applicable Borrowers), at the time or times prescribed by applicable law or reasonably requested by any applicable Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender Party, if requested by any applicable Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by such Borrower or the Administrative Agent as will enable such Borrower or the Administrative Agent to determine whether or not such Lender Party is subject to backup withholding or information reporting requirements.

     Without limiting the generality of the foregoing, in the event that a Borrower is resident for tax purposes in the United States, any Foreign Lender shall deliver to Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender Party under this Agreement (and from time to time thereafter upon the request of any Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

     (i) duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

     (ii) duly completed copies of Internal Revenue Service Form W-8ECI,

     (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the applicable Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN, or

     (iv) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit Borrowers to determine the withholding or deduction required to be made.

     Without limiting the obligations of the Lender Parties set forth above regarding delivery of certain forms and documents to establish each Lender Party’s status for U.S. withholding tax

Five Year Competitive Advance and
Revolving Credit Facility Agreement

purposes, each Lender Party agrees promptly to deliver to the Administrative Agent or Borrowers, as the Administrative Agent or Borrowers shall reasonably request, on or prior to the Closing Date, and in a timely fashion thereafter, such other documents and forms required by any relevant taxing authorities under the Laws of any other jurisdiction, duly executed and completed by such Lender Party, as are required under such Laws to confirm such Lender Party’s entitlement to any available exemption from, or reduction of, applicable withholding taxes in respect of all payments to be made to such Lender Party outside of the U.S. by the Borrowers pursuant to this Agreement or otherwise to establish such Lender Party’s status for withholding tax purposes in such other jurisdiction. Each Lender Party shall promptly (i) notify the Administrative Agent of any change in circumstances which would modify or render invalid any such claimed exemption or reduction, and (ii) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender Party, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws of any such jurisdiction that any Borrower make any deduction or withholding for taxes from amounts payable to such Lender Party. Additionally, each of the Borrowers shall promptly deliver to the Administrative Agent or any Lender Party, as the Administrative Agent or such Lender Party shall reasonably request, on or prior to the Closing Date, and in a timely fashion thereafter, such documents and forms required by any relevant taxing authorities under the Laws of any jurisdiction, duly executed and completed by such Borrower, as are required to be furnished by such Lender Party or the Administrative Agent under such Laws in connection with any payment by the Administrative Agent or any Lender Party of Taxes or Other Taxes, or otherwise in connection with the Loan Documents, with respect to such jurisdiction.

     (f) Treatment of Certain Refunds. If the Administrative Agent or any Lender Party determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by any Borrower or with respect to which any Borrower has paid additional amounts pursuant to this Section, it shall pay to such Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender Party, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that each Borrower, upon the request of the Administrative Agent or such Lender Party, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender Party in the event the Administrative Agent or such Lender Party is required to repay such refund to such Governmental Authority. This clause shall not be construed to require the Administrative Agent or any Lender Party to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Borrower or any other Person.

3.2 Illegality. If any Lender or Competitive Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or Competitive Lender, or its applicable Lending Office, to make, maintain or fund Eurocurrency Rate Loans (whether denominated in Dollars or a Foreign Currency), or to determine or charge interest rates based upon the Eurocurrency Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender or Competitive Lender to purchase or sell, or to take deposits of, Dollars or any Foreign Currency in the applicable interbank market, then, on notice thereof by such Lender or Competitive Lender to Borrowers through the Administrative Agent, any obligation of such Lender or Competitive Lender to make or continue Eurocurrency Rate Loans in the affected currency or currencies or, in the case of Eurocurrency Rate Committed Loans in Dollars, to convert Base Rate Committed Loans to

Five Year Competitive Advance and
Revolving Credit Facility Agreement

Eurocurrency Rate Loans, shall be suspended until such Lender or Competitive Lender notifies the Administrative Agent and Borrowers that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, ACS and the applicable Borrower shall, upon demand from such Lender or Competitive Lender (with a copy to the Administrative Agent), prepay or, if applicable and such Loans are denominated in Dollars, convert all such Eurocurrency Rate Loans of such Lender to Base Rate Loans and of such Competitive Lender, to a Fixed Rate Loan at a rate comparable to the rate immediately prior to such conversion, either on the last day of the Interest Period therefor, if such Lender or Competitive Lender may lawfully continue to maintain such Eurocurrency Rate Loans to such day, or immediately, if such Lender or Competitive Lender may not lawfully continue to maintain such Eurocurrency Rate Loans. Upon any such prepayment or conversion, ACS and the applicable Borrower shall also pay accrued interest on the amount so prepaid or converted.

3.3 Inability to Determine Rates. If the Required Lenders determine that for any reason in connection with any request for a Eurocurrency Rate Loan or a conversion to or continuation thereof that (a) deposits (whether in Dollars or an Available Foreign Currency) are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Interest Period of such Eurocurrency Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan (whether denominated in Dollars or an Available Foreign Currency), or (c) the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Eurocurrency Rate Loan, the Administrative Agent will promptly so notify the applicable Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurocurrency Rate Loans in the affected currency or currencies shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the applicable Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans in the affected currency or currencies or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans in the amount specified therein.

3.4 Increased Costs; Reserves on Eurocurrency Rate Loans.

     (a) Increased Costs Generally. If any Change in Law shall:

     (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender or Competitive Lender (except any reserve requirement contemplated by Section 3.4(e)) or any L/C Issuer or any Competitive Letter of Credit Issuer;

     (ii) subject any Lender Party to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Eurocurrency Rate Loan made by it, or change the basis of taxation of payments to such Lender Party in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.1 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender Party); or

     (iii) impose on any Lender Party or the London interbank market any other condition, cost or expense affecting this Agreement or Eurocurrency Rate Loans made by such Lender Party, any Letter of Credit or participation therein, or any Competitive Letter of Credit;

Five Year Competitive Advance and
Revolving Credit Facility Agreement

and the result of any of the foregoing shall be to increase the cost to such Lender Party of making or maintaining any Eurocurrency Rate Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender Party of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit or Competitive Letters of Credit, as the case may be), or to reduce the amount of any sum received or receivable by such Lender Party hereunder (whether of principal, interest or any other amount) then, upon request of such Lender Party, each Borrower (subject to the proviso set forth below) shall pay to such Lender Party, as the case may be, such additional amount or amounts as will compensate such Lender Party, as the case may be, for such additional costs incurred or reduction suffered; provided that the liability of (i) each Borrowing Subsidiary shall be limited solely to such additional amounts as are related to Loans made to or Letters of Credit or Competitive Letters of Credit issued to such Borrowing Subsidiary (or on such Borrowing Subsidiary’s behalf) and (ii) ACS shall be for such additional amounts related to all Loans made to or Letters of Credit or Competitive Letters of Credit issued to all Borrowers.

     (b) Capital Requirements. If any Lender Party determines that any Change in Law affecting such Lender Party or any Lending Office of such Lender Party, or such Lender Party’s, holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender Party’s capital or on the capital of such Lender Party’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, Letters of Credit and Competitive Letters of Credit issued by, or participations in Letters of Credit held by, such Lender Party, to a level below that which such Lender Party or such Lender Party’s holding company could have achieved but for such Change in Law (taking into consideration such Lender Party’s policies and the policies of such Lender Party’s holding company with respect to capital adequacy), then from time to time each Borrower (subject to the proviso set forth below) shall pay to such Lender Party, as the case may be, such additional amount or amounts as will compensate such Lender Party or such Lender Party’s holding company for any such reduction suffered; provided that the liability of (i) each Borrowing Subsidiary shall be limited solely to such additional amounts as are related to Loans made to or Letters of Credit or Competitive Letters of Credit issued to such Borrowing Subsidiary (or on such Borrowing Subsidiary’s behalf) and (ii) ACS shall be for such additional amounts related to all Loans made to or Letters of Credit or Competitive Letters of Credit issued to all Borrowers.

     (c) Certificates for Reimbursement. A certificate of a Lender Party setting forth the amount or amounts necessary to compensate such Lender Party or its holding company, as the case may be, as specified in clause (a) or (b) of this Section 3.4 and delivered to ACS and the applicable Borrower shall be conclusive absent manifest error. ACS or the applicable Borrower shall pay such Lender Party, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

     (d) Delay in Requests. Failure or delay on the part of any Lender Party to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender Party’s right to demand such compensation, provided that no Borrower shall be required to compensate a Lender Party pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender Party, as the case may be, notifies the applicable Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender Party’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

Five Year Competitive Advance and
Revolving Credit Facility Agreement

     (e) Additional Reserve Requirements. Each Borrower (subject to the proviso set forth below) shall pay to each Lender Party, (i) as long as such Lender Party shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits additional interest on the unpaid principal amount of each Eurocurrency Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender Party (as determined by such Lender Party in good faith, which determination shall be conclusive), and (ii) as long as such Lender Party shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Primary Currency Commitments or the Multi-Currency Commitments or the funding of the Eurocurrency Rate Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Primary Currency Commitment, Multi-Currency Commitment or Loan by such Lender Party (as determined by such Lender Party in good faith, which determination shall be conclusive), which in each case shall be due and payable on each date on which interest is payable on such Loan; provided that the liability of (i) each Borrowing Subsidiary shall be limited solely to such additional interest or amounts as are related to Loans made to or Letters of Credit or Competitive Letters of Credit issued to such Borrowing Subsidiary (or on such Borrowing Subsidiary’s behalf) and (ii) ACS shall be for such additional interest or amounts related to all Loans made to or Letters of Credit or Competitive Letters of Credit issued to all Borrowers, provided further that ACS and the applicable Borrowing Subsidiary (if any) shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest or costs from such Lender Party. If a Lender Party fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest or costs shall be due and payable 10 days from receipt of such notice.

3.5 Compensation for Losses. Upon demand of any Lender Party, as applicable (with a copy to the Administrative Agent), from time to time, each Borrower (subject to the proviso set forth below) shall promptly compensate such Lender or Competitive Lender for and hold such Lender or Competitive Lender harmless from any loss, cost or expense incurred by it as a result of the following; provided that the liability of (i) each Borrowing Subsidiary shall be limited solely to such loss, cost or expense as are related to Loans made to or Letters of Credit or Competitive Letters of Credit issued to such Borrowing Subsidiary (or on such Borrowing Subsidiary’s behalf) and (ii) ACS shall be for such loss, cost or expense related to all Loans made to or Letters of Credit or Competitive Letters of Credit issued to all Borrowers:

     (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

     (b) any failure by any Borrower (for a reason other than the failure of such Lender Party to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan or Fixed Rate Loan, as applicable, on the date or in the amount notified by ACS or the applicable Borrower;

     (c) any failure by any Borrower to make payment of any Loan or drawing under any Letter of Credit or Competitive Letter of Credit (or interest due thereon) denominated in a Foreign Currency on its scheduled due date or any payment thereof in a different currency; or

     (d) any assignment of a Eurocurrency Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by ACS pursuant to Section 3.6;

Five Year Competitive Advance and
Revolving Credit Facility Agreement

including any loss of anticipated profits, any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract. Each Borrowing Subsidiary, severally, and ACS, jointly and severally, shall also pay any customary administrative fees charged by such Lender or Competitive Lender in connection with the foregoing.

     For purposes of calculating amounts payable by ACS or the applicable Borrower to any Lender Party under this Section 3.5, such Lender Party shall be deemed to have funded each Eurocurrency Rate Loan made by it at the Eurocurrency Rate for such Loan by a matching deposit or other borrowing in the offshore interbank market for such currency for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Loan was in fact so funded.

3.6 Mitigation Obligations; Replacement of Lenders and Competitive Lenders.

     (a) Designation of a Different Lending Office. If any Lender or Competitive Lender requests compensation under Section 3.4, or any Borrower is required to pay any additional amount to any Lender, any Competitive Lender or any Governmental Authority for the account of any Lender or Competitive Lender pursuant to Section 3.1, or if any Lender or Competitive Lender gives a notice pursuant to Section 3.2, then such Lender or Competitive Lender, as the case may be, shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or Competitive Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.1 or 3.4, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.2, as applicable, and (ii) in each case, would not subject such Lender or Competitive Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or Competitive Lender. ACS hereby agrees to pay (or to cause the applicable Borrower to pay in accordance with the terms of this Agreement) all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

     (b) Replacement of Lenders. If any Lender or Competitive Lender requests compensation under Section 3.4, or if any Borrower is required to pay any additional amount to any Lender, any Competitive Lender or any Governmental Authority for the account of any Lender or Competitive Lender pursuant to Section 3.1, or if any Lender or Competitive Lender is a Defaulting Lender, then ACS may, at its sole expense and effort, upon notice to such Lender or Competitive Lender and the Administrative Agent, require such Lender or Competitive Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 9.6), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender Party, if such Lender Party accepts such assignment), provided that:

     (i) ACS shall have paid (or caused another Borrower to pay) to the Administrative Agent the assignment fee specified in Section 9.6(b);

     (ii) such Lender or Competitive Lender, as applicable, shall have received payment of an amount equal to the outstanding principal of its Loans, L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.5) from the

Five Year Competitive Advance and
Revolving Credit Facility Agreement

assignee (to the extent of such outstanding principal and accrued interest and fees) or a Borrower (in the case of all other amounts);

     (iii) in the case of any such assignment resulting from a claim for compensation under Section 3.4 or payments required to be made pursuant to Section 3.1, such assignment will result in a reduction in such compensation or payments thereafter; and

     (iv) such assignment does not conflict with applicable Laws.

     No Lender or Competitive Lender shall be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or Competitive Lender or otherwise, the circumstances entitling ACS to require such assignment and delegation cease to apply.

3.7 Survival. All of the Borrowers’ obligations under this Section 3 shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

SECTION 4 CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.1 Conditions of Initial Credit Extension. The obligation of any L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction of each of the conditions precedent described on Schedule 4.1.

4.2 Conditions to all Credit Extensions. The obligation of each Lender Party to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type, or a continuation of Eurocurrency Rate Committed Loans) is subject to the following conditions precedent:

     (a) The representations and warranties of (i) the Borrowers contained in Section 5 (other than those representations and warranties in Section 5.5(b), except with respect to the initial Credit Extension) and (ii) each Borrower contained in each other Loan Document or in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date;

     (b) No Default shall exist, or would result from such proposed Credit Extension or the application of the proceeds thereof;

     (c) The Administrative Agent and, if applicable, the applicable L/C Issuer or the applicable Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof;

     (d) If the applicable Borrower is a Subsidiary of ACS, then the conditions of Section 2.16 to the designation of such Borrower as an additional Borrower shall have been met to the satisfaction of the Administrative Agent; and

     (e) In the case of a Credit Extension to be denominated in an Available Foreign Currency, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable

Five Year Competitive Advance and
Revolving Credit Facility Agreement

opinion of the Administrative Agent, the Multi-Currency Lenders (in the case of any Loans to be denominated in an Available Foreign Currency) or the applicable L/C Issuer (in the case of any Letter of Credit to be denominated in an Available Foreign Currency) would make it impracticable for such Credit Extension to be denominated in the relevant Available Foreign Currency.

     Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type or a continuation of Eurocurrency Rate Committed Loans) submitted by any Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.2(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

SECTION 5 REPRESENTATIONS AND WARRANTIES

     ACS, for itself and on behalf of each Company (and each Borrowing Subsidiary, for itself and on behalf of each of its Subsidiaries, to the extent any representations and warranties are applicable to such Borrowing Subsidiary or its Subsidiaries), represents and warrants to the Administrative Agent and the Lender Parties as follows:

5.1 Purpose of Credit Facility. Borrowers will use (or will advance such proceeds to their Subsidiaries to so use) all proceeds of Borrowings for one or more of the following: (a) to repay the Indebtedness existing under the Existing Credit Agreement and to pay the related costs and expenses; (b) to finance Acquisitions; (c) for working capital of the Companies; and (d) for general corporate purposes. No Company is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any “margin stock” within the meaning of Regulation U. No part of the proceeds of any Borrowing will be used, directly or indirectly, for a purpose which violates any Law, including, without limitation, the provisions of Regulation T, U, or X (as enacted by the FRB, as amended).

5.2 Existence, Good Standing, Authority, and Authorizations. Each Borrower and, except where not a Material Adverse Event, each Company is duly organized, validly existing, and in good standing under the Laws of its jurisdiction of organization. Except where not a Material Adverse Event, each Company is duly qualified to transact business and is in good standing in each jurisdiction where the nature and extent of its business and properties require the same. Except where not a Material Adverse Event, each Company possesses all the Authorizations necessary or required in the conduct of its respective business(es), and the same are valid, binding, enforceable, and subsisting without any defaults thereunder or enforceable adverse limitations thereon and are not subject to any proceedings or claims opposing the issuance, development, or use thereof or contesting the validity thereof. No Authorization which has not been obtained and is in full force and effect is required by reason of or in connection with the execution and performance of the Loan Documents by the Borrowers.

5.3 Authorization and Contravention. The execution and delivery by each Borrower of each Loan Document to which it is a party and the performance by such Borrower of its obligations thereunder (a) are within the organizational power of such Borrower; (b) will have been duly authorized by all necessary organizational action on the part of such Borrower when such Loan Document is executed and delivered, (c) require no action by or in respect of, or filing with, any Governmental Authority, which action or filing has not been taken or made on or prior to the Closing Date (or if later, the date of execution and delivery of such Loan Document), (d) will not violate any provision of the Organization Documents of such Borrower, (e) except where not a Material Adverse Event, will not violate any provision of Law applicable to it, (f) except where not a Material Adverse Event, will not violate any

Five Year Competitive Advance and
Revolving Credit Facility Agreement

Material Agreement to which it is a party, and (g) will not result in the creation or imposition of any Lien on any asset of any Borrower, other than Permitted Liens.

5.4 Binding Effect. Upon execution and delivery by all parties thereto, each Loan Document will constitute a legal, valid, and binding obligation of each Borrower party thereto, enforceable against each such Borrower in accordance with its terms, except as enforceability may be limited by applicable Debtor Relief Laws and general principles of equity.

5.5 Financial Statements.

     (a) The Current Financials were prepared in accordance with GAAP and present fairly, in all material respects, the consolidated financial condition, results of operations, and cash flows of the Companies as of, and for the portion of the fiscal year ending on, the date or dates thereof (subject only to normal year-end audit adjustments for interim statements). There were no material liabilities, direct or indirect, fixed or contingent, of the Companies as of the date or dates of the Current Financials which are required under GAAP to be reflected therein or in the notes thereto, and are not so reflected.

     (b) Except for transactions directly related to, specifically contemplated by, or expressly permitted by, the Loan Documents, and except where not a Material Adverse Event, (i) there have been no changes in the consolidated financial condition of the Companies from that shown in the Current Financials after the date of such Current Financials, and (ii) no Company has incurred any liability (including, without limitation, any liability under any Environmental Law), direct or indirect, fixed or contingent, after such date.

5.6 Taxes. All Tax returns of each Company required to be filed have been filed (or extensions have been granted) prior to delinquency, except for any such returns for which the failure to so file is not a Material Adverse Event, and all Taxes imposed upon each Company which are due and payable have been paid prior to delinquency, other than Taxes for which the criteria for Permitted Liens (as specified in Section 6.13(b)(vi)) have been satisfied or for which nonpayment thereof is not a Material Adverse Event.

5.7 Environmental Matters. No Company (a) knows of any environmental condition or circumstance, such as the presence or Release of any Hazardous Substance, on any property presently or previously owned by any Company that is a Material Adverse Event, (b) knows of any violation by any Company of any Environmental Law, except for such violations that are not a Material Adverse Event, or (c) knows that any Company is under any obligation to remedy any violation of any Environmental Law, except for such obligations that are not a Material Adverse Event; provided, however, that except where not a Material Adverse Event, each Company (x) to the best of its knowledge, has in full force and effect all Environmental Permits, licenses, and approvals required to conduct its operations and is operating in substantial compliance thereunder, and (y) has taken prudent steps to determine that its properties and operations are not in violation of any Environmental Law.

Five Year Competitive Advance and
Revolving Credit Facility Agreement

5.8 Employee Benefit Plans.

     (a) No Employee Plan has incurred an “accumulated funding deficiency” (as defined in Section 302 of ERISA and Section 412 of the Code) which is a Material Adverse Event, (b) no Company or ERISA Affiliate thereof has incurred liability to the PBGC or with respect to an Employee Plan, which liability is currently due and remains unpaid under Title IV of ERISA and which is a Material Adverse Event, (c) each Employee Plan subject to ERISA and the Code complies in all respects, both in form and operation, with ERISA and the Code, except for such non-compliance that is not a Material Adverse Event, (d) no ERISA Event has occurred or is reasonably expected to occur with respect to any Employee Plan or Multiemployer Plan which is a Material Adverse Event, (e) the present value of all accrued benefits under each Employee Plan (based on actuarial assumptions used for funding purposes in the most recent actuarial valuation prepared by the Employee Plan’s actuary with respect to such Employee Plan) did not, as of the last annual actuarial valuation date for such Employee Plan, exceed the then-current value of the assets of such Employee Plan except for such an excess that is not a Material Adverse Event, and (f) the present value of accrued benefits under each Employee Plan (based on PBGC actuarial assumptions used for plan termination), does not exceed the value of the assets of such Employee Plan by more than $25,000,000.

5.9 Properties; Liens. Except where not a Material Adverse Event, each Company has good and marketable title to all its property reflected in the Current Financials, except as otherwise permitted by the Loan Documents. Except for Permitted Liens, there is no Lien on any property of any Company.

5.10 Government Regulations. No Company is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, or any other Law (other than Regulations T, U, and X of the FRB) which regulates the incurrence of Indebtedness.

5.11 Intellectual Property. Except where not a Material Adverse Event, each Company owns or has sufficient and legally enforceable rights to use all material licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, and trade names necessary to continue to conduct its businesses as heretofore conducted by it, now conducted by it, and now proposed to be conducted by it. Each Company is conducting its business without infringement or claim of infringement of any license, patent, copyright, service mark, trademark, trade name, trade secret, or other intellectual property right of others, other than any such infringements or claims which, if successfully asserted against or determined adversely to any Company, is not a Material Adverse Event. No infringement or claim of infringement by others of any material license, patent, copyright, service mark, trademark, trade name, trade secret, or other intellectual property of any Company exists, except where such Company is actively prosecuting to cease such infringement or such infringement (if it continued unabated) is not a Material Adverse Event.

5.12 Compliance with Laws. No Company is in violation of any Laws (including, without limitation, Environmental Laws and the rules and regulations promulgated by the Office of Foreign Assets Control) other than such violations which are not a Material Adverse Event. No Company has received notice alleging any noncompliance with any Laws, except for such noncompliance which no longer exists, or which is not a Material Adverse Event.

5.13 Regulation U. “Margin Stock” (as defined in Regulation U) constitutes less than 25% of those assets of the Companies that are subject to any limitation on sale or pledge, or to other restrictions, hereunder.

Five Year Competitive Advance and
Revolving Credit Facility Agreement

5.14 Full Disclosure. No representation or warranty of any Borrower contained in this Agreement (including any Schedule furnished in connection herewith) contains any untrue statement of a material fact. No other document, certificate, or written statement furnished to the Administrative Agent or any Lender Party by or on behalf of any Borrower for use in connection with the transactions contemplated in this Agreement, taken as a whole with other documents, certificates, or written statements furnished contemporaneously therewith, contains any untrue statement of fact or omits to state a material fact (known to such Borrower in the case of any documents not furnished by it) necessary in order to make the statements contained therein not misleading in light of the circumstances under which the same were made.

5.15 No Default. No Default exists or will arise as a result of the execution of the Loan Documents or of any Borrowing hereunder.

SECTION 6 COVENANTS

     ACS covenants and agrees (and agrees to cause its Subsidiaries and, with respect to Section 6.10, its ERISA Affiliates) and to the extent any covenants are applicable to any Borrowing Subsidiary, then such Borrowing Subsidiary covenants and agrees (and agrees to cause its Subsidiaries and, with respect to Section 6.10, its ERISA Affiliates) to perform, observe, and comply with each of the following covenants applicable to such Person, from the Closing Date and so long thereafter as Lenders are committed to fund Borrowings and any L/C Issuer is committed to issue Letters of Credit under this Agreement and thereafter until the payment in full of the Total Outstandings (and termination of outstanding Letters of Credit and Competitive Letters of Credit, if any) and payment in full of any other Obligations then due and owing, unless Borrowers receive a prior written consent to the contrary by the Administrative Agent as authorized by Required Lenders:

6.1 Use of Proceeds. Borrowers shall use (and shall cause each other Company to use) the proceeds of Borrowings only for the purposes represented herein.

6.2 Books and Records. The Companies shall maintain books, records, and accounts necessary to prepare financial statements in accordance with GAAP.

6.3 Items to be Furnished. ACS shall cause the following to be furnished to the Administrative Agent for delivery to Lender Parties:

     (a) Promptly after preparation, and no later than 90 days after the last day of each fiscal year of ACS (commencing with the fiscal year ending June 30, 2005), Financial Statements showing the consolidated financial condition and results of operations calculated for the Companies, as of, and for the year ended on, such day, accompanied by:

     (i) the unqualified opinion of a firm of nationally-recognized independent certified public accountants, based on an audit using generally accepted auditing standards, that such Financial Statements were prepared in accordance with GAAP and present fairly the consolidated financial condition and results of operations of the Companies; and

     (ii) a Compliance Certificate.

     (b) Promptly after preparation, and no later than 45 days after the last day of each of the first three fiscal quarters of ACS each year (commencing with the fiscal quarter ending September 30, 2004), Financial Statements showing the consolidated financial condition and

Five Year Competitive Advance and
Revolving Credit Facility Agreement

results of operations calculated for the Companies for such fiscal quarter and for the period from the beginning of the then-current fiscal year to, such last day, accompanied by a Compliance Certificate.

     (c) Notice, promptly after any Company knows or has reason to know of (i) the existence and status of any Litigation, any order or judgment for the payment of money, or any warrant of attachment, sequestration, or similar proceeding against the assets of any Company which is a Material Adverse Event, (ii) a Default specifying the nature thereof and what action any Company has taken, is taking, or proposes to take with respect thereto, (iii) any federal, state, or local Law limiting or controlling the operations of any Company which has been issued or adopted hereafter and which is a Material Adverse Event, (iv) the receipt by any Company of notice of any violation or alleged violation of any Environmental Law or Environmental Permit or any Environmental Liability or potential Environmental Liability, which violation or liability or alleged violation or liability is a Material Adverse Event, (v) any public announcement by Moody’s or S&P of any change in a Debt Rating, or (vi) the occurrence of an ERISA Event or the incurrence of any liability by any Company or ERISA Affiliate with respect to any ERISA Event, in either case which is a Material Adverse Event, specifying the nature thereof and what action such Company or ERISA Affiliate has taken, is taking, or proposes to take with respect thereto.

     (d) Promptly upon receipt thereof, copies of (A) all notices from the PBGC terminating or appointing a trustee for any Employee Plan, (B) all notices of termination or reorganization from any sponsor of a Multiemployer Plan, (C) all notices from any sponsor of a Multiemployer Plan imposing withdrawal liability on any Company or ERISA Affiliate thereof, and (D) all notices from the PBGC regarding a potential Reportable Event or a request for information to assess the impact of any proposed transaction of any Company or ERISA Affiliate thereof.

     (e) Promptly after filing, true, correct, and complete copies of all material reports or filings filed by or on behalf of any Company to the Securities and Exchange Commission (including each Form 10-K and Form 10-Q, filed by or on behalf of any Company), and, if requested by the Administrative Agent any other Governmental Authority; provided that, with respect to the filing of Form 8-K‘s with the Securities and Exchange Commission, ACS may provide notice of such filing to the Administrative Agent in lieu of providing actual copies thereof.

     (f) Promptly upon request therefor by the Administrative Agent or Lender Parties, such information (not otherwise required to be furnished under the Loan Documents) respecting the business affairs, assets, and liabilities of the Companies, and such opinions, certifications, and documents, in addition to those mentioned in this Agreement, as reasonably requested.

6.4 Inspections. Upon reasonable notice, the Companies shall allow Administrative Agent or any Lender Party (or their respective Related Parties) to inspect any of their properties, to review reports, files, and other records and to make and take away copies thereof, to conduct tests or investigations, and to discuss any of their respective affairs, conditions, and finances with other creditors, directors, officers, employees, other representatives, and independent accountants of the Companies, from time to time, during reasonable business hours.

6.5 Taxes. Except where not a Material Adverse Event, each Company shall promptly pay when due any and all Taxes other than Taxes the applicability, amount, or validity of which is being contested in good faith by lawful proceedings diligently conducted, and against which reserve or other provision required by GAAP has been made or is otherwise permitted hereunder.

Five Year Competitive Advance and
Revolving Credit Facility Agreement

6.6 Payment of Obligations. Borrowers shall pay the Obligations in accordance with the terms and provisions of the Loan Documents. ACS shall be liable for the payment and performance of the entire Obligations and, with respect to Obligations owed by any Borrowers (other than ACS), ACS shall be jointly and severally liable with such Borrower. Notwithstanding anything to the contrary contained herein or in any other Loan Document, each Borrowing Subsidiary shall be liable solely for the portion of the Obligations that such Borrowing Subsidiary borrows or uses (including, without limitation, directly or indirectly through inter-company loans from a Borrower, capital contributions from a Borrower, or otherwise). Except where not a Material Adverse Event, each Company shall promptly pay (or renew and extend) all of its material obligations as the same become due (unless such obligations [other than the Obligations] are being contested in good faith by appropriate proceedings and against which reserves or other provision required by GAAP has been made).

6.7 Maintenance of Existence, Assets, and Business. Except as otherwise permitted by Section 6.21, each Company shall at all times: (a) maintain its existence and good standing in the jurisdiction of its organization and its authority to transact business in all other jurisdictions where the failure to so maintain its existence, good standing, or authority to transact business is a Material Adverse Event; (b) maintain all licenses, permits, and franchises necessary for its business where the failure to so maintain is a Material Adverse Event; and (c) keep all of its assets which are useful in and necessary to its business in good working order and condition (ordinary wear and tear excepted) and make all necessary repairs thereto and replacements thereof except where the failure to so maintain is a Material Adverse Event.

6.8 Insurance. The Companies shall, at their cost and expense, maintain with financially sound, responsible, and reputable insurance companies or associations insurance covering its properties and business against such risks, in such amounts, and with no greater risk retention as are customarily maintained, insured, or retained by companies of established repute engaged in the same or similar business as such Company. Upon the request of the Administrative Agent, ACS will furnish to Lender Parties information presented in reasonable detail as to the insurance so carried.

6.9 Preservation and Protection of Rights. Each Borrower, and each Subsidiary thereof on whose account a Letter of Credit or Competitive Letter of Credit has been issued, shall perform such acts and duly authorize, execute, acknowledge, deliver, file, and record any additional agreements, documents, instruments, and certificates as Administrative Agent or Required Lenders may reasonably deem necessary or appropriate in order to preserve and protect the rights of the Administrative Agent and Lender Parties under any Loan Document.

6.10 Employee Benefit Plans. Except where not a Material Adverse Event, no Borrower shall permit any of the events or circumstances described in Section 5.8 to exist or occur.

6.11 Environmental Laws. Each Company shall (a) conduct its business so as to comply with all applicable Environmental Laws except to the extent noncompliance does not constitute a Material Adverse Event and (b) promptly investigate and remediate any known Release or threatened Release of any Hazardous Substance on any property owned by any Borrower or at any facility operated by any Borrower to the extent and degree necessary to comply with Law and to assure that any Release or threatened Release does not result in a substantial endangerment to human health or the environment except to the extent, in each case, that the failure to do so would not be a Material Adverse Event.

6.12 Indebtedness. No Borrower shall permit any of its Subsidiaries to, directly or indirectly, create, incur, or suffer to exist any Indebtedness, other than: (i) the Obligations; and (ii) other Indebtedness, so long as on any date of determination, such other Indebtedness of all Subsidiaries of ACS in the aggregate (without duplication) does not exceed 10% of Net Worth as reflected on the Compliance Certificate most recently delivered pursuant to Section 6.3(a)(ii).

Five Year Competitive Advance and
Revolving Credit Facility Agreement

6.13 Liens. No Company will, directly or indirectly, (a) enter into or permit to exist any arrangement or agreement which directly or indirectly prohibits any Company from creating or incurring any Lien on any of its assets, other than (x) the Loan Documents, (y) customary provisions in leases restricting the assignment thereof, and (z) the agreements evidencing Liens permitted by clauses (b)(iv) through (x) below, so long as such prohibitions extend solely to the property or assets covered by such Liens, or (b) create, incur, or suffer or permit to be created or incurred or to exist any Lien upon any of its assets, except:

     (i) Liens securing all of the Obligations;

     (ii) Pledges or deposits made to secure payment of worker’s compensation, or to participate in any fund in connection with worker’s compensation, unemployment insurance, pensions, or other social security programs, but expressly excluding any Liens in favor of the PBGC or otherwise under ERISA the existence of which is not a Material Adverse Event;

     (iii) Good-faith pledges, Liens, or deposits made to secure performance of bids, tenders, insurance or other contracts (other than for the repayment of borrowed money), or leases, or to secure statutory obligations, surety or appeal bonds, or indemnity, performance, or other similar bonds as all such Liens arise in the ordinary course of business;

     (iv) Encumbrances consisting of zoning restrictions, easements, or other restrictions on the use of real property, none of which impair in any material respect the use of such property by the Person in question in the operation of its business, and none of which is violated by existing or proposed structures or land use, in any case which is a Material Adverse Event;

     (v) Liens of landlords or of mortgagees of landlords on fixtures and movable tangible property located on premises leased in the ordinary course of business;

     (vi) (x) claims and Liens for Taxes; (y) claims and Liens upon, and defects of title to, real or personal property, including any attachment of personal or real property or other legal process prior to adjudication of a dispute of the merits; and (z) claims and Liens of mechanics, materialmen, warehousemen, carriers, landlords, or other like Liens; so long as, for purposes of each of clauses (x), (y), and (z), (A) the validity or amount thereof is being contested in good faith and by appropriate and lawful proceedings diligently conducted, reserve or other appropriate provisions (if any) required by GAAP shall have been made, and levy and execution thereon have been stayed and continue to be stayed, or (B) the existence thereof, individually and in the aggregate, is not a Material Adverse Event;

     (vii) Liens existing on the Closing Date and Liens securing Capital Leases and purchase money obligations (together with any renewal, extension, amendment, or modification of any such Lien) so long as (w) in the case of existing Liens, such Liens shall never extend to any assets other than the assets subject to such Liens on the Closing Date, (x) in the case of existing Liens, the total principal amount secured by those Liens never exceeds the greater of either the total principal amount secured as of the Closing Date, (y) in the case of Liens securing Capital Leases, those Liens never cover any assets except the assets subject to the specific Capital Lease, and (z) in the case of Liens

Five Year Competitive Advance and
Revolving Credit Facility Agreement

securing purchase money obligations, those Liens never cover any assets except the assets purchased or financed by such obligations;

     (viii) Liens on the accounts receivable to the extent permitted by Section 6.20;

     (ix) Liens assumed in connection with any Acquisition, which Liens are in existence at the time of such Acquisition, not created in contemplation of such Acquisition, and do not cover any assets other than the assets acquired pursuant to such Acquisition; provided that such assumed Liens are released and terminated within ninety (90) days following the effective date of such Acquisition (or such Lien is otherwise permitted under any other clause of this Section 6.13(b)); and

     (x) Other Liens not otherwise permitted by this Section 6.13(b), so long as on any date of determination, the Indebtedness (including indebtedness and obligations owed by one Company to another Company) secured by such Liens does not exceed 1% of the book value of the assets of the Companies in the aggregate.

6.14 Transactions with Affiliates. No Company shall (a) enter into any material transaction with any of its Affiliates that is not a Company (excluding transactions permitted under Section 6.21), other than transactions in the ordinary course of business and upon fair and reasonable terms not materially less favorable than such Company could obtain or could become entitled to in an arm’s-length transaction with a Person that was not its Affiliate, or (b) pay any salaries or other compensation, consulting fees, or management fees or other like payments to any of its Affiliates, other than in the ordinary course of business for services rendered.

6.15 Compliance with Laws and Documents. No Company shall violate the provisions of any Laws (including, without limitation, Environmental Laws, Environmental Permits, ERISA, OSHA, and the rules and regulations promulgated by the Office of Foreign Assets Control) applicable to it, or any Material Agreement to which it is a party, if such violation is a Material Adverse Event; no Company shall violate the provisions of its Organization Documents, or modify, repeal, replace, or amend any provision of its Organization Documents in a manner that would not allow a Borrower to fulfill its obligations under the Loan Documents. Without limiting the foregoing, no Company shall violate any Laws applicable to, or in connection with, any repurchase by any Company of its capital stock, if such violation is a Material Adverse Event.

6.16 Accounting Methods. No Company shall change its method of accounting, other than immaterial changes in methods or as permitted by GAAP.

6.17 Government Regulations. No Company shall conduct its business in such a way that it will become subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, or any other Law (other than Regulations T, U, and X of the FRB) which regulates the incurrence of Indebtedness.

6.18 Restrictions on Subsidiaries. No Material Subsidiary shall enter into or permit to exist any material arrangement or agreement which directly or indirectly prohibits any such Material Subsidiary from (a) declaring, making, or paying, directly or indirectly, any Distribution to any Borrower, (b) paying any Indebtedness owed by a Material Subsidiary to any Borrower, (c) making loans, advances, or investments to any Borrower, or (d) transferring any of its property or assets to any Borrower; provided that the foregoing shall not apply to restrictions or conditions (i) imposed by Law, (ii) imposed by any Loan Document, and (iii) customarily contained in agreements relating to the sale of any Material

Five Year Competitive Advance and
Revolving Credit Facility Agreement

Subsidiary pending the sale of such Material Subsidiary, so long as such restrictions and conditions apply only to the Material Subsidiary that is to be sold and such sale is not prohibited by the Loan Documents.

6.19 Sale of Assets. The Companies (taken as a whole) shall not sell, assign, transfer, or otherwise Dispose of, in one transaction or a series of transactions, all or substantially all of their assets (determined on a consolidated basis with respect to ACS and all of its Subsidiaries), other than to other Companies.

6.20 Accounts Receivable Financing. No Company shall sell, securitize, or otherwise transfer or encumber accounts receivable resulting in fundings aggregating more than $500,000,000 at any one time outstanding.

6.21 Mergers and Dissolutions. No Borrower shall, directly or indirectly, merge or consolidate with any Person, other than as a result of an Acquisition. No Material Subsidiary shall, directly or indirectly, merge or consolidate with any Person other than a Company unless, after giving effect thereto, Borrowers are in compliance with Section 6.22, and the consummation of any such merger or consolidation shall be deemed to be a representation by ACS to the Lender Parties of such compliance. No Borrower shall liquidate, wind up, or dissolve (or suffer any liquidation or dissolution), other than (i) liquidations, wind ups, or dissolutions incident to mergers permitted under this Section 6.21 and (ii) other liquidations, wind ups, or dissolutions of Borrowing Subsidiaries, so long as no Default exists or arises as a result therefrom. No Material Subsidiary shall liquidate, wind up, or dissolve (or suffer any liquidation or dissolution), other than (i) liquidations, wind ups, or dissolutions incident to mergers permitted under this Section 6.21 and (ii) other liquidations, wind ups, or dissolutions of Borrowing Subsidiaries or other Material Subsidiaries, so long as after giving effect thereto, Borrowers are in compliance with Section 6.22, and the consummation of any such liquidation, wind up, or dissolution shall be deemed to be a representation by ACS to the Lender Parties of such compliance.

6.22 Financial Covenants. As calculated on a consolidated basis for the Companies:

     (a) Leverage Ratio. Borrowers shall never permit the Leverage Ratio to be greater than 2.75 to 1.00.

     (b) Interest Coverage Ratio. Borrowers shall never permit the Interest Coverage Ratio to be less than 3.50 to 1.00.

SECTION 7 EVENTS OF DEFAULT AND REMEDIES

     The term “Event of Default” means the occurrence of any one or more of the following events:

7.1 Payment of Obligation. The failure or refusal of ACS or any other Borrower liable therefor to pay (a) when and as required to be paid herein, and in the currency required hereunder, any amount of principal of any Loan, any L/C Obligation, or any Competitive Letter of Credit Obligation; (b) interest, fees, or any other part of the Obligations within five days after the same becomes due and payable in accordance with the Loan Documents; or (c) the indemnifications and reimbursement obligations provided for in the Loan Documents within ten (10) Business Days after demand therefor.

7.2 Covenants. The failure or refusal of ACS (and, if applicable, any other Borrower) to punctually and properly perform, observe, and comply with:

     (a) Any covenant, agreement, or condition contained in Sections 6.1, 6.3, 6.4, 6.7(a) (with respect to any Borrower), 6.10, 6.12, 6.13, and 6.19 through 6.22; and

Five Year Competitive Advance and
Revolving Credit Facility Agreement

     (b) Any other covenant, agreement, or condition contained in any Loan Document (other than the covenants to pay the Obligations set forth in Section 7.1 and the covenants in Section 7.2(a)), and such failure or refusal continues for 30 days.

7.3 Debtor Relief.

     (a) Any Borrower (i) shall not be Solvent or (ii) fails to pay its debts generally as they become due or (b) any Borrower or any Substantial Subsidiary, (i) voluntarily seeks, consents to, or acquiesces in the benefit of any Debtor Relief Law with respect to itself, or (ii) becomes a party to or is made the subject of any proceeding provided for by any Debtor Relief Law, other than as a creditor or claimant (unless, in the event such proceeding is involuntary, the petition instituting same is dismissed within 60 days after its filing; provided, however, that no order for relief shall have been entered in the interim).

7.4 Judgments and Attachments. Where it is a Material Adverse Event, any Company fails, within 60 days after entry thereof, to pay, bond, or otherwise discharge (a) any judgment or order for the payment of money or (b) any warrant of attachment, sequestration, or similar proceeding against any of its respective assets, each of which is not stayed on appeal.

7.5 Government Action. Where it is a Material Adverse Event (a) a final non-appealable order is issued by any Governmental Authority, including, but not limited to, the United States Justice Department, seeking to cause any Company to divest a significant portion of its assets pursuant to any antitrust, restraint of trade, unfair competition, industry regulation, or similar Laws, or (b) any Governmental Authority shall condemn, seize, or otherwise appropriate, or take custody or control of all or any substantial portion of the assets of any Company.

7.6 Misrepresentation. Any representation or warranty made herein or in any Loan Document shall at any time prove to have been incorrect in any material respect when made.

7.7 Change of Control. With respect to ACS, an event or series of events by which: (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) (other than Darwin Deason, the Deason International Trust, or any Person controlled by Darwin Deason or the Deason International Trust) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a Person shall be deemed to have “beneficial ownership” of all Equity Interests that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of fifty percent (50%) or more of the Equity Interests of ACS; or (b) during any period of twelve (12) consecutive months, a majority of the members of the board of directors or other equivalent governing body of ACS cease to be composed of individuals (i) who were members of such board or equivalent governing body on the first (1st) day of such period, (ii) whose election or nomination to such board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of such board or equivalent governing body, or (iii) whose election or nomination to such board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of such board or equivalent governing body; provided that, in determining compliance with this Section 7.7(b), any “independent directors” elected or appointed to the board of directors or other equivalent governing body of ACS pursuant to and in compliance with the rules (whether existing on the date hereof or promulgated thereafter) of (x) the New York Stock Exchange, (y) any other stock exchange on which the Equity Interests of ACS is traded, or (z) the Securities and Exchange Commission shall not be considered in determining a majority of the board or equivalent governing body.

Five Year Competitive Advance and
Revolving Credit Facility Agreement

     7.8 Default Under Other Indebtedness and Agreements.

     (a) In respect of any Indebtedness of any Company (individually or collectively), any default or other event or condition occurs or exists (other than a mandatory prepayment as a result of a Disposition of assets or the issuance of equity or debt) beyond the applicable grace or cure period the effect of which is to cause or to permit any holder of (or trustee with respect to) that Indebtedness to cause, whether or not it elects to cause, any of that Indebtedness to become due (whether by acceleration, redemption, or otherwise) before its stated maturity or regularly scheduled payment dates, which default, event, or condition could reasonably be expected to cause a Material Adverse Event; or

     (b) any default or other event or condition occurs or exists with respect to any Indebtedness of any Company (individually or collectively) in excess of $100,000,000 and such Indebtedness is accelerated or a mandatory redemption arises as a result thereof.

7.9 Employee Benefit Plans.

     (a) Any Borrower or ERISA Affiliate shall fail to pay when due an amount or amounts for which it is liable under Title IV of ERISA to the extent that the failure to pay is a Material Adverse Event; or

     (b) an ERISA Event shall occur or exist with respect to any Employee Plan or Multiemployer Plan, and as a result of such ERISA Event and all other ERISA Events then-existing, the aggregate liabilities incurred (or in the reasonable judgment of Required Lenders, likely to be incurred) of the Borrowers and the ERISA Affiliates to any Employee Plan, Multiemployer Plan, or the PBGC (or any combination thereof) shall constitute a Material Adverse Event.

7.10 Validity and Enforceability of Loan Documents. Any Loan Document shall, at any time after its execution and delivery and for any reason, cease to be in full force and effect in any material respect or be declared to be null and void (other than in accordance with the terms hereof or thereof) or the validity or enforceability thereof be contested by any Borrower party thereto or any Borrower shall deny in writing that it has any or any further liability or obligations under any Loan Document to which it is a party.

7.11 Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

     (a) declare the commitment of each Lender Party to make Loans and any obligation of each L/C Issuer to make L/C Credit Extensions and of each Competitive Letter of Credit Issuer to issue Competitive Letters of Credit to be terminated, whereupon such commitments and obligation shall be terminated;

     (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;

     (c) require that Borrowers Cash Collateralize the L/C Obligations and the Competitive Letter of Credit Obligations (in an amount equal to the then Outstanding Amounts thereof); and

Five Year Competitive Advance and
Revolving Credit Facility Agreement

     (d) exercise on behalf of itself and the Lender Parties all rights and remedies available to it and the Lender Parties under the Loan Documents;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code of the United States, the obligation of each Lender Party to make Credit Extensions to such Borrower shall automatically terminate, the unpaid principal amount of all outstanding Loans made to such Borrower and all interest and other amounts owing by such Borrower shall automatically become due and payable, and the obligation of ACS and such Borrower to Cash Collateralize the L/C Obligations and the Competitive Letter of Credit Obligations owing by such Borrower shall automatically become effective, in each case without further act of the Administrative Agent or any Lender Party, including presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers.

7.12 Application of Funds.

     (a) Allocation Among Borrowers. After the occurrence and during the continuance of an Event of Default, (i) any amounts received or collected from a Borrower other than ACS shall be applied by the Administrative Agent only to the Obligations of such Borrower in the order specified in the following clauses (b) or (c), as applicable, and (ii) any amounts received or collected from ACS shall be applied by the Administrative Agent (A) first to those Obligations for which ACS is severally liable and for which no other Borrower is liable and then (B) to the Obligations for which ACS is jointly and severally liable with other Borrowers or is liable as a Guarantor, with all such applications of funds with respect to Obligations of ACS being further applied by the Administrative Agent in the order specified in the following clauses (b) or (c), as applicable.

     (b) Order of Application of Funds on and After the Conversion Date. On and after the occurrence of the Conversion Date, any amounts received or collected from any Borrower shall be applied to the Obligations by the Administrative Agent in the following order and manner:

     First, to payment of that portion of such Obligations constituting fees, indemnities, expenses, and other amounts (including fees, charges, and disbursements of counsel to the Administrative Agent and amounts payable under Section 3) payable by ACS or any other Borrower (as the case may be) to the Administrative Agent in its capacity as such;

     Second, to payment of that portion of such Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable by ACS or any other Borrower (as the case may be) to the Lender Parties (including fees, charges and disbursements of counsel to the respective Lender Parties (including fees and time charges for attorneys who may be employees of any Lender Party) and amounts payable under Section 3), ratably among such Lender Parties in proportion to the Dollar Equivalent of the amounts described in this clause Second payable to them;

     Third, to payment of that portion of such Obligations constituting accrued and unpaid interest on the Loans, L/C Borrowings, Competitive LC Unreimbursed Amounts and other Obligations payable by ACS or any other Borrower (as the case may be), allocated ratably among the Lender Parties in accordance with their applicable CAM Percentages of the respective amounts described in this clause Third payable to them;

     Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, L/C Borrowings and Competitive LC Unreimbursed Amounts payable by ACS or any

Five Year Competitive Advance and
Revolving Credit Facility Agreement

other Borrower (as the case may be), allocated ratably among the Lender Parties in accordance with their applicable CAM Percentage of the respective amounts described in this clause Fourth held by them;

     Fifth, to the Administrative Agent for the account of the L/C Issuers and the Competitive Letter of Credit Issuers, to Cash Collateralize that portion of the L/C Obligations and the Competitive Letter of Credit Obligations comprised of the aggregate undrawn amount of Letters of Credit and Competitive Letters of Credit issued for the account of ACS or its Subsidiaries or other Borrowers and its Subsidiaries (as the case may be);

     Sixth, to the remaining Obligations owed by ACS or any Borrower (as the case may be), including, without limitation, in the case of ACS, all Obligations for which ACS is jointly and severally liable with other Borrowers or is liable as a Guarantor, allocated among such remaining Obligations as determined by the Administrative Agent and the Required Lenders and applied to such Obligations in the order specified in this clause (b); and

     Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full in cash, to ACS or the applicable Borrower (as the case may be) or as otherwise required by Law.

Subject to Sections 2.4(j) and 2.6(k), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit and Competitive Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit and Competitive Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit and Competitive Letters of Credit have either been fully drawn or expired or the amount on deposit exceeds the amount required by Sections 2.4(j) and 2.6(k)(vii), then such remaining amount or excess shall be applied to the other Obligations, if any, in the order set forth above.

     (c) Order of Application of Funds After an Event of Default But Prior to the Conversion Date. To the extent any payment is received or amounts are collected under any Facility or under any Competitive Loan or Competitive Letter of Credit when an Event of Default exists but prior to the Conversion Date, such funds shall be applied to the Facility, Competitive Loan or Competitive Letter of Credit, as designated by ACS, in the order provided in the preceding clause (b), with any determinations of “ratable” allocations for any Lender being made (i) with respect to payments under the Primary Currency Facility, on any date of determination, on the basis of the proportion that the Primary Currency Total Outstandings owed to such Primary Currency Lender bears to the Primary Currency Total Outstandings owed to all Primary Currency Lenders and (ii) with respect to payments under the Multi-Currency Facility, on any date of determination, on the basis of the proportion that the Multi-Currency Total Outstandings owed to such Multi-Currency Lender bears to the Multi-Currency Total Outstandings owed to all Multi-Currency Lenders.

7.13 Collection Allocation Mechanism.

     (a) Notwithstanding any other provision in this Agreement, on the date (the “Conversion Date”) that (i) there has been an acceleration of the maturity of the Obligations or a termination of the obligations of the Lenders to make Loans and issue Letters of Credit and Competitive Letters of Credit hereunder as a result of any Event of Default, or (ii) an Event of Default described in Section 7.3 occurs, (A) the Commitments shall automatically and without further act be terminated; (b) Loans and all other Obligations denominated in any Foreign Currency other than Euros shall be converted into, and all such amounts due thereunder shall accrue and be payable in, Dollars at the Exchange Rate on such date; and (C) on and after such date the interest

Five Year Competitive Advance and
Revolving Credit Facility Agreement

rate applicable to all such Obligations shall be the Default Rate applicable to overdue Base Rate Loans hereunder (in the case of all Dollar-denominated Loans, including, without limitation, the Loans converted to Dollars pursuant to clause (b) preceding) or the Default Rate applicable to Eurocurrency Rate Loans (in the case of Loans denominated in Euros).

     (b) From and after the Conversion Date, Loans shall be denominated only in Dollars or Euros, as the case may be, and all fees due under this Agreement shall be payable in Dollars other than Letter of Credit Fees and fronting fees with respect to Letters of Credit denominated in Euros, which fees may continue to be paid in Euros.

     (c) On the Conversion Date, each Lender Party (each a “Selling Lender”) shall sell, and each other Lender Party (each a “Purchasing Lender”) shall purchase, without recourse, from one or more Selling Lenders an assignment of the outstanding Loans and the participation obligations with respect to the Letter of Credit Obligations, Competitive Letters of Credit Obligations, and Swing Line Loans held by such Selling Lenders in such amounts as shall be necessary to cause each Purchasing Lender and each Selling Lender to share, in accordance with their respective CAM Percentages, the Total Outstandings, such that after giving effect to such assignments, each Lender Party shall hold its respective CAM Percentage of each Dollar Obligation and its respective CAM Percentage of each Euro Obligation. Each Purchasing Lender agrees that this purchase obligation shall be absolute and unconditional. Such sales and purchases shall occur automatically and without further required actions (and without regard to the provisions of Section 9.6). The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of the assignments purchased under this Section 7.13. Each Purchasing Lender that purchases an assignment pursuant to this Section 7.13 shall be deemed to have complied with Section 9.6, and shall have all of the rights and obligations of an assignee hereunder (without the necessity of complying with Section 9.6) with respect to the assigned Outstanding Amounts.

     (d) Each Lender Party and each Borrower and Guarantor hereby consents and agrees to the exchange of interests among the Lender Parties under this Section 7.13 (the “CAM Exchange”) and each Lender Party agrees that the CAM Exchange shall be binding upon its successors and assigns.

     (e) Each Borrower agrees from time to time to execute and deliver to the Administrative Agent all Notes and other instruments and documents as the Administrative Agent shall reasonably request to evidence and confirm the respective interests of the Lender Parties after giving effect to this Section 7.13, and each Lender Party agrees to surrender any Notes originally received by it in connection with its Loans hereunder to the Administrative Agent against delivery of new Notes evidencing its interests in the Loans (if so requested by such Lender); provided that, the failure of any Borrower to execute or deliver or of any Lender to accept any such Note, instrument, or document shall not affect the validity or effectiveness of this Section 7.13.

     (f) As a result of the assignment of interests pursuant to this Section 7.13, upon and after the Conversion Date, each payment received by the Administrative Agent pursuant to any Loan Document shall be distributed to the Lender Parties ratably in accordance with their respective CAM Percentages. Any direct payment received by any Lender Party upon or after the Exchange Date, including by way of setoff in respect of the Total Outstandings, shall be paid over to the Administrative Agent for distribution to the Lender Parties in accordance with this Section 7.13.

Five Year Competitive Advance and
Revolving Credit Facility Agreement

SECTION 8 ADMINISTRATIVE AGENT

8.1 Appointment and Authority. Each of the Lender Parties hereby irrevocably appoints JPMorgan to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Section are solely for the benefit of the Administrative Agent and the Lender Parties, and no Borrower shall have rights as a third party beneficiary of any of such provisions.

8.2 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender or Competitive Lender, as the case may be, as any other Lender or Competitive Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” and “Competitive Lender” or “Competitive Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrowers or any Subsidiary thereof or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lender Parties.

8.3 Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

     (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

     (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders or Competitive Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

     (c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any of the Borrowers or any of their respective Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

     The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders or Competitive Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 9.1 and 7.11) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by a Borrower or a Lender Party.

Five Year Competitive Advance and
Revolving Credit Facility Agreement

     The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 4 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

8.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit or Competitive Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender Party, the Administrative Agent may presume that such condition is satisfactory to such Lender Party unless the Administrative Agent shall have received notice to the contrary from such Lender Party prior to the making of such Loan or the issuance of such Letter of Credit or Competitive Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for any Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

8.5 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

8.6 Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lender Parties and Borrowers. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of ACS if no Default has occurred or is continuing (which consent shall not be unreasonably withheld), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States having combined capital and surplus of at least $100,000,000. If no such successor shall have been so appointed as provided in the previous sentence and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lender Parties, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify Borrowers and the Lender Parties that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender Party directly, until such

Five Year Competitive Advance and
Revolving Credit Facility Agreement

time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrowers and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Section and Section 9.4 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

     Any resignation by JPMorgan as Administrative Agent pursuant to this Section shall also constitute its resignation as an L/C Issuer and a Swing Line Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder in accordance with this Section 8.6, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and Swing Line Lender, (b) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangement satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

8.7 Non-Reliance on Administrative Agent and Other Lenders. Each Lender Party acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender Party or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender Party also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender Party or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

8.8 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Arrangers, Syndication Agent, Co-Documentation Agents or other agents listed on the cover page hereof shall have any powers, duties, liabilities, or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender, a Competitive Lender, an L/C Issuer or a Competitive Letter of Credit Issuer hereunder.

8.9 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Borrower, the Administrative Agent (irrespective of whether the principal of any Loan, any L/C Obligation or any Competitive Letter of Credit Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

     (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations, the Competitive Letter of Credit Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be

Five Year Competitive Advance and
Revolving Credit Facility Agreement

necessary or advisable in order to have the claims of the Lender Parties and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lender Parties and the Administrative Agent and their respective agents and counsel and all other amounts due the Lender Parties and the Administrative Agent under Sections 2.4(l) and (m), 2.11 and 9.4) allowed in such judicial proceeding; and

     (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender Party to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lender Parties, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.11 and 9.4.

     Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender Party any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender Party or to authorize the Administrative Agent to vote in respect of the claim of any Lender Party in any such proceeding.

SECTION 9 MISCELLANEOUS

9.1 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by ACS or any other Borrower therefrom, shall be effective unless in writing signed by the Required Lenders and ACS or the applicable Borrower, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

     (a) extend or increase (except for adjustments from time to time in accordance with this Agreement) the Primary Currency Commitment of any Primary Currency Lender or extend or increase (except for adjustments from time to time in accordance with this Agreement) the Multi-Currency Commitment of any Multi-Currency Lender (or reinstate any Primary Currency Commitment or Multi-Currency Commitment terminated pursuant to Section 2.8 or 7.11) without the written consent of such Primary Currency Lender or Multi-Currency Lender, as the case may be;

     (b) postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lender Parties (or any of them) hereunder or under any other Loan Document without the written consent of each Lender Party directly affected thereby;

     (c) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause iv of the second proviso to this Section 9.1) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender Party directly affected thereby; provided, however, that (i) the consent of only the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of any Borrower to pay interest or Letter of Credit Fees at the Default Rate, (ii) the consent of only the applicable Competitive Lender shall be necessary to reduce the principal of, or the rate of interest on, any Competitive Loan of such Competitive Lender, or any fees or other

Five Year Competitive Advance and
Revolving Credit Facility Agreement

amounts payable with respect thereto or change the maturity date or repayment schedule thereof, and (iii) the consent of only the applicable Competitive Letter of Credit issuer shall be necessary to reduce any fees or other amounts payable with respect to any Competitive Letter of Credit issued by such Competitive Letter of Credit Issuer;

     (d) amend Section 2.14(a), Section 2.15 or Section 7.12 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender Party;

     (e) amend Section 1.5 or the definition of “Available Foreign Currency” (except as contemplated by Section 1.5) without the written consent of each Multi-Currency Lender and L/C Issuer;

     (f) amend any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lender Parties required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender Party; or

     (g) release ACS from its Guaranty without the written consent of each Lender Party;

     and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by an L/C Issuer in addition to the Lender Parties required above, affect the rights or duties of such L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by a Competitive Letter of Credit Issuer in addition to the Lender Parties required above, affect the rights or duties of such Competitive Letter of Credit Issuer under this Agreement or any Competitive Issuer Document relating to any Competitive Letter of Credit issued or to be issued by it; (iii) no amendment, waiver or consent shall, unless in writing and signed by a Swing Line Lender in addition to the Lenders required above, affect the rights or duties of such Swing Line Lender under this Agreement; (iv) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (v) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Defaulting Lender.

9.2 Notices; Effectiveness; Electronic Communication.

     (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in clause (b) below), all notices (including, without limitation, Requests for Credit Extensions) and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

     (i) if to the Borrowers, the Administrative Agent, any L/C Issuers or any Swing Line Lenders, to the address, telecopier number, or telephone number specified for such Person on Schedule 9.2; and

Five Year Competitive Advance and
Revolving Credit Facility Agreement

     (ii) if to any other Lender or Competitive Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

     Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in clause (b) below, shall be effective as provided in such clause (b).

     (b) Electronic Communications. Notices and other communications to the Lender Parties hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender Party pursuant to Section 2 if such Lender Party, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Section by electronic communication. The Administrative Agent or Borrowers, in their discretion, agree to accept notices and other communications to them hereunder by electronic communications at e-mail addresses and pursuant to procedures approved by them, provided that approval of such procedures may be limited to particular notices or communications.

     Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

     (c) Change of Address, Etc. Each of the Borrowers, the Administrative Agent, any L/C Issuer and any Swing Line Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender Party may change its address, telecopier or telephone number for notices and other communications hereunder by notice to ACS, the Administrative Agent, the L/C Issuers and the Swing Line Lenders.

     (d) Reliance by Administrative Agent and Lender Parties. The Administrative Agent and the Lender Parties shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices, Swing Line Loan Notices and Bid Requests) purportedly given by or on behalf of any Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. ACS shall indemnify the Administrative Agent, each Lender Party and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

Five Year Competitive Advance and
Revolving Credit Facility Agreement

9.3 No Waiver; Cumulative Remedies. No failure by any Lender Party or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

9.4 Expenses; Indemnity; Damage Waiver.

     (a) Costs and Expenses. Borrowers (subject to the provision set forth below) shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by any L/C Issuer or any Competitive Letter of Credit Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or Competitive Letter of Credit (as the case may be) or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent or any Lender Party (including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender Party), and shall pay all fees and time charges for attorneys who may be employees of the Administrative Agent or any Lender Party, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit or Competitive Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans, Letters of Credit, or Competitive Letters of Credit; provided that the liability of (i) each Borrowing Subsidiary shall be limited solely to the expenses related to Loans made to or Letters of Credit or Competitive Letters of Credit issued to such Borrowing Subsidiary (or on such Borrowing Subsidiary’s behalf) and (ii) ACS shall be for the expenses related to all Loans made to or Letters of Credit or Competitive Letters of Credit issued to all Borrowers.

     (b) Indemnification by ACS. ACS shall indemnify the Administrative Agent (and any sub-agent thereof), the Syndication Agent, each Co-Documentation Agent, each Lender Party, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Borrower or any other Borrower arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan, Letter of Credit, Competitive Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any L/C Issuer or Competitive Letter of Credit Issuer, as applicable, to honor a demand for payment under a Letter of Credit or Competitive Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit or Competitive Letter of

Five Year Competitive Advance and
Revolving Credit Facility Agreement

Credit), (iii) any actual or alleged presence or Release of Hazardous Substances on or from any property owned or operated by any Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to any Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by ACS or any other Borrower, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by ACS or any other Borrower against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if ACS or such other Borrower has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

     (c) Reimbursement by Lenders. To the extent that ACS or any other Borrower, if applicable, for any reason fails to indefeasibly pay any amount required to be paid by such Person under clause (a) or (b) of this Section 9.4 to the Administrative Agent (or any sub-agent thereof), the Syndication Agent, any Co-Documentation Agent, any Lender Party or any Related Party of any of the foregoing, each Lender, each Competitive Lender and each Competitive Letter of Credit Issuer severally agrees to pay to the Administrative Agent (or any such sub-agent), each L/C Issuer or such Related Party, as the case may be, such Lender’s, such Competitive Lender’s and such Competitive Letter of Credit Issuer’s ratable share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or any L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or L/C Issuer in connection with such capacity. The obligations of the Lenders, the Competitive Lenders and the Competitive Letter of Credit Issuers under this clause (c) are subject to the provisions of Section 2.14(e).

     (d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, no Borrower shall assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan, Letter of Credit, or Competitive Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in clause (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

     (e) Payments. All amounts due under this Section 9.4 shall be payable not later than ten Business Days after demand therefor.

     (f) Survival. The agreements in this Section shall survive the resignation of the Administrative Agent and any L/C Issuer, the replacement of any Lender Party, the termination of

Five Year Competitive Advance and
Revolving Credit Facility Agreement

the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

9.5 Payments Set Aside. To the extent that any payment by or on behalf of any Borrower is made to the Administrative Agent or any Lender Party, or the Administrative Agent or any Lender Party exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender Party in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred and if such Borrower has been released pursuant to Section 2.16(d) hereof, such release is of no further force and effect, and (b) each Lender Party severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the Lender under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

9.6 Successors and Assigns.

     (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender Party, and except that no Lender or Competitive Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of clause (b) of this Section 9.6, (ii) by way of participation in accordance with the provisions of clause (d) of this Section 9.6, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of clause (f) of this Section 9.6 (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in clause (d) of this Section 9.6 and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lender Parties) any legal or equitable right, remedy or claim under or by reason of this Agreement.

     (b) Assignments by Lenders and Competitive Lenders. Any Lender or Competitive Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Primary Currency Commitment, Multi-Currency Commitment and the Loans (including for purposes of this clause (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that

     (i) except in the case of (A) an assignment of the entire remaining amount of the assigning Lender’s or Competitive Lender’s commitment under any Facility or Competitive Loan and the Loans at the time owing to the assigning Lender or Competitive Lender or (B) an assignment to a Lender Party, an Affiliate of a Lender Party or an Approved Fund, the aggregate amount of the commitment under any Facility or Competitive Loan (which for this purpose includes Loans outstanding thereunder) or,

Five Year Competitive Advance and
Revolving Credit Facility Agreement

if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender or assigning Competitive Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Default has occurred and is continuing, ACS otherwise consents (each such consent of ACS not to be unreasonably withheld or delayed);

     (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s or Competitive Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to rights in respect of Competitive Loans or Swing Line Loans unless specifically stated in the Assignment and Assumption and this clause (ii) shall not be construed to prohibit assignment of a proportionate part of the assigning Lender’s or Competitive Lender’s rights and obligations in respect of one Facility or its Competitive Loans; and

     (iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, and the Eligible Assignee, if it shall not be a Lender Party, shall deliver to the Administrative Agent an Administrative Questionnaire.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to clause (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender or Competitive Lender, as applicable, under this Agreement, and the assigning Lender or Competitive Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s or Competitive Lender’s, as the case may be, rights and obligations under this Agreement, such Lender or such Competitive Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.1, 3.4, 3.5, and 9.4 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, each Borrower shall execute and deliver a Note to the assignee Lender or Competitive Lender. Any assignment or transfer by a Lender or Competitive Lender of rights or obligations under this Agreement that does not comply with this clause shall be treated for purposes of this Agreement as a sale by such Lender or Competitive Lender, as the case may be, of a participation in such rights and obligations in accordance with clause (d) of this Section.

     (c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lender Parties, and the Commitments of, and principal amounts of the Loans, L/C Obligations and Competitive Letter of Credit Obligations owing to, each Lender Party pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lender Parties may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender Party hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be

Five Year Competitive Advance and
Revolving Credit Facility Agreement

available for inspection by each of the Borrowers and the L/C Issuers at any reasonable time and from time to time upon reasonable prior notice. In addition, at any time that a request for a consent for a material or substantive change to the Loan Documents is pending, any Lender Party wishing to consult with other Lender Parties in connection therewith may request and receive from the Administrative Agent a copy of the Register.

     (d) Participations. Any Lender, Competitive Lender, or Competitive Letter of Credit Issuer may at any time, without the consent of, or notice to, any Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or ACS or any of ACS’ Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s, Competitive Lender’s, or Competitive Letter of Credit Issuer’s rights and/or obligations under this Agreement (including all or a portion of its Commitment, the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans), or Competitive Letter of Credit Obligations owing to it); provided that (i) such Lender’s, Competitive Lender’s, or Competitive Letter of Credit Issuer’s obligations under this Agreement shall remain unchanged, (ii) such Lender, Competitive Lender, or Competitive Letter of Credit Issuer shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, and the Lender Parties shall continue to deal solely and directly with such Lender, Competitive Lender, or Competitive Letter of Credit Issuer in connection with such Lender’s, Competitive Lender’s, or Competitive Letter of Credit Issuer’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender, Competitive Lender, or Competitive Letter of Credit Issuer sells such a participation shall provide that such Lender, Competitive Lender, or Competitive Letter of Credit Issuer shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender, Competitive Lender, or Competitive Letter of Credit Issuer shall not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 9.1 that affects such Participant and to the extent such Lender, Competitive Lender, or Competitive Letter of Credit Issuer has the right to approve any such amendment, waiver or other modification. Subject to clause (e) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.1, 3.4 and 3.5 to the same extent as if it were a Lender, Competitive Lender, or Competitive Letter of Credit Issuer, as the case may be, and had acquired its interest by assignment pursuant to clause (b) of this Section. To the fullest extent permitted by applicable Laws, each Participant also shall be entitled to the benefits of Section 9.8 as though it were a Lender, Competitive Lender, or Competitive Letter of Credit Issuer, as the case may be, provided such Participant agrees to be subject to Section 2.14 as though it were a Lender, Competitive Lender, or Competitive Letter of Credit Issuer, as the case may be.

     (e) Limitation upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.1 or 3.4 than the applicable Lender, Competitive Lender, or Competitive Letter of Credit Issuer, as the case may be, would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with ACS’ prior written consent. A Participant that would be a Foreign Lender if it were a Lender, Competitive Lender, or Competitive Letter of Credit Issuer shall not be entitled to the benefits of Section 3.1 unless ACS is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 3.1(e) as though it were a Lender or Competitive Lender, as the case may be.

Five Year Competitive Advance and
Revolving Credit Facility Agreement

     (f) Certain Pledges. Any Lender or Competitive Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note(s), if any) to secure obligations of such Lender Party, as the case may be, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender or Competitive Lender, as the case may be from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender Party, as the case may be, as a party hereto.

     (g) Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

     (h) Resignation as an L/C Issuer or a Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time JPMorgan, Wells Fargo, or any other Lender that is an L/C Issuer assigns all of its Commitment and Loans pursuant to clause (b) above, such L/C Issuer may, (i) upon 30 days’ notice to Borrowers and the Lenders, resign as an L/C Issuer and/or (ii) upon 30 days’ notice to Borrowers, resign as a Swing Line Lender. In the event of any such resignation as L/C Issuer or Swing Line Lender, ACS shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by ACS to appoint any such successor shall affect the resignation of the resigning Person as L/C Issuer or Swing Line Lender, as the case may be. If JPMorgan, Wells Fargo, or any other Lender that is an L/C Issuer resigns as an L/C Issuer, it shall retain all the rights and obligations of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Primary Currency Lenders or Multi-Currency Lenders, as the case may be, to make Base Rate Committed Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.4). If JPMorgan or Wells Fargo resigns as a Swing Line Lender, it shall retain all the rights of a Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Primary Currency Lenders to make Base Rate Committed Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.5(c).

9.7 Confidentiality. Each of the Administrative Agent and the Lender Parties agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Related Parties’ directors, officers, employees, and agents, including accountants, legal counsel, and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) in connection with the exercise of any rights or remedies hereunder or any suit, action, or proceeding relating to this Agreement or the enforcement of rights hereunder or any suit, action, or proceeding relating to this Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations

Five Year Competitive Advance and
Revolving Credit Facility Agreement

under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty’s or prospective counterparty’s professional advisor) to any financial hedge or credit derivative transaction relating to obligations of the Borrowers or to any securitization of the Obligations; (g) with the consent of the Borrowers; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to Administrative Agent or any Lender on a non-confidential basis from a source other than any Borrower. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Administrative Agent and the Lender Parties in connection with the administration and management of this Agreement, the other Loan Documents, the Aggregate Commitments, and the Total Outstandings. For the purposes of this Section, “Information” means all information received from any Company relating to any Company or its business, properties, assets, prospects, financial condition, or operations, other than any such information that is publicly available to the Administrative Agent or any Lender Party prior to disclosure by any Borrower. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

9.8 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender Party, and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender Party, or any such Affiliate to or for the credit or the account of any Borrower against any and all of the obligations of such Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender Party, irrespective of whether or not such Lender Party shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Borrower may be contingent or unmatured or are owed to a branch or office of such Lender Party different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender Party and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender Party or their respective Affiliates may have. Each Lender Party agrees to notify ACS and any applicable Borrowing Subsidiary and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

9.9 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender Party shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to ACS (for its account and the account of the other Borrowers). In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender Party exceeds the Maximum Rate, such Person may, to the fullest extent permitted by applicable Laws, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

9.10 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan

Five Year Competitive Advance and
Revolving Credit Facility Agreement

Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

9.11 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender Party, regardless of any investigation made by the Administrative Agent or any Lender Party or on their behalf and notwithstanding that the Administrative Agent or any Lender Party may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

9.12 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9.13 Governing Law; Jurisdiction; Etc.

     (a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK

     (b) SUBMISSION TO JURISDICTION. EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

Five Year Competitive Advance and
Revolving Credit Facility Agreement

     (c) WAIVER OF VENUE. EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN CLAUSE (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

     (d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 9.2. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

9.14 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

9.15 USA PATRIOT Act Notice. Each Lender Party that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender Party) hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001) ) (the “Act”), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of each Borrower and other information that will allow such Lender Party or the Administrative Agent, as applicable, to identify such Borrower in accordance with the Act.

9.16 Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Borrower in respect of any such sum due from it to the Administrative Agent or the Lender Parties hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from any Borrower in the Agreement Currency, such

Five Year Competitive Advance and
Revolving Credit Facility Agreement

Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to such Borrower (or to any other Person who may be entitled thereto under applicable law).

9.17 Resignation of L/C Issuers. Any L/C Issuer may resign as an L/C Issuer upon giving 30 days prior written notice to Borrowers; provided that (i) such Lender Party shall continue to be an L/C Issuer for purposes of this Agreement for all Letters of Credit issued by such L/C Issuer at the time of such resignation until such time as such Letters of Credit expire or are replaced and (ii) notwithstanding the foregoing, each of JPMorgan and Wells Fargo agrees that it shall not resign as an L/C Issuer so long as no Default has occurred and is continuing and as long as such entity is an Lender under this agreement; provided that, notwithstanding this clause (ii), each L/C Issuer shall have the right to resign pursuant to Section 9.6(h).

9.18 Entire Agreement. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

Five Year Competitive Advance and
Revolving Credit Facility Agreement

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

AFFILIATED COMPUTER SERVICES, INC.

By:	/s/ NANCY P. VINEYARD

Name:	Nancy P. Vineyard
Title:	SVP & Treasurer

JPMORGAN CHASE BANK, as the Administrative Agent

By:	/s/ MAE REEVES

Name:	Mae Reeves
Title:	Vice President

JPMORGAN CHASE BANK, as a Primary Currency Lender, a Multi-Currency Lender, an L/C Issuer and a Swing Line Lender

By:	/s/ MAE REEVES

Name:	Mae Reeves
Title:	Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Primary Currency Lender, a Multi-Currency Lender, an L/C Issuer and a Swing Line Lender

By:	/s/ ZACHARY JOHNSON

Name:	Zachary Johnson
Title:	Vice President

Five Year Competitive Advance and
Revolving Credit Facility Agreement

THE BANK OF TOKYO-MITSUBISHI, LTD., as a Primary Currency Lender and a Multi-Currency Lender

By:	/s/ DOUGLAS M. BARNELL

Name:	Douglas M. Barnell
Title:	Group Head

BNP PARIBAS, as a Primary Currency Lender and Multi-Currency Lender

By:	/s/ RAFAEL C. LUMANLAN

Name:	Rafael C. Lumanlan
Title:	Director

By:	/s/ STUART DARBY

Name:	Stuart Darby
Title:	Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION, as a Primary Currency Lender and a Multi-Currency Lender

By:	/s/ STEVEN L. HIPSMAN

Name:	Steven L. Hipsman
Title:	Director

BANK OF AMERICA, N.A., as a Primary Currency Lender and a Multi-Currency Lender

By:	/s/ STEVEN A. MACKENZIE

Name:	Steven A. Mackenzie
Title:	Senior Vice President

Five Year Competitive Advance and
Revolving Credit Facility Agreement

SUNTRUST BANK, as a Primary Currency Lender and a Multi-Currency Lender

By:	/s/ DANIEL S. KOMITOR

Name:	Daniel S. Komitor
Title:	Director

KEYBANK MATIONAL ASSOCIATION, as a Primary Currency Lender and a Multi-Currency Lender

By:	/s/ VIJAYA KULKARNI

Name:	Vijaya Kulkarni
Title:	AVP

CITIBANK, N.A., as a Primary Currency Lender and a Multi-Currency Lender

By:	/s/ JAMES M. WALSH

Name:	James M. Walsh
Title:	Managing Director

US BANK, NATIONAL ASSOCIATION, as a Primary Currency Lender and a Multi-Currency Lender

By:	/s/ JOHN HOLLAND

Name:	John Holland
Title:	Senior Vice President

MIZUHO CORPORATE BANK (USA), as a Primary Currency Lender

By:	/s/ BERTRAM H. TANG

Name:	Bertram H. Tang
Title:	Senior Vice President & Team Leader

Five Year Competitive Advance and
Revolving Credit Facility Agreement

COMERICA BANK, as a Primary Currency Lender and a Multi-Currency Lender

By:	/s/ JEFF P. GEISBAUER

Name:	Jeff P. Geisbauer
Title:	Corporate Banking Officer

FIFTH THIRD BANK, as a Primary Currency Lender and a Multi-Currency Lender

By:	/s/ CHRISTOPHER C. MOTLEY

Name:	Christopher C. Motley
Title:	Assistant Vice President

BANK OF CHINA, as a Primary Currency Lender

By:	/s/ RICHARD BRADSPIES

Name:	Richard Bradspies
Title:	Deputy General Manager

THE BANK OF NEW YORK, as a Primary Currency Lender

By:	/s/ DAVID T. SUNDERWIRTH

Name:	David T. Sunderwirth
Title:	Vice President

THE NORINCHUKIN BANK, NEW YORK BRANCH, as a Primary Currency Lender and a Multi-Currency Lender

By:	/s/ TOSHIFUMI TSUKITANI

Name:	Toshifumi Tsukitani
Title:	General Manager

Five Year Competitive Advance and
Revolving Credit Facility Agreement

KBC BANK N.V., as a Primary Currency Lender

By:	/s/ MICHAEL CURRAN

Name:	Michael Curran
Title:	First Vice President

By:	/s/ JOSE POLICARPIO, JR.

Name:	Jose Policarpio, Jr.
Title:	Assistant Vice President

MALAYAN BANKING BERHAD, as a Primary Currency Lender

By:	/s/ WAN FEDZMI OTHMAN

Name:	Wan Fedzmi Othman
Title:	General Manager

FIRST COMMERCIAL BANK, NEW YORK AGENCY, as a Primary Currency Lender

By:	/s/ BRUCE M.J. JU

Name:	Bruce M.J. Ju
Title:	General Manager & Vice President

CHANG HWA COMMERCIAL BANK, LTD., NEW YORK BRANCH, as a Primary Currency Lender

By:	/s/ MING-HSIEN LIN

Name:	Ming-Hsien Lin
Title:	SVP & General Manager

Five Year Competitive Advance and
Revolving Credit Facility Agreement

BANK OF COMMUNICATIONS, NEW YORK BRANCH, as a Primary Currency Lender

By:	/s/ HONG TU

Name:	Hong Tu
Title:	General Manager

Five Year Competitive Advance and
Revolving Credit Facility Agreement